     As filed with the Securities and Exchange Commission on April 9, 2002
                                                  Registration No. 333-82856
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                     TO THE
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          NEW ENGLAND BANCSHARES, INC.
Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing
                                 Plan and Trust
                 (Name of Small Business Issuer in its Charter)

       United States                                 6035                                   Applied For
  (State or Jurisdiction of             (Primary Standard Industrial            (IRS Employer Identification No.)
Incorporation or Organization)           Classification Code Number)

     660 Enfield Street                              660 Enfield Street
  Enfield, Connecticut 06082                      Enfield, Connecticut 06082
       (860) 253-5300                                  (860) 253-5300
(Address and Telephone Number                  (Address of Principal Place of
of Principal Executive Offices)               Business or Intended Principal
                                                    Place of Business)

           David J. O'Connor                             Copies to:
 President and Chief Executive Officer           Lawrence M.F. Spaccasi, Esq.
      New England Bancshares, Inc.                   Kent M. Krudys, Esq.
           660 Enfield Street                    Muldoon Murphy & Faucette LLP
       Enfield, Connecticut 06082                 5101 Wisconsin Avenue, N.W.
             (860) 253-5300                         Washington, D.C. 20016
      (Name, Address and Telephone                      (202) 362-0840
       Number of Agent for Service)

     Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] ________________



                                     CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                    Proposed Maximum     Proposed Maximum
    Title of each Class of          Amount to        Offering Price     Aggregate Offering       Amount of
  Securities to be Registered     be Registered         Per Unit             Price (1)        Registration Fee
===============================================================================================================
         Common Stock
        $0.01 par Value          922,444 Shares          $10.00             $9,224,440              (2)
---------------------------------------------------------------------------------------------------------------
    Participation Interests            (3)                --                 $206,480               (4)
===============================================================================================================



(1)  Estimated solely for the purpose of calculating the registration fee.

(2) $2,200 was previously paid upon the initial filing of the Form SB-2 on February 15, 2002.
(3) The securities of New England Bancshares, Inc. to be purchased by the Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust are included in the amount shown for Common Stock.
(4) No separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such plan.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Prospectus Supplement

                                  Interests in

                  Enfield Federal Savings and Loan Association
               Employees' Savings & Profit Sharing Plan and Trust
                                       and
                          Offering of 20,648 Shares of
                          New England Bancshares, Inc.
                          Common Stock ($.01 Par Value)

     This prospectus supplement relates to the offer and sale to participants in the Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust of participation interests and shares of common stock of New England Bancshares, Inc.

     The Board of Directors of Enfield Federal has adopted a plan that will convert the structure of Enfield Federal from a mutual savings institution to a mutual holding company. As part of the reorganization, New England Bancshares, Inc. has been established to offer its common stock to the public under certain purchase priorities in the plan of reorganization. Savings Plan participants are now permitted to direct the trustee of the Savings Plan to use their current account balances to subscribe for and purchase shares of New England Bancshares, Inc. common stock through the New England Bancshares, Inc. Stock Fund. Based upon the value of the Savings Plan assets as of December 31, 2001, the trustee of the Savings Plan could purchase up to 20,648 shares of New England Bancshares, Inc. common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in New England Bancshares, Inc. common stock.

     The prospectus dated             , 2002 of New England Bancshares, Inc.,
                          ------------
which we have attached to this prospectus supplement, includes detailed information regarding the reorganization of Enfield Federal, New England Bancshares, Inc. common stock and the financial condition, results of operations and business of Enfield Federal. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     Please refer to "Risk Factors" beginning on page 9 of the prospectus.


      Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

 These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by New England Bancshares, Inc. of interests or shares of common stock under the Savings Plan to employees of Enfield Federal. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. New England Bancshares, Inc., Enfield Federal and the Savings Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Enfield Federal or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

         The date of this Prospectus Supplement is              , 2002.
                                                  --------------

                                TABLE OF CONTENTS

THE OFFERING......................................................................................................1
         Securities Offered.......................................................................................1
         Election to Purchase New England Bancshares, Inc. Common Stock in the
            Reorganization of Enfield Federal.....................................................................1
         Value of Participation Interests.........................................................................1
         Method of Directing Transfer.............................................................................2
         Time for Directing Transfer..............................................................................2
         Irrevocability of Transfer Direction.....................................................................2
         Purchase Price of New England Bancshares, Inc. Common Stock..............................................2
         Nature of a Participant's Interest in New England Bancshares, Inc. Common Stock..........................2
         Voting and Tender Rights of New England Bancshares, Inc. Common Stock....................................2

DESCRIPTION OF THE SAVINGS PLAN...................................................................................3
         Introduction.............................................................................................3
         Eligibility and Participation............................................................................3
         Contributions Under the Savings Plan.....................................................................3
         Limitations on Contributions.............................................................................4
         Investment of Contributions .............................................................................5
         Benefits Under the Savings Plan..........................................................................7
         Withdrawals and Distributions From the Savings Plan......................................................7
         Administration of the Savings Plan.......................................................................8
         Reports to Savings Plan Participants.....................................................................8
         Plan Administrator.......................................................................................8
         Amendment and Termination................................................................................8
         Merger, Consolidation or Transfer........................................................................9
         Federal Income Tax Consequences..........................................................................9
         Restrictions on Resale..................................................................................10
         SEC Reporting and Short-Swing Profit Liability..........................................................11

LEGAL OPINION....................................................................................................11

CHANGE OF INVESTMENT ALLOCATION FORM

                                       (i)

                                  THE OFFERING

Securities Offered

     The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 20,648 shares of New England Bancshares, Inc. common stock for the New England Bancshares, Inc. Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the reorganization of Enfield Federal. Your investment in the New England Bancshares, Inc. Stock Fund in connection with the reorganization of Enfield Federal is also governed by the purchase priorities contained in the plan of reorganization of Enfield Federal.

     This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the conversion of Enfield Federal and the financial condition, results of operations and business of Enfield Federal. The address of the principal executive office of Enfield Federal is 660 Enfield Street, Enfield, Connecticut 06082-2900. The telephone number of Enfield Federal is 860-253-5200.


Election to Purchase New England Bancshares, Inc. Common Stock in the Reorganization of Enfield Federal

     In connection with the reorganization of Enfield Federal, the Savings Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Savings Plan to the New England Bancshares, Inc. Stock Fund. The trustee of the Savings Plan will subscribe for New England Bancshares, Inc. common stock offered for sale in connection with the reorganization of Enfield Federal in accordance with each participant's direction. If there is not enough common stock in the reorganization to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the reorganization to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price.

     All plan participants are eligible to direct a transfer of funds to the New England Bancshares, Inc. Stock Fund. However, such directions are subject to the purchase priorities in the plan of reorganization of Enfield Federal. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the reorganization of Enfield Federal. An eligible account holder is a depositor whose savings account(s) totaled $50.00 or more on October 31, 2000. A supplemental eligible account holder is a
depositor whose savings account(s) totaled $50.00 or more on               ,
                                                             --------------
200  . No eligible account holders or supplemental eligible account holders may
   --
purchase in the offering more than $50,000 of New England Bancshares, Inc. common stock. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Savings Plan account to pay for the shares of New England Bancshares, Inc. common stock which you are eligible to purchase.


Value of Participation Interests

     As of December 31, 2001, the market value of the assets of the Savings Plan equaled approximately $206,480. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan as of December 31, 2001. The value of Savings Plan assets represents past contributions to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Method of Directing Transfer

     The last two pages of this prospectus supplement contain a form for you to direct a transfer to the New England Bancshares, Inc. Stock Fund (the "Change of Investment Allocation Form"). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the New England Bancshares, Inc. Stock Fund, you should complete the Change of Investment Allocation Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the New England Bancshares, Inc. Stock Fund during the initial public offering is $250.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the New England Bancshares, Inc. Stock Fund in connection with the reorganization of
Enfield Federal is            , 2002. You should return the Change of Investment
                   -----------
Allocation Form to Cynthia Gray by 4:00 p.m. on             , 2002.
                                                ------------


Irrevocability of Transfer Direction

     Your direction to transfer amounts credited to your account in the Savings Plan to the New England Bancshares, Inc. Stock Fund cannot be changed.

Purchase Price of New England Bancshares, Inc. Common Stock

     The trustee will use the funds transferred to the New England Bancshares, Inc. Stock Fund to purchase shares of New England Bancshares, Inc. common stock in the reorganization of Enfield Federal. The trustee will pay the same price for shares of New England Bancshares, Inc. common stock as all other persons who purchase shares of New England Bancshares, Inc. common stock in the reorganization of Enfield Federal. If there is not enough common stock in the reorganization to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the reorganization to fulfill your initial request. Such purchases may be at prices higher or lower than the initial public offering price.

Nature of a Participant's Interest in New England Bancshares, Inc. Common Stock

     The trustee will hold New England Bancshares, Inc. common stock in the name of the Savings Plan. The trustee will allocate shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, earnings with respect to your account should not be affected by the investment designations of other participants in the Savings Plan.

Voting and Tender Rights of New England Bancshares, Inc. Common Stock

     The trustee generally will exercise voting and tender rights attributable to all New England Bancshares, Inc. common stock held by the New England Bancshares, Inc. Stock Fund as directed by participants with interests in the New England Bancshares, Inc. Stock Fund. With respect to each matter as to which holders of New England Bancshares, Inc. common stock have a right to vote, you will be given voting instruction rights reflecting your proportionate interest in the New England Bancshares, Inc. Stock Fund. The number of shares of New England Bancshares, Inc. common stock held in the New England Bancshares, Inc. Stock Fund that are voted for and against on each matter will be proportionate to the number of voting instruction rights exercised in such manner. If there is a tender offer for New England Bancshares, Inc. common stock, the Savings Plan provides that each participant will be allotted a number of tender instruction rights reflecting such participant's proportionate interest in the New England Bancshares, Inc. Stock Fund. The percentage of shares of New England Bancshares, Inc.

common stock held in the New England Bancshares, Inc. Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of the tender offer. The remaining shares of New England Bancshares, Inc. common stock held in the New England Bancshares, Inc. Stock Fund will not be tendered. The Savings Plan makes provisions for participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                         DESCRIPTION OF THE SAVINGS PLAN

I.   Introduction

     Effective February 1, 2002, Enfield Federal amended its existing 401(k) Plan in its entirety into the Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust. Enfield Federal intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or "ERISA." Enfield Federal may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Enfield Federal may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan governed by ERISA, federal law provides you with various rights and protections as a plan participant. Although the Savings Plan is governed by many of the provisions of ERISA, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

     Reference to Full Text of Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the Savings Plan. Enfield Federal qualifies this overview in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document by sending a request to Cynthia Gray at Enfield Federal. You should carefully read the full text of the Savings Plan document to understand your rights and obligations under the plan.

II.  Eligibility and Participation

     Any employee of Enfield Federal may participate in the Savings Plan as of the first of the calendar month coinciding with or next following the date an employee completes 500 Hours of Service within a consecutive six month period with Enfield Federal.

     As of December 31, 2001, 33 of the 39 eligible employees of Enfield Federal elected to participate in the Savings Plan.

III. Contributions Under the Savings Plan

     Savings Plan Participant Contributions. The Savings Plan permits each participant to annually defer receipt of up to 50% of base salary that Enfield Federal would otherwise currently pay. However, by law, the Savings Plan may not consider more than $200,000 of compensation for purposes of determining deferrals for 2002. Participants in the Savings Plan may modify the amount contributed to the plan, effective on the first day of each calendar month.

     Enfield Federal Contributions. Enfield Federal has discretion under the Savings Plan about whether or not to make matching contributions. Enfield Federal currently makes matching contributions to the Savings Plan equal to 50% of a Participant's contributions up to 6% of a participant's compensation for purposes of the Savings Plan.

IV.  Limitations on Contributions

     Limitation on Employee Salary Deferral. Although the Savings Plan permits you to defer up to 50% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $11,000 for 2002. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limitation, or excess deferrals, will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, a participant will have to pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the excess deferral and any related income allocable is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to a participant during any year may not exceed the lesser of 100% of the participant's compensation for that year, or $40,000.

     Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

     In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or preceding year, or (2) had compensation for the preceding year in excess of $90,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 2002, but may be adjusted annually to reflect increases in the cost of living.

     Top-Heavy Plan Requirements. If for any calendar year the Savings Plan is a Top-Heavy Plan, then Enfield Federal may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In addition, certain additional restrictions would apply with respect to the combination of contributions to the Savings Plan and projected annual benefits under any defined benefit plan maintained by Enfield Federal.

     In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are Key Employees exceeds 60% of the aggregate balance of the accounts of all participants. Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is:

     (1) an officer of Enfield Federal having annual compensation in excess of $130,000 who is in an administrative or policy-making capacity,

     (2) one of the ten employees having annual compensation in excess of $40,000 and owning, directly or indirectly, the largest interests in Enfield Federal,

     (3) a person who owns, directly or indirectly, more than 5% of the stock of New England Bancshares, Inc., or stock possessing more than 5% of the total combined voting power of all stock of New England Bancshares, Inc., or

     (4) a person who owns directly or indirectly combined voting power of all stock and more than 1% of the total stock of New England Bancshares, Inc. and has annual compensation in excess of $150,000.

     The foregoing dollar amounts are for 2002.

V.   Investment of Contributions

     All amounts credited to participants' accounts under the Savings Plan are held in trust. A trustee appointed by the board of directors of Enfield Federal administers the trust.

     The Savings Plan offers the following investment choices:

     S&P 500 Stock Fund. This stock fund invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

     Stable Value Fund. This fund invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. These contracts pay a steady rate of interest over a certain period of time, usually between three and five years. Its objective is short to intermediate-term: to achieve a stable return over short to intermediate periods of time while preserving the value of your investment.

     S&P MidCap Stock Fund. This stock fund invests in the stocks of mid-sized U.S. companies, which are expected to grow faster than larger, more established companies. Its objective is long-term: to earn higher returns which reflect the growth potential of mid-sized companies.

     Money Market Fund. This fund invests in a broad range of high-quality, short-term instruments issued by banks, corporations and the U.S. Government and its agencies. These instruments include certificates of deposit and U.S. Treasury bills. Its objective is short-term: to achieve competitive, short-term rates of return while preserving the value of your principal.

     Government Bond Fund. This bond fund invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

     International Stock Fund. This fund invests in over 1,000 foreign stocks in 20 countries, based in Europe, Australia, and the Far East. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

     Income Plus Asset Allocation Fund. This fund diversifies among a broad range of stable value securities to reduce short-term risk and among a broad range of large U.S. and international companies to capture growth potential. The fund is structured to take advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to preserve the value of your investment over short periods of time and to offer some potential for growth.

     Growth and Income Asset Allocation Fund. This fund diversifies among U.S. and international stocks, U.S. bonds, and stable value investments to pursue long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

     Growth Asset Allocation Fund. This fund diversifies among a broad range of domestic and international stocks and takes advantage of market opportunities with a large flexible component. Its objective is long-term: to pursue high growth of your investment over time.

     Russell 2000 Stock Fund. This fund seeks to emulate the performance of the Russell 2000 Index. The Russell 2000 Index is a subset of the Russell 3000 Index. The Russell 3000 Index is based on ranking of all U.S. publically traded companies by market capitalization size. The Russell 2000 represents those 2000 companies ranked by size below the top 1000 companies. It is broadly diversified in terms of industries and economic sectors. This fund is intended for long-term investors seeking the potential high returns from investing in smaller U.S. companies.

     S&P 500/Growth Stock Fund. This fund seeks to track the S&P/BARRA Growth Index by investing in many or all of the same stocks that make up the S&P/BARRA Growth Index. The fund maintains a low turnover of securities which results in low trading costs for investors. This fund is intended for long-term investors seeking a diversified portfolio of large-capitalization value stocks.

     S&P 500/Value Stock Fund. This fund invests in most, or all of the stocks held in the S&P/BARRA Value Index. The index represents approximately 50% of the market capitalization of the S&P 500 Stock Index. This fund is intended for long-term investors seeking a diversified portfolio of large-capitalization value stocks.

     The Savings Plan now provides the New England Bancshares, Inc. Stock Fund as an additional choice to these investment alternatives. The New England Bancshares, Inc. Stock Fund invests primarily in the common stock of New England Bancshares, Inc. Participants in the Savings Plan may direct the trustee to invest all or a portion of their Savings Plan account balance in the New England Bancshares, Inc. Stock Fund.

     The annual percentage return on the funds (net of fees) listed above for the prior three years was:

                                                        2001     2000     1999
                                                        -----    -----    -----

S&P 500 Stock Fund .................................    -12.3%    -9.6%    20.4%
Stable Value Fund ..................................      5.7      5.8      5.7
S&P MidCap Stock Fund ..............................     -0.9     16.8     14.3
Money Market Fund ..................................      4.0      6.2      4.9
Government Bond Fund ...............................      3.2     21.0    -10.6
International Stock Fund ...........................    -22.0    -14.7     26.0
Income Plus Asset Allocation Fund ..................      1.7      2.2      7.4
Growth and Income Asset Allocation Fund ............     -5.2     -3.9     14.8
Growth Asset Allocation Fund .......................    -14.0    -11.3     22.7
Russell 2000 Stock Fund ............................      2.0      1.9      N/A
S&P 500/Growth Stock Fund ..........................    -13.3    -19.0      N/A
S&P 500/Value Stock Fund ...........................    -12.2     11.2      N/A

     The New England Bancshares, Inc. Stock Fund consists of investments in the common stock of New England Bancshares, Inc. made on the effective date of the reorganization of Enfield Federal. After the reorganization of Enfield Federal, the trustee of the Savings Plan will, to the extent practicable, use all amounts held by it in the New England Bancshares, Inc. Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of New England Bancshares, Inc.

     As of the date of this prospectus supplement, none of the shares of New England Bancshares, Inc. common stock have been issued or are outstanding and there is no established market for the New England Bancshares, Inc. common stock. Accordingly, there is no record of the historical performance of the New England Bancshares, Inc. Stock Fund. Performance of the New England Bancshares, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of New England Bancshares, Inc. and Enfield Federal and market conditions for New England Bancshares, Inc. common stock generally.

VI.  Benefits Under the Savings Plan

     Vesting. You are always 100% vested in your elective deferrals and matching contributions under the Savings Plan.

VII. Withdrawals and Distributions From the Savings Plan

     Withdrawals Before Termination of Employment. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of hardship distributions. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

     Distribution Upon Retirement or Disability. Upon retirement or disability, you may receive a partial lump sum payment, a full lump sum payment, or installment payments from the Savings Plan equal to the value of your account.

     Distribution Upon Death. If you die before your benefits are paid from the Savings Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the Savings Plan.

     Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances do not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the Savings Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan will be void.

     Applicable federal tax law requires the Savings Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Enfield Federal. Federal law may also impose an excise tax on withdrawals made from the Savings Plan before you attain 59 1/2 years of age regardless of whether the withdrawal occurs during your employment with Enfield Federal or after termination of employment.

Administration of the Savings Plan

     The trustee with respect to the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA.

     Trustees. The board of directors of Enfield Federal appoints the trustee to serve at its pleasure. The board of directors has appointed Bank of New York as trustee of the New England Bancshares, Inc. Stock Fund.

     The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Reports to Savings Plan Participants

     The plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Plan Administrator

     The current plan administrator of the Savings Plan is Enfield Federal. The plan administrator is responsible for the administration of the Savings Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under the Employee Retirement Income Security Act of 1974, as amended.

Amendment and Termination

     Enfield Federal intends to continue the Savings Plan indefinitely. Nevertheless, Enfield Federal may terminate the Savings Plan at any time. If Enfield Federal terminates the Savings Plan in whole or in part, then regardless of other provisions in the plan, all affected participants will become fully vested in their accounts. Enfield Federal reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Enfield Federal may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code.

Merger, Consolidation or Transfer

     If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and if either the Savings Plan or the other plan is then terminated, the Savings Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer. The benefit would be equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer if the Savings Plan had then terminated.

Federal Income Tax Consequences

     The following is only a brief summary of the material federal income tax aspects of the Savings Plan. You should not rely on this survey as a complete or definitive description of the material federal income tax consequences relating to the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the Savings Plan and transactions involving the Savings Plan.

     As a "qualified retirement plan," the Code affords the Savings Plan special tax treatment, including:

     (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

     Enfield Federal will administer the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Enfield Federal receives an adverse determination letter regarding its tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an Individual Retirement Account or to another qualified retirement plan, and Enfield Federal may be denied certain deductions taken with respect to the Savings Plan.

     Lump Sum Distribution. A distribution from the Savings Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Enfield Federal. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by Enfield Federal which is included in the distribution.

     New England Bancshares, Inc. Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes New England Bancshares, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to New England Bancshares, Inc. common stock, that is, the excess of the value of New England Bancshares, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of New England Bancshares, Inc. common stock for purposes of computing gain or loss on its subsequent sale equals the value of New England Bancshares, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of New England Bancshares, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of how long the New England Bancshares, Inc. common stock, is held, or the "holding period". Any gain on a subsequent sale or other taxable disposition of New England Bancshares, Inc. common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of New England Bancshares, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of New England Bancshares, Inc. common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain, depending upon the length of the holding period of New England Bancshares, Inc. common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by the regulations to be issued by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Savings Plan to another qualified retirement plan or to an individual retirement account generally.

     We have provided you with a brief description of the material federal income tax aspects of the Savings Plan which are of general application under the Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Savings Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Savings Plan.

Restrictions on Resale

     Any person receiving a distribution of shares of common stock under the Savings Plan who is an "affiliate" of New England Bancshares, Inc. under Rules 144 and 405 under the Securities Act of 1933, as amended, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933, as amended. Directors, officers and substantial shareholders of New England Bancshares, Inc. are generally considered "affiliates." Any person who may be an "affiliate" of Enfield Federal may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of New England Bancshares, Inc. common stock acquired under the Savings Plan, or other sales of New England Bancshares, Inc. common stock.

     Persons who are not deemed to be "affiliates" of Enfield Federal at the time of resale will be free to resell any shares of New England Bancshares, Inc. common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of Enfield Federal is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Enfield Federal. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of Enfield Federal at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933, as amended, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of one percent of New England Bancshares, Inc. common stock then outstanding or the average weekly trading volume reported on the Over-the-Counter Electronic Bulletin Board during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when New England Bancshares, Inc. is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as New England Bancshares, Inc. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Enfield Federal's fiscal year. Participation in the New England Bancshares, Inc. Stock Fund of the Savings Plan by officers, directors and persons beneficially owning more than ten percent of the common stock of New England Bancshares, Inc. must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by New England Bancshares, Inc. of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

     The SEC has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or any person beneficially owning more than ten percent of the common stock.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the Savings Plan for six months following the distribution date.

                                  LEGAL OPINION

     The validity of the issuance of the common stock of New England Bancshares, Inc. will be passed upon by Muldoon Murphy & Faucette LLP, Washington, D.C. Muldoon Murphy & Faucette LLP acted as special counsel for Enfield Federal in connection with the reorganization of Enfield Federal.

Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust

CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.   Member Data

-----------------------------------------------------------------------------------
Print your full name above   (Last, first, middle initial)   Social Security Number


--------------------------------------------------------------------------------
Street Address                City               State             Zip

2.   Instructions

Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust (the "Savings Plan") is giving members a special opportunity to invest their Savings Plan account balances in a new investment fund - the New England Bancshares, Inc. Stock Fund - which is comprised primarily of common stock ("Common Stock") issued by New England Bancshares, Inc. (the "Company") in connection with the reorganization of Enfield Federal Savings and Loan Association into a mutual holding company. The percentage of a member's account transferred at the direction of the member into the New England Bancshares, Inc. Stock Fund will be used to purchase shares of Common Stock during the Offering. Please review the Prospectus (the "Prospectus") and the Prospectus Supplement (the "Supplement") before making any decision.

If there is not enough Common Stock in the reorganization to fill all subscriptions, the Common Stock will be apportioned and the trustee for the Plan may not be able to purchase all of the Common Stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the reorganization to fulfill your initial request. Such purchases may be at prices higher than the initial offering price.

Investing in Common Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The Plan trustee and the Plan administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement. For a discussion of certain factors that should be considered by each member as to an investment in the Common Stock, see "Risk Factors" beginning on page 9 of the Prospectus. Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Common Stock, as discussed in the Prospectus and Supplement.

3.   Investment Directions (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the New England Bancshares, Inc. Stock Fund, you should complete and file this form with Cynthia Gray at Enfield Federal Savings and Loan Association, no later
than            , 2002 at 4:00 p.m. If you need any assistance in completing
    ------------
this form, please contact Cynthia Gray. If you do not complete and return this
form to               by 4:00 p.m., the funds credited to accounts under the
        -------------
Plan will continue to be invested in accordance with your prior


                                       (i)
investment direction, or in accordance with the terms of the Savings Plan if no investment direction had been provided.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the New England Bancshares, Inc. Stock Fund as follows:

Fund                                          Percentage to be transferred
----                                          ----------------------------

S&P 500 Stock Fund                                        %
                                                     -----
Stable Value Fund                                         %
                                                     -----
S&P MidCap Stock Fund                                     %
                                                     -----
Money Market Fund                                         %
                                                     -----
Government Bond Fund                                      %
                                                     -----
International Stock Fund                                  %
                                                     -----
Income Plus Asset Allocation Fund                         %
                                                     -----
Growth and Income Asset Allocation Fund                   %
                                                     -----
Growth Asset Allocation Fund                              %
                                                     -----
S&P 500/Value Stock Fund                                  %
                                                     -----
S&P 500/Growth Stock Fund                                 %
                                                     -----
Russell 2000 Stock Fund                                   %
                                                     -----

Note: The total amount transferred may not exceed the total value of your accounts.

4.   Investment Directions (Applicable to Future Contributions Only)

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Enfield Federal Savings and Loan Association, including those contributions and/or repayments received by Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following whole percentages. If I elect to invest in New England Bancshares, Inc. Common Stock, such future contributions or loan repayments, if any, will be invested in the New England Bancshares, Inc. Stock Fund the month following the conclusion of the Offering.

Fund                                                Percentage
----                                                ----------

S&P 500 Stock Fund                                        %
                                                      ----
Stable Value Fund                                         %
                                                      ----
S&P MidCap Stock Fund                                     %
                                                      ----
Money Market Fund                                         %
                                                      ----
Government Bond Fund                                      %
                                                      ----
International Stock Fund                                  %
                                                      ----
Income Plus Asset Allocation Fund                         %
                                                      ----
Growth and Income Asset Allocation Fund                   %
                                                      ----
Growth Asset Allocation Fund                              %
                                                      ----
S&P 500/Value Stock Fund                                  %
                                                      ----
S&P 500/Growth Stock Fund                                 %
                                                      ----
Russell 2000 Stock Fund                                   %
                                                      ----
New England Bancshares, Inc. Stock Fund                   %
                                                      ----
   Total (Important!)                                  100%

                                      (ii)

Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund,
       Growth Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form.

       The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.   Participant Signature and Acknowledgment - Required

By signing this Change Of Investment Allocation Form, I authorize and direct the Plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Common Stock. I am aware of the risks involved in the investment in Common Stock, and understand that the trustee and Plan administrator are not responsible for my choice of investment.

MEMBER'S SIGNATURE


---------------------------------------------                -------------------
Signature of Member                                                 Date

Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.


----------------------------------------------               -------------------
Signature of Enfield Federal Savings and Loan Association           Date
Authorized Representative

Minimum Stock Purchase is $250
Maximum Stock Purchase is $50,000


                  Please Complete and Return to Cynthia Gray at
          Enfield Federal Savings and Loan Association by 4:00 p.m. on
             , 2002.
     --------


                                      (iii)

[To be used in connection with Syndicated Community Offering only]

PROSPECTUS SUPPLEMENT FOR SYNDICATED COMMUNITY OFFERING

[LOGO]                                              NEW ENGLAND BANCSHARES, INC.
     (Proposed Holding Company for Enfield Federal Savings and Loan Association)
                                                              660 Enfield Street
                                                      Enfield, Connecticut 06082
                                                                  (860) 253-5200
================================================================================

         Enfield Federal Savings and Loan Association is reorganizing from the mutual to mutual holding company form of organization. After the reorganization, New England Bancshares, Inc. will own all of Enfield Federal's stock. Approximately 55% of New England Bancshares common stock will be owned by Enfield Mutual Holding Company and approximately 45% of New England Bancshares' common stock will be sold to the public in a minority offering. New England Bancshares has already received subscriptions for _________ shares. Up to ________ shares will be sold in the reorganization. The reorganization will not be completed and no common stock will be sold unless additional subscriptions are received for at least the minimum number of shares in the offering. New England Bancshares will hold all funds of subscribers in an interest-bearing savings account at Enfield Federal until the reorganization is completed or terminated. Funds will be returned promptly with interest if the reorganization is terminated.

         Trident Securities, A Division of McDonald Investments, Inc. will use its best efforts to assist New England Bancshares in selling at least the minimum number of shares but does not guarantee that this number will be sold. Neither Trident Securities nor any selected broker-dealer is obligated to purchase any shares of common stock in the syndicated community offering. Trident Securities intends to make a market in the common stock.
================================================================================

                             PRICE PER SHARE: $10.00
       EXPECTED TRADING MARKET: Over-the-Counter Electronic Bulletin Board

         This offering will expire no later than 12:00 noon, Connecticut time, on ____________, 2002, unless extended.


                                                         Minimum       Maximum
                                                       ----------    ----------
Number of shares:                                         592,875       802,125
Gross offering proceeds                                $5,928,750    $8,021,250
Estimated offering expenses                            $  462,000    $  462,000
Estimated net offering proceeds                        $5,417,000    $7,509,000
Estimated net cash proceeds to New England Bancshares  $  609,000    $  860,000
Estimated net proceeds per share                       $     9.14    $     9.36


Please refer to "Risk Factors" beginning on page 9 of the attached Prospectus dated ________ __, 2002.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Anyone who tells you otherwise is committing a crime.

          Trident Securities, A Division of McDonald Investments, Inc.

         The date of this Prospectus Supplement is _______________, 2002

                        THE SYNDICATED COMMUNITY OFFERING

         New England Bancshares is offering for sale between ________ and _______ shares of common stock at a price of $10.00 per share in a syndicated community offering. These shares are to be sold in connection with the reorganization of Enfield Federal from the mutual to the mutual holding company form of organization and the issuance of Enfield Federal's outstanding capital stock to New England Bancshares. The remaining __________ shares of common stock to be sold in connection with the reorganization have been subscribed for in subscription and community offerings. The prospectus in the form used in the subscription and direct community offerings is attached to this prospectus supplement. The purchase price for all shares sold in the syndicated community offering will be the same as the price paid by subscribers in the subscription and community offerings.

         Funds sent with purchase orders will earn interest at Enfield Federal's passbook rate from the date Enfield Federal receives them until the completion or termination of the reorganization. If the syndicated community offering is not completed by _________________, 2002, and the Office of Thrift Supervision allows more time to complete the reorganization, Enfield Federal will contact everyone who subscribed for shares to see if they still want to purchase stock, and subscribers will be able to confirm, modify or cancel their subscriptions. A failure to respond will be treated as a cancellation of the purchase order. If payment for the stock was made by check or money order, subscription funds will be returned with accrued interest. If payment was authorized by withdrawal of funds on deposit at Enfield Federal, that authorization would terminate. The reorganization must be completed by _______________, 2004.

         The minimum number of shares that may be purchased is 25 shares. Except for the Enfield Federal employee stock ownership plan, which intends to purchase up to 8% of the total number of shares of common stock sold in the reorganization, no person, together with related persons and persons acting together, may purchase more than $50,000 of common stock (5,000 shares) in the syndicated community offering. However, the maximum purchase of shares of common stock that may be subscribed for or purchased in all categories of the reorganization by any person, related persons or persons acting together is $100,000 (10,000 shares). New England Bancshares reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the syndicated community offering. If a subscription is rejected in part, you cannot cancel the remainder of your order.

         Enfield Federal and New England Bancshares have engaged Trident Securities as their financial advisor to assist them in the sale of the common stock in the syndicated community offering. Trident Securities expects to use the services of other registered broker-dealers and that fees to Trident Securities and other selected broker-dealers will not exceed ___% of the aggregate purchase price of the shares sold in the syndicated community offering.

         Before this offering, there has not been a public market for the common stock, and there can be no assurance that an active and liquid trading market for the common stock will develop. The absence or discontinuance of an active and liquid trading market may hurt the market price of the common stock. See "Risk Factors--Limited market for our common stock may lower market price" in the attached prospectus.

                                     [LOGO]



                          New England Bancshares, Inc.
    Proposed Holding Company for Enfield Federal Savings and Loan Association
                      Up to 802,125 Shares of Common Stock



New England Bancshares, Inc. is a federally-chartered corporation that is offering shares of its common stock in connection with the reorganization of Enfield Federal Savings and Loan Association into a mutual holding company. The shares we are offering represent 45% of the outstanding common stock of New England Bancshares. Enfield Federal formed New England Bancshares to own Enfield Federal as part of the reorganization of its structure. Enfield Mutual Holding Company, a federally-chartered mutual holding company, will own 55% of the outstanding common stock of New England Bancshares. We have applied to have the common stock of New England Bancshares quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "NEBS."


                   ------------------------------------------
                              TERMS OF THE OFFERING

                             Price: $10.00 per share

                                                       Minimum        Maximum
                                                      ----------    -----------


Number of shares                                         592,875        802,125
Gross offering proceeds                               $5,928,750    $ 8,021,250
Estimated offering expenses                           $  462,000    $   462,000
Estimated net offering proceeds                       $5,417,000    $ 7,509,000
Estimated net cash proceeds to New England Bancshares $  609,000    $   860,000
Estimated net proceeds per share                      $     9.14    $      9.36

We may increase the maximum number of shares by up to 15%, to 922,444 shares, because of regulatory considerations or changes in market or economic conditions without the resolicitation of subscribers.


This investment involves a degree of risk, including the possible loss of principal. Please read the "Risk Factors" beginning on page 9.

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The common stock is being offered on a best efforts basis, subject to certain conditions. The minimum number of shares that you may purchase is 25 shares. Funds received prior to the completion of the offering will be held in an account at Enfield Federal which will bear interest at our savings passbook
rate. This offering is expected to terminate on     , 2002. We may extend the
                                                ----
expiration date without notice to you, until          , 2002, unless the Office
                                             ---------
of Thrift Supervision approves a later date.


     For assistance, please call the Stock Information Center at (860) 253-4190.

                               TRIDENT SECURITIES
                    A Division of McDonald Investments, Inc.

                 The date of this Prospectus is          , 2002
                                                ---------

      [MAP OF ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION BRANCH OFFICES]

                                TABLE OF CONTENTS

                                                                                                                  Page

Summary............................................................................................................ 1
Risk Factors....................................................................................................... 9
Forward Looking Statements.........................................................................................14
Selected Financial and Other Data of Enfield Federal...............................................................15
How We Intend to Use the Proceeds From the Offering................................................................17
Our Policy Regarding Dividends.....................................................................................18
Market for the Common Stock........................................................................................19
Regulatory Capital Compliance......................................................................................20
Capitalization.....................................................................................................21
Pro Forma Data.....................................................................................................22
Enfield Federal Statements of Income...............................................................................28
Management's Discussion and Analysis of Financial Condition and Results of Operations..............................29
Business of New England Bancshares.................................................................................40
Business of Enfield Federal........................................................................................41
Regulation of Enfield Federal, New England Bancshares and Enfield Mutual Holding Company...........................65
Taxation...........................................................................................................70
Management.........................................................................................................72
The Reorganization and the Offering................................................................................81
Restrictions on Acquisition of New England Bancshares and Enfield Federal..........................................94
Description of Capital Stock of New England Bancshares.............................................................96
Legal and Tax Opinions.............................................................................................97
Experts............................................................................................................97
Registration Requirements..........................................................................................98
Where You Can Find Additional Information..........................................................................98
Index to Financial Statements......................................................................................F-1

--------------------------------------------------------------------------------

                                     SUMMARY

     You should read this entire document carefully, including the financial statements and the notes to the financial statements.



Our Reorganization and Stock Offering     Enfield Federal Savings and Loan
(page __)                                 Association is currently a
                                          federally-chartered mutual savings
                                          and loan association headquartered
                                          in Enfield, Connecticut. Enfield
                                          Federal is reorganizing into the
                                          mutual holding company structure.
                                          As part of the reorganization, we
                                          are offering up to 802,125 shares
                                          to the public, representing 45% of
                                          our outstanding common stock. After
                                          the reorganization, we will own
                                          100% of Enfield Federal.


This chart shows our new structure after the reorganization:


-----------------------------------                -----------------------------

   Enfield Mutual Holding Company                         Public Stockholders

-----------------------------------                -----------------------------
            55.0%                                    45.0%
            of                                       of
            common stock                             common stock
--------------------------------------------------------------------------------

                          New England Bancshares, Inc.

--------------------------------------------------------------------------------
                                      100%
                                       of
                                      common stock
--------------------------------------------------------------------------------

                  Enfield Federal Savings and Loan Association

--------------------------------------------------------------------------------

                                          Enfield Mutual Holding Company will
                                          own a majority of our common stock
                                          after the reorganization. The same
                                          directors and officers who manage
                                          Enfield Federal will also manage
                                          New England Bancshares and Enfield
                                          Mutual Holding Company.

                                  The Companies

Enfield Mutual Holding Company            After completion of the
                                          reorganization, Enfield Mutual
                                          Holding Company will own at least a
                                          majority of the outstanding common
                                          stock of New England Bancshares
                                          after the reorganization. We do not
                                          expect that Enfield Mutual Holding
                                          Company will engage in any business
                                          activity other than owning a
                                          majority of our common stock.
                                          Enfield Mutual Holding Company has
                                          not engaged in any business to
                                          date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

New England Bancshares, Inc.              After completion of the
(page   )                                 reorganization, we will be the new
      --                                  stock holding company for Enfield
                                          Federal after the reorganization
                                          and stock offering. We have not
                                          engaged in any business to date. A
                                          majority of our outstanding common
                                          stock will be owned by Enfield
                                          Mutual Holding Company.

Enfield Federal Savings and Loan          Enfield Federal was originally
Association (page   )                     formed in 1916 as a
                  --                      Connecticut-chartered building and
                                          loan association and now operates
                                          as a federally chartered mutual
                                          savings and loan association,
                                          headquartered in Enfield,
                                          Connecticut. Enfield Federal
                                          operates from its four full-service
                                          branch offices located in Enfield
                                          and Suffield, Connecticut. Enfield
                                          Federal is a community-oriented
                                          financial institution serving
                                          consumer households and small
                                          businesses. At December 31, 2001,
                                          Enfield Federal had total assets of
                                          $132.0 million, total capital of
                                          $14.3 million and total deposits of
                                          $112.9 million, respectively.
                                          Enfield Federal's address is 660
                                          Enfield Street, Enfield,
                                          Connecticut 06082, and its
                                          telephone number is (860) 253-5200.

Reasons for the Reorganization            The reorganization of Enfield
(page   )                                 Federal to a mutual holding company
      --                                  will permit New England Bancshares
                                          to issue common stock, which is a
                                          source of capital not available to
                                          mutual savings institutions. The
                                          proceeds from the sale of common
                                          stock of New England Bancshares
                                          will provide Enfield Federal with
                                          new capital, which will support
                                          future loan and deposit growth,
                                          expanded operations and possible
                                          branch expansion.

                                          Enfield Federal's mutual form of
                                          ownership will be preserved in
                                          Enfield Mutual Holding Company.
                                          Enfield Mutual Holding Company, as
                                          a mutual holding company, will own
                                          at least a majority of the common
                                          stock of New England Bancshares as
                                          long as Enfield Mutual Holding
                                          Company remains in existence. The
                                          reorganization will allow Enfield
                                          Federal to achieve certain benefits
                                          of a stock company, while allowing
                                          it to raise capital.

                                          After the reorganization, we will
                                          have the ability to issue
                                          additional shares of common stock
                                          to raise capital or to support
                                          mergers or acquisitions, although
                                          no additional capital issuance and
                                          no mergers or acquisitions are
                                          planned or contemplated at the
                                          present time. In addition, the
                                          reorganization will allow us to
                                          establish stock benefit plans for
                                          management and employees, including
                                          an employee stock ownership plan
                                          and a stock-based incentive plan,
                                          in order to allow us to attract and
                                          retain qualified personnel. We also
                                          believe that the reorganization
                                          will provide local customers and
                                          other residents with an opportunity
                                          to become equity owners of New
                                          England Bancshares, and thereby
                                          participate in possible stock price
                                          appreciation and cash dividends.
                                          This is consistent with our
                                          objective of being a locally-owned
                                          financial institution.

                                          After considering the advantages
                                          and risks of the reorganization, as
                                          well as applicable fiduciary
                                          duties, the Board of Directors of
                                          Enfield Federal unanimously
                                          approved the reorganization as
                                          being in the best interests of

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                                        2

--------------------------------------------------------------------------------

                                          Enfield Federal, its depositors and
                                          the communities that it serves.


Terms of the Offering                     We are offering between 592,875 and
(page   )                                 802,125 shares of our common stock
      --                                  to qualifying depositors of Enfield
                                          Federal, tax-qualified employee
                                          plans and possibly to the general
                                          public. The maximum number of
                                          shares that we sell in the offering
                                          may increase by up to 15% to
                                          922,444 shares as a result of
                                          regulatory considerations or
                                          changes in financial markets.
                                          Unless the number of shares to be
                                          issued is increased to more than
                                          922,444 or decreased below 592,875,
                                          you will not have the opportunity
                                          to change or cancel your stock
                                          order. The offering price is $10.00
                                          per share. Trident Securities, a
                                          Division of McDonald Investments,
                                          Inc., our financial and marketing
                                          advisor in connection with the
                                          reorganization, will use its best
                                          efforts to assist us in selling our
                                          stock.


Persons Who May Order Stock in the        We are offering the shares of our
Offering (page   )                        common stock in what we call a
               --                         "subscription offering" in the
                                          order of priority listed below:

                                          (1)  Depositors with accounts at
                                               Enfield Federal with aggregate
                                               balances of at least $50 on
                                               October 31, 2000;

                                          (2)  The tax-qualified employee
                                               plans of Enfield
                                               Federal(including the ESOP),
                                               which will provide retirement
                                               benefits to our employees;


                                          (3)  Depositors with accounts at
                                               Enfield Federal with aggregate
                                               balances of at least $50 on
                                               March 31, 2002; and



                                          (4)  Other depositors and borrowers
                                               of Enfield Federal on
                                                         , 2002, the voting
                                               ----------
                                               record date, who do not
                                               already have subscription
                                               rights in the above
                                               priorities.

                                          The shares of common stock not
                                          purchased in the subscription
                                          offering will be offered, in what
                                          we call a "direct community
                                          offering," on a priority basis,
                                          with preference to the natural
                                          persons residing within Hartford
                                          County, Connecticut. The direct
                                          community offering, if any, may
                                          commence concurrently with, during
                                          or promptly after the subscription
                                          offering. We also may offer shares
                                          of common stock not purchased in
                                          the subscription offering or the
                                          direct community offering to the
                                          public through a syndicate of
                                          broker-dealers managed by Trident
                                          Securities (referred to as a
                                          "syndicated community offering").
                                          We have the right to accept or
                                          reject orders received in the
                                          direct community offering and the
                                          syndicated community offering at
                                          our sole discretion.

How We Determined the Offering            The offering range is based on an
Range and the $10.00 Price Per            independent appraisal prepared by
Share(page   )                            FinPro, Inc., an apraisal firm
           --                             experienced in appraisals of
                                          savings institutions.

                                          The appraisal incorporated an
                                          analysis of a peer group of
                                          publicly-traded thrift institutions
                                          that FinPro considered to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                          be comparable to New England
                                          Bancshares. This analysis included
                                          an evaluation of the average and
                                          median price-to-earnings and
                                          price-to-book value ratios
                                          indicated by the market prices of
                                          the peer companies. FinPro applied
                                          the peer group's pricing ratios, as
                                          adjusted for qualitative valuation
                                          factors, to New England Bancshares'
                                          fully converted pro forma earnings
                                          and book value to derive the
                                          estimated pro forma market value of
                                          New England Bancshares. FinPro's
                                          estimate of our market value was
                                          also based in part upon our
                                          financial condition and results of
                                          operations and the effect of the
                                          additional capital raised in this
                                          offering. FinPro's appraisal dated as
                                          of February 15, 2002 and updated as of
                                          April 4, 2002, estimated the pro
                                          forma market value of the common stock
                                          to be between $5,928,750 and
                                          $8,021,250. This results in an
                                          offering of between 592,875 and
                                          802,125 shares of common stock at an
                                          offering price of $10.00 per share.
                                          FinPro's independent appraisal will be
                                          updated before we complete our
                                          reorganization. Any changes in the
                                          appraisal would be subject to the
                                          Office of Thrift Supervision approval.
                                          The estimated market value of New
                                          England Bancshares may be increased by
                                          up to 15%, to up to $9,224,440. If
                                          this occurs, the maximum number of
                                          shares sold to depositors and the
                                          public will increase proportionately.


                                          The following table presents a
                                          summary of selected pricing ratios
                                          utilized by FinPro for the peer
                                          group companies and the resulting
                                          pricing ratios for New England
                                          Bancshares on a fully-converted
                                          equivalent basis.



                                                                                         Fully
                                                                    Fully Converted    Converted
                                                                      Equivalent       Equivalent
                                                                    Pro Forma price     Pro Forma
                                                                      to earnings     price to book
                                                                       multiple        value ratio
                                                                    ---------------   -------------
                                          New England Banchares
                                             Maximum:                   28.57x           50.35%
                                             Minimum:                   21.74x           51.79%

                                          Valuation of peer group
                                           companies as of
                                           February 5, 2002:
                                             Averages:                  16.82x           92.56%
                                             Medians:                   15.11x           91.99%




                                          The $10.00 price per share was
                                          selected primarily because $10.00
                                          is the price per share most
                                          commonly used in stock offerings
                                          involving reorganizations of
                                          federal savings associations. See
                                          "Pro Forma Data."

Limits on Your Purchase of the Common     Your orders for common stock will
Stock (page   )                           be limited in the following ways:
            --

                                          (1) the minimum order is 25 shares or
                                              $250;

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                                        4

--------------------------------------------------------------------------------

                                          (2)  in the subscription offering,
                                               the maximum amount that an
                                               individual, or a group of
                                               persons through a single
                                               deposit account, may purchase
                                               is $50,000;

                                          (3)  in the direct community
                                               offering and in the syndicated
                                               community offering, the
                                               maximum amount that an
                                               individual may purchase is
                                               $50,000; and

                                          (4)  in all categories of the offering
                                               combined, the total amount that
                                               an individual may purchase,
                                               acting together with others, is
                                               $100,000.

                                          We may increase the purchase
                                          limitations at any time. In
                                          addition, in any direct community
                                          offering or syndicated community
                                          offering, we must first fill orders
                                          for our common stock up to a
                                          maximum of 2% of the shares issued
                                          in the reorganization on a basis
                                          that will promote a widespread
                                          distribution of stock. Thereafter,
                                          we must allocate any remaining
                                          shares on an equal number of shares
                                          per order basis, until we fill all
                                          orders. The ESOP is authorized to
                                          purchase up to 8% of the shares
                                          sold in the offering to persons
                                          other than Enfield Mutual Holding
                                          Company without regard to these
                                          purchase limitations. For example,
                                          the ESOP may purchase up to 47,430
                                          and 64,170 shares of common stock,
                                          respectively, at the minimum and
                                          maximum of the offering range.

How You May Pay for Your Shares           In the subscription offering and
 (page   )                                the direct community offering you
       --                                 may pay for your shares only by:

                                          (1)  personal check, bank draft or
                                               money order; or

                                          (2)  authorizing us to withdraw
                                               money from your deposit
                                               accounts maintained with
                                               Enfield Federal.

                                          Any orders received in the
                                          subscription or direct community
                                          offering which aggregate $25,000 or
                                          more, if paid by check, must be
                                          paid by official bank or certified
                                          check. We will not accept copies or
                                          facsimiles of order forms or permit
                                          wire transfers as payment for
                                          shares ordered for purchase.
                                          Enfield Federal cannot lend funds
                                          to anyone for the purpose of
                                          purchasing shares.

You May Not Sell or Transfer Your         If you order stock in the
Subscription Rights                       subscription offering, you will be
(page   )                                 required to state that you are
      --                                  purchasing the stock for yourself
                                          and that you have no agreement or
                                          understanding to sell or transfer
                                          your subscription rights. We intend
                                          to take legal action, including
                                          reporting persons to federal or
                                          state regulatory agencies, against
                                          anyone who we believe sells or
                                          gives away their subscription
                                          rights. We will not accept any
                                          order which we have reason to
                                          believe resulted from the sale or
                                          transfer of subscription rights.

Deadline for Orders of Common Stock       If you wish to purchase shares, a
(page   )                                 properly completed stock order
      --                                  form, together with payment for the
                                          shares must be received by Enfield
                                          Federal no later than 12:00 noon,
                                          Connecticut time, on     , 2002,
                                                               ----
                                          unless we extend this deadline. You
                                          may submit your order form by mail
                                          using

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                                        5

--------------------------------------------------------------------------------

                                          the return envelope provided, by
                                          overnight courier to the indicated
                                          address on the order form, or by
                                          bringing your order forms to one of
                                          our full-service branch offices.

Termination of the Offering               The subscription offering will
(page   )                                 terminate at 12:00 noon,
      --                                  Connecticut time, on         ,
                                                               --------
                                          2002. We expect that the direct
                                          and/or syndicated community
                                          offerings would terminate at the
                                          same time. We may extend this
                                          expiration date without notice to
                                          you, until          , 2002, unless
                                                     ---------
                                          regulators approve a later date. If
                                          the subscription offering and/or
                                          community offerings are extended
                                          beyond        , 2002, we will be
                                                 -------
                                          required to resolicit subscriptions
                                          before proceeding with the
                                          offerings. All further extensions,
                                          in the aggregate, may not last
                                          beyond       , 2004.
                                                 ------

Market for the Common Stock               We have applied to have our common
(page   )                                 stock quoted on the
      --                                  Over-the-Counter Electronic
                                          Bulletin Board under the symbol
                                          "NEBS". Trident Securities intends
                                          to make a market in the common
                                          stock but it is under no obligation
                                          to do so. See "Market for the
                                          Common Stock."

How We Intend to Use the Proceeds We      New England Bancshares will retain
Raise from the offering.                  approximately 20% of the net proceeds
(page   )                                 from the offering. Approximately 80%
      --                                  of the net proceeds raised in the
                                          offering will be contributed to
                                          Enfield Federal. Assuming we sell
                                          802,125 shares in the offering, we
                                          intend to distribute the net proceeds
                                          from the offering as follows:

                                          (1)  $6,007,000 will be contributed
                                               to Enfield Federal;

                                          (2)  $642,000 will be loaned to the
                                               ESOP to fund its purchase of
                                               common stock; and

                                          (3)  $860,000 will be retained by
                                               New England Bancshares.

                                          We intend to use the net proceeds
                                          that we retain from the offering to
                                          invest in securities and for
                                          general corporate purposes. We may
                                          also use the proceeds that we
                                          retain, to finance the possible
                                          acquisition of other financial
                                          institutions, to pay dividends or
                                          to repurchase common stock. Enfield
                                          Federal may use the proceeds it
                                          receives to expand its lending
                                          activities and its branch network,
                                          to purchase mortgaged-backed and
                                          investment securities and for
                                          general corporate purposes. See
                                          "How We Intend To Use the Proceeds
                                          from the Offering."

We Have Not Authorized the Payment of     Our Board of Directors has not
Dividends, and There is No Guarantee      authorized the payment of
that Dividends Will Ever Be Paid          dividends. However, following
(page   )                                 completion of the reorganization,
      --                                  our Board of Directors will have
                                          the authority to declare dividends
                                          on our common stock, subject to
                                          statutory and regulatory
                                          requirements. Declarations of
                                          dividends by the Board of
                                          Directors, if any, will depend upon
                                          our debt and equity structure,
                                          earnings and financial condition,
                                          need for capital in connection with
                                          possible future expansion
                                          opportunities and other factors,

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                                        6

--------------------------------------------------------------------------------

                                          including economic conditions,
                                          regulatory restrictions and tax
                                          considerations. We cannot guarantee
                                          that we will pay dividends or, if
                                          we pay dividends, the amount and
                                          frequency of these dividends. While
                                          New England Bancshares is not
                                          subject to any specific regulatory
                                          limitations on the payment of
                                          dividends, Enfield Federal is
                                          subject to limitations on the
                                          amount of dividends it may pay to
                                          New England Bancshares without
                                          regulatory approval. As of December
                                          31, 2001, Enfield Federal could
                                          have paid dividends to New England
                                          Bancshares of $1,619,000 on a pro
                                          forma basis. See "Regulation of
                                          Enfield Federal, New England
                                          Bancshares and Enfield Mutual
                                          Holding Company - Federal Banking
                                          Regulation - Limitation on Capital
                                          Distributions."

                                          If we pay dividends to our
                                          stockholders, we will be required
                                          to pay dividends to Enfield Mutual
                                          Holding Company, unless Enfield
                                          Mutual Holding Company elects to
                                          waive dividends. We currently
                                          anticipate that Enfield Mutual
                                          Holding Company will waive
                                          dividends paid by us. Any decision
                                          by Enfield Mutual Holding Company
                                          to waive dividends will be subject
                                          to regulatory notice.

Economic Interest of Insiders in the      In order to better align our
Transaction (page   )                     officers', directors' and
                  --                      employees' interests with our
                                          stockholders' interests, we intend
                                          to establish certain benefit plans
                                          that use our stock as compensation.
                                          Accordingly, we are adding benefit
                                          plans for our officers and
                                          employees at no cost to them,
                                          including the ESOP. We also plan to
                                          adopt a stock-based incentive plan
                                          in connection with the
                                          reorganization and to enter into an
                                          employment agreement with David J.
                                          O'Connor, our President and Chief
                                          Executive Officer. The new benefit
                                          plans and agreements will increase
                                          our future costs of compensating
                                          our directors and employees,
                                          thereby reducing our earnings.
                                          Additionally, stockholders will
                                          experience a reduction in ownership
                                          interest if newly issued shares are
                                          used to fund stock options and
                                          stock awards through the
                                          stock-based incentive plan. See
                                          "Risk Factors - The implementation
                                          of stock-based benefits will
                                          increase our future compensation
                                          expense and reduce our earnings"
                                          and "-The implementation of
                                          stock-based benefits may dilute
                                          your ownership interest in New
                                          England Bancshares" and
                                          "Management-Employment Agreements,
                                          -Benefit Plans and -Future Stock
                                          Benefit Plans."

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                                        7

--------------------------------------------------------------------------------

                                          The following table summarizes the
                                          benefits that our directors,
                                          officers and employees may receive
                                          as a result of the reorganization,
                                          at the maximum of the offering
                                          range:


                                                                                                     Value of
                                                                                                      Shares
                                                                                                     Based on
                                                                     Individuals    Percentage        Maximum
                                                                     Eligible to    of Shares       of Offering
                                          Plan                       Participate    Sold              Range
                                          ----                       ------------   ----------      -----------

                                          Employee Stock             All                8%           $641,700
                                             Ownership Plan          employees

                                          Stock awards               Directors and      4%           $320,850
                                                                     employees
                                          Stock options              Directors and      10%               (1)
                                                                     employees


                                          -----

                                          (1)  Stock options will be granted
                                               with a per share exercise
                                               price at least equal to the
                                               market price of our common
                                               stock on the date of grant.
                                               The value of a stock option
                                               will depend upon increases, if
                                               any, in the price of our stock
                                               during the life of the stock
                                               option.

Possible Conversion of Enfield Mutual     In the future, Enfield Mutual
Holding Company to Stock Form             Holding Company may convert from
(page   )                                 the mutual to capital stock form,
      --                                  in a transaction commonly known as
                                          a "second-step conversion." Under
                                          current OTS policy, if a
                                          second-step conversion were to
                                          occur, the transaction would
                                          require the approval of a majority
                                          of the holders of New England
                                          Bancshares common stock, other than
                                          Enfield Mutual Holding Company. In
                                          a second-step conversion, members
                                          of Enfield Mutual Holding Company
                                          would have subscription rights to
                                          purchase shares of the converted
                                          Enfield Mutual Holding Company. The
                                          stockholders of New England
                                          Bancshares would be entitled to
                                          exchange their shares of common
                                          stock for shares of the converted
                                          Enfield Mutual Holding Company in a
                                          manner that is fair and reasonable
                                          to the stockholders. This
                                          percentage may be adjusted to
                                          reflect the assets owned by Enfield
                                          Mutual Holding Company. New England
                                          Bancshares' public stockholders
                                          would own approximately the same
                                          percentage of the resulting entity
                                          as they owned prior to the
                                          second-step conversion. The board
                                          of directors has no current plan to
                                          undertake a "second-step
                                          conversion" transaction.

How You May Obtain Additional             If you have any questions regarding
Information Regarding the                 the reorganization, please call the
Reorganization                            Stock Information Center at (860)
(page   )                                 253-4190, Monday through Friday
      --                                  between 10:00 a.m. and 4:00 p.m.,
                                          Connecticut time.

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                                        8

                                  RISK FACTORS

     You should consider carefully the following risk factors before deciding whether to invest in our common stock.

Limited market for our common stock may lower market price.

     We expect our stock to be quoted on the Over-the-Counter Electronic Bulletin Board. However, it is unlikely that an active and liquid trading market for our stock will develop, due to the small size of the offering and the small number of stockholders we expect to have. As a result, you may not be able to sell all of your shares on short notice, and the sale of a large number of shares could lower the market price. There may also be a wide spread between the bid and asked price for our common stock after the stock offering. You should consider the potentially long-term nature of an investment in our common stock.

There is no guarantee that an active trading market for your stock will develop.

     Because we have never issued stock, there is no current trading market for the common stock. Consequently, we cannot assure or guarantee that an active trading market for the common stock will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence and individual decisions of willing buyers and sellers at any given time over which neither we nor any market maker will have any control. If an active trading market does not develop or is sporadic, this may hurt the market value of your common stock and make it difficult to buy or sell shares on short notice.

After the reorganization, our return on average equity will be low compared to other companies. This could hurt the price of your common stock.

     We will not be able to deploy the increased capital from this offering into high-yielding earning assets immediately. Our ability to leverage our new capital profitably will be significantly affected by industry competition for loans and deposits. Initially, we intend to invest the net proceeds in short-term investments and mortgage-backed securities, which generally have lower yields than loans. We believe this will reduce our initial return on average equity to a level that will be lower than our historical ratios, including our annualized return on average equity of 4.08% for the nine months ended December 31, 2001, primarily due to the initial investment of the additional equity capital raised in this offering. On a pro forma basis, assuming the receipt of $7.5 million of net proceeds, our annualized return on average equity would have been approximately 2.66%, which would have been well below the industry average of approximately 8.55% as of February 5, 2002. This may negatively impact the value of your stock.

Increases in market rates of interest could decrease the fair value of Enfield Federal's available-for-sale securities which could adversely affect our equity.

     At December 31, 2001, Enfield Federal owned approximately $36.5 million of marketable securities available-for-sale, which consisted of $11.3 million of investment securities and $25.2 million of mortgage-backed securities. Generally accepted accounting principles require that these securities be carried at fair value on the balance sheet. Unrealized gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, is reflected in capital, net of the tax effect. Recently, market rates of interest have decreased which caused the fair value of Enfield Federal's marketable securities to increase and its capital to also increase. However, if interest rates increase, the fair value of Enfield Federal's available-for-sale marketable securities would likely decrease, which would also cause a decrease in capital. Accordingly, if market interest rates increase, our equity could be adversely affected.

Because Enfield Federal intends to pursue conservative and locally-based business goals, our earnings may not increase significantly, which could negatively affect the price of your stock.

     On a post-reorganization basis, Enfield Federal intends to continue to serve the financial needs of the local community and to remain an independent, community-based institution pursuing its lending and investment strategies. After its reorganization, Enfield Federal will continue to lend primarily within its targeted market area. It also will not lower credit standards even though its capital base will be larger. For these reasons, our future earnings may not increase significantly. If your investment goals are to invest in companies with high earnings growth, you may find that we may not suit your investment objectives.

Because Enfield Federal intends to increase its commercial real estate, commercial and consumer loans, its lending risk will increase and downturns in the real estate market or local economy could adversely impact its earnings.

     Commercial real estate, commercial and consumer loans generally involve a higher degree of risk than residential mortgages. Because commercial real estate and commercial loans are dependent on the successful management and operation of the properties or related businesses to which the loan is made, repayment of such loans may be subject, to a greater extent, to adverse conditions in the real estate market or the local economy. Commercial real estate and commercial loans may also involve relatively large loan balances to single borrowers or groups of related borrowers. A downturn in the real estate market or the local economy could adversely impact the value of properties secured by the loan or the revenues from the business thereby increasing the risk of nonperforming loans. Consumer loans (such as indirect automobile loans) are collateralized, if at all, with assets that may not provide an adequate source of payment of the loan due to depreciation, damage or loss. As the volume of commercial real estate, commercial and consumer loans in Enfield Federal's loan portfolio increases, the corresponding risks and potential for losses from these activities may also increase.

Multi-family, commercial real estate, commercial and consumer loans increase risk because the collateral securing these loans may not be sold as easily as residential real estate loans.

     Enfield Federal originates multi-family, commercial real estate, commercial and consumer loans primarily within its market area. These loans may expose Enfield Federal to greater credit risk than loans secured by residential real estate because the collateral securing these loans may not be sold as easily as residential real estate loans.

Because Enfield Federal plans to expand its traditional and nontraditional delivery channels and products, Enfield Federal's expense base will increase. This will reduce Enfield Federal's earnings in the short term.

     In order to be more competitive and have the capacity to deepen its relationships with existing customers and attract new customers, Enfield Federal intends to expand its traditional and nontraditional delivery channels and products through the addition of two new branch offices, subject to regulatory approval, and by affiliating with a third party registered broker-dealer. The third party broker-dealer will maintain an office at Enfield Federal's main banking office and will offer to Enfield Federal's customers a complete range of nondeposit investment products, including mutual funds, debt, equity and government securities, retirement accounts, insurance products and annuities. As these investments and affiliations are made, Enfield Federal's expense base will grow. Until such new branches become profitable through loan and deposit growth and until the affiliation with the broker-dealer becomes profitable, Enfield Federal's earnings will be negatively impacted. In addition, costs will outpace revenue on the affiliation with the broker-dealer unless and until customer acceptance and usage generates sufficient fee income to cover costs.

Changes in interest rates could hurt Enfield Federal's profits, which would negatively affect the price of your stock.

     Enfield Federal's ability to make a profit depends largely on its net interest income, which is the difference between the interest income it receives from its loans and securities and the interest it pays on deposits and borrowings. If interest rates rise, the amount of interest we pay on deposits is likely to increase more quickly that the amount of interest we receive on our loans and securities. This could cause our profits to decrease or could result in losses. If interest rates fall, many borrowers may refinance more quickly, and interest rates on our interest-earning assets could fall perhaps faster than the interest rates on our liabilities. For example, because the rate on regular savings accounts is 1.25%, it is not possible for the rate to decrease by any significant amount in a falling rate interest environment. This could also cause our profits to decrease or could result in losses.

Loss of key officer could hurt our operations.

     We rely heavily on our President and Chief Executive Officer, David J. O'Connor. Mr. O'Connor is also our principal financial officer. The loss of Mr. O'Connor would have an adverse impact on us, because we are a smaller institution and Mr. O'Connor is responsible for more aspects of our business than he might be at a larger institution with more employees. In addition, as a smaller institution, we have fewer management level employees who are in a position to succeed Mr. O'Connor. We intend to enter into a three-year employment agreement with Mr. O'Connor.

We intend to remain independent.

     Since we intend to remain an independent financial institution, it is unlikely that we will be acquired in the foreseeable future. Accordingly, you should not purchase our common stock with an expectation that a takeover premium will be paid to you in the near term.

Because Enfield Federal's loans are concentrated in a small geographic area, downturns in the local economy or real estate market in Enfield Federal's market area may adversely affect Enfield Federal's profitability and future growth potential.

     Enfield Federal's loan portfolio is secured primarily by real estate located in Northern Hartford County, Connecticut. Accordingly, the asset quality of Enfield Federal's loan portfolio depends upon the economy and employment rate in this area. A downturn in the economy or the real estate market in Enfield Federal's primary lending area would likely adversely affect its operations and earnings.

     In addition, our current market area is principally located in Enfield and Suffield, Connecticut and the areas contiguous to those two towns. Our future growth opportunities depend on the growth and stability of our regional economy and our ability to expand our market area. While we expect our local economy to moderately grow over the next several years, a downturn in our local economy may limit funds available for deposit and may negatively affect our borrowers' ability to repay their loans on a timely basis, both of which could have an impact on our profitability.

A decrease in demand for mortgage, commercial and consumer loans may lower our earnings.

     Making loans is a major component of our business and a primary source of revenues. If customer demand for loans decreases, our earnings may decrease because our alternative investments earn less revenue for us than real estate, commercial and consumer loans. Customer demand for loans could be reduced by a weaker economy, an increase in unemployment, a decrease in real estate values, an increase in interest rates or increased competition from other institutions.

Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree.

     The net offering proceeds from the reorganization are estimated to range from $5.4 million at the minimum of the offering range to $8.7 million at the adjusted maximum of the offering range. We intend to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes.

Our $10.00 offering price for our common stock may not necessarily reflect the market value of our common stock. Accordingly, future sales of our common stock could be for less than $10.00.

     The $10.00 purchase price of our common stock in the offering is based on the independent appraisal by FinPro. After your shares begin trading, the trading price of your common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions of us and general industry and economic conditions. Consequently, future sales of our common stock may be for less than the $10.00 offering price.

The implementation of stock-based benefits will increase our future compensation expense and reduce our earnings.

     We anticipate that our employee stock ownership plan will purchase 8% of the common stock sold in the offering, with funds borrowed from New England Bancshares. The cost of acquiring the employee stock ownership plan shares will be between $474,000 at the minimum of the offering range and $738,000 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to implement a stock-based incentive plan after the reorganization. Under this plan, our directors, officers and employees could be awarded, at no cost to them, shares of common stock in an aggregate amount equal to 4% of the shares sold in the offering. The stock-based incentive plan cannot 1be implemented until at least six months after the reorganization and, if it is adopted within one year after the reorganization, it is subject to Office of Thrift Supervision regulations. Assuming the shares of common stock to be awarded under the plan are repurchased in the open market and cost the same as the purchase price in the offering, the reduction to stockholders' equity from the plan would be between $237,000 at the minimum of the offering range and $369,000 at the adjusted maximum of the offering range. In the event that a portion of the shares used to (i) fund the stock awards or (ii) satisfy the exercise of options, is obtained from authorized but unissued shares, the issuance of additional shares will decrease our net income per share and stockholders' equity per share.These plans will increase our future costs of compensating our directors and employees, thereby reducing our earnings.

     Our compensation expenses will increase and our earnings will decrease further if the OTS adopts proposed regulations that would permit the stock-based incentive plan to purchase additional stock because it is expected that such plan will increase purchases of stock under these regulations. The OTS has proposed regulations which, if adopted, would permit us to make restricted stock awards under the stock-based incentive plan of up to 4% of 49.9% of the outstanding shares of New England Bancshares common stock, including those shares issued to Enfield Mutual Holding Company, provided Enfield Federal has tangible capital in excess of 10% following the reorganization. If the OTS adopts these regulations, we intend to implement the stock-based incentive plan to the maximum extent permitted by the regulations, which would further increase our compensation expense and decrease our earnings.

The implementation of stock-based benefits may dilute your ownership interest.

     Following the reorganization, we intend to adopt a stock-based incentive plan (providing for the grant of stock options in an amount equal 10% of shares sold in the offering and stock awards in an amount equal to 4% of the shares sold in the offering) for the benefit of our directors, officers and employees. The stock benefit plan will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders will experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the stock-based incentive plan. See, "Pro Forma Data" for further information regarding the potential dilutive impact of such stock-based incentive plan.

Our articles of organization and bylaws may prevent transactions you might favor, including a sale or merger of New England Bancshares.

     Provisions of our articles of organization and bylaws and applicable provisions of federal law and regulations may delay, inhibit or prevent an organization or person from gaining control of New England Bancshares through a tender offer, business combination, proxy contest or some other method even though some of our stockholders might believe a change in control is desirable. In addition, only a majority vote of the board of directors of New England Bancshares may call a special meeting of stockholders. Therefore, as a shareholder of New England Bancshares, you will not be able to call a special meeting of stockholders to consider a tender offer, business combination or other transaction.

Because Enfield Mutual Holding Company will own a majority of our common stock, Enfield Mutual Holding Company will be able to prevent transactions you might like.

     Enfield Mutual Holding Company will own at least a majority of our common stock after the reorganization. The same directors and officers who manage Enfield Federal will manage Enfield Mutual Holding Company and New England Bancshares. The board of directors of Enfield Mutual Holding Company will control the outcome of most matters put to a vote of stockholders of New England Bancshares. As a federally chartered mutually holding company, the board of Enfield Mutual Holding Company must ensure that the interests of depositors of Enfield Federal are represented and considered in matters put to a vote of stockholders of New England Bancshares. Therefore, we cannot assure you that the votes cast by Enfield Mutual Holding Company will be in your personal best interests as a stockholder.

The price of your stock may be negatively affected by many factors.

     The purchase price of our common stock in the offering is based on the independent appraisal by FinPro. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions of New England Bancshares and general industry and economic conditions. In addition, the current regulatory environment has generally permitted mutual holding companies to "remutualize," or be acquired by another mutual institution. The possibility of such transactions has generally had a positive impact on the stock price of mutual holding companies. However, the prohibition of such transactions, if any, would likely negatively impact the price of our common stock. We cannot predict whether the current regulatory environment will change with respect to such "remutualization" transactions. Therefore, we cannot assure you that, following the reorganization, the trading price of your common stock will be at or above the $10.00 per share initial offering price.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" which may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to:

     .    general and local economic conditions;

     . changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition;

     .    changes in accounting principles, policies, or guidelines;

     .    changes in legislation or regulation; and

     . other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

     Any or all of our forward-looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed.

              SELECTED FINANCIAL AND OTHER DATA OF ENFIELD FEDERAL

     The selected financial information of Enfield Federal as of March 31, 2001 and 2000 and for the years ended March 31, 2001 and 2000 is derived from the audited financial statements and should be read in conjunction with the Financial Statements and Notes thereto of Enfield Federal presented elsewhere in this Prospectus. Certain data for the year ended March 31, 2000 is derived from the restated financial statements for that year, as described in Note 14 to the financial statements.


                                                        At December 31,            At March 31,
                                                        ---------------   ---------------------------
                                                             2001(1)            2001          2000
                                                        ---------------   --------------   ----------
                                                                          (In Thousands)   (Restated)
Selected Financial Data:
   Assets............................................       $132,010          $122,939     $120,083

   Cash and cash equivalents.........................          9,644            17,759       10,270

   Loans, net(2).....................................         78,513            66,372       64,425

   Securities(3).....................................         36,481            32,004       38,891

   Deposits..........................................        112,868           108,478      107,030

   Capital...........................................         14,310            13,905       12,700

   Allowance for loan losses.........................            682               603          472

   Non-performing loans..............................            292               669          515

   Non-performing assets.............................            372               939          603




                                                  For the Nine
                                                  Months Ended     For the Fiscal Year Ended
                                                  December 31,          March 31,
                                               -----------------   -------------------------
                                               2001(1)   2000(1)       2001       2000
                                               -------   -------      ------     -------
                                                       (In Thousands)          (Restated)
Selected Operating Data:
Interest income ............................    $6,122    $6,093      $8,110     $7,893
Interest expense ...........................     3,236     3,358       4,514      4,237
                                                ------    ------      ------     ------
   Net interest income .....................     2,886     2,735       3,596      3,656
Provision for loan losses ..................       106       158         194        129
                                                ------    ------      ------     ------
   Net interest income after provision .....
      for loan losses ......................     2,780     2,577       3,402      3,527
Total noninterest income ...................       279       178         278        166
Total noninterest expense ..................     2,384     2,215       3,021      2,637
                                                ------    ------      ------     ------
Income before income tax expense ...........       675       540         659      1,056
Income tax expense .........................       244       145         168        359
                                                ------    ------      ------     ------
Net income .................................    $  431    $  395      $  491     $  697
                                                ======    ======      ======     =======

                                                              At or For the Nine
                                                                 Months Ended      At or For the Fiscal Year
                                                                 December 31,           Ended March 31,
                                                              ------------------   -------------------------
                                                              2001(1)    2000(1)       2001         2000
                                                              -------    -------      ------       ------
                                                                                            (Restated)
Selected Financial Ratios and Other Data(4)
Performance Ratios:
   Return on average assets................................     0.46%      0.44%        0.41%        0.58%
   Return on average equity................................     4.08       3.85         3.57         5.29
   Average equity to average assets........................    11.22      11.37        11.39        10.90
   Retained earnings to total assets at end of period......    10.78      11.38        11.23        11.09
   Average interest rate spread(5).........................     3.09       2.97         2.92         2.95
   Net interest margin(6)..................................     3.33       3.24         3.20         3.21
   Average interest-earning assets to average                 106.36     107.04       107.06       106.90
      interest-bearing liabilities.........................
   Total noninterest expense to average assets.............     2.53       2.45         2.50         2.18
   Efficiency ratio(7).....................................    75.32      76.04        77.98        69.00
Regulatory Capital Ratios:
   Tangible capital ratio..................................    10.79      11.42        11.26        11.06
   Core capital ratio......................................    10.79      11.42        11.26        11.06
   Risk-based capital ratio................................    21.65      26.42        24.04        26.50
Asset Quality Ratios:
   Non-performing loans as a percent of loans(8)(9)........     0.37       1.39         1.00         0.79
   Non-performing assets as a percent of total assets(9)...     0.28       0.81         0.76         0.50
   Allowance for loan losses as a percent of loans(8)......     0.86       0.91         0.90         0.73
   Allowance for loan losses as a percent of                  233.56      65.50        90.13        91.65
      non-performing loans(9)..............................

Number of full-service banking facilities..................        4          4            4            4

----------
(1) The data presented for the nine months ended December 31, 2001 and 2000 was derived from unaudited financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results of such interim periods. Interim results at and for the nine months ended December 31, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 2002.
(2) Loans, net, consist of loans receivable minus the allowance for loan losses, deferred loan fees and unadvanced loan funds.
(3) Enfield Federal adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115") as of April 1, 1994. Securities do not include Federal Home Loan Bank of Boston ("Federal Home Loan Bank-Boston") stock of $820,000 as of December 31, 2001, March 31, 2001 and 2000.
(4) Asset quality ratios and regulatory capital ratios are end of period ratios. Ratios for the nine months ended December 31, 2001 and 2000 are annualized, where appropriate.
(5) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets (which includes Federal Home Loan Bank-Boston stock) and the weighted average cost of average interest-bearing liabilities.
(6) The net interest margin represents net interest income as a percent of average interest-earning assets.
(7) The efficiency ratio represents the ratio of noninterest expenses divided by the sum of net interest income and noninterest income.
(8)  Loans include total loans before the allowance for loan losses.
(9) Non-performing assets consist of non-performing loans and real estate owned. Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by Enfield Federal as presenting uncertainty with respect to the collectibility of interest or principal. It is Enfield Federal's policy to cease accruing interest on all such loans.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

     The net proceeds will depend on the total number of shares of common stock sold in the offering, which in turn will depend on FinPro's appraisal, regulatory and market considerations, and the expenses incurred in connection with the offering. Although we will not be able to determine the actual net proceeds from the sale of the common stock until we complete the offering, we estimate the net proceeds to be between $5.4 million and $7.5 million, or $8.7 million if the offering is increased by 15%. We will retain approximately 20% of the net proceeds and contribute approximately 80% to Enfield Federal.

     New England Bancshares intends to distribute the proceeds from the offering as follows:

                                                            Number of Shares Sold
                                                            ---------------------
                                                        592,875    802,125    922,444
                                                                              Super-
                                                        Minimum    Maximum    Maximum
                                                        -------    -------    -------
                                                               (In Thousands)
Offering proceeds ...................................   $ 5,929    $ 8,021    $ 9,224

Less: offering expenses .............................      (462)      (462)      (462)

Less: capital to MHC ................................       (50)       (50)       (50)
                                                        -------    -------    -------

Net offering proceeds ...............................     5,417      7,509      8,712

Less:

   Proceeds contributed to Enfield Federal ..........    (4,334)    (6,007)    (6,970)
      (approximately 80% of the net proceeds)

   Proceeds used for loan to ESOP ...................      (474)      (642)      (738)
                                                        -------    -------    -------
Net Proceeds retained by New England Bancshares .....   $   609    $   860    $ 1,004
                                                        =======    =======    =======

     The net proceeds may vary because total expenses relating to the reorganization may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering is used to sell shares not purchased in the subscription offering and community offering. The net proceeds will also vary if the number of shares to be sold in the offering are adjusted to reflect a change in the estimated pro forma market value of New England Bancshares and Enfield Federal or if our ESOP purchases shares in the open market at an average cost that is higher or lower than $10.00 per share. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment by Enfield Federal but will result in a reduction of Enfield Federal's deposits and interest expense as funds are transferred from interest-bearing certificates of deposit or other deposit accounts.

     We may use the proceeds we retain from the offering:

     (1)  to invest in securities;

     (2) to finance the possible acquisition of financial institutions, although we have no current plans to do so;

     (3)  to pay dividends to stockholders; and

     (4)  for general corporate purposes.

     Following the reorganization, we may also implement stock repurchase programs. Our ability to repurchase our common stock will be subject to regulatory restrictions.

     Enfield Federal may use the proceeds it receives from the offering:

     (1)  to fund new loans;

     (2) to establish or acquire new branches in its targeted market area; however, except for its plan to open two new branch offices in its market area, Enfield Federal does not have any current agreements or arrangements for the expansion of its business either through the acquisition of branch offices or the acquisition of or merger with other financial institutions;

     (3)  to diversify the products that it offers;

     (4)  to invest in securities; and

     (5)  for general corporate purposes.

                         OUR POLICY REGARDING DIVIDENDS

     Following completion of the reorganization, our Board of Directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. In the future, our Board intends to consider a policy of paying cash or stock dividends on the common stock. However, no decision has been made with respect to the payment of dividends. Declarations of dividends by the Board of Directors, if any, will depend upon our debt and equity structure, earnings and financial condition, need for capital in connection with possible future expansion opportunities and other factors, including economic conditions, regulatory restrictions and tax considerations. We cannot guarantee that we will pay dividends or, if we pay dividends, the amount and frequency of these dividends.

     If we pay dividends to our stockholders, we will be required to pay dividends to Enfield Mutual Holding Company, unless Enfield Mutual Holding Company elects to waive dividends. We currently anticipate that Enfield Mutual Holding Company will waive dividends paid by us. Any decision to waive dividends will be subject to regulatory approval. See "Regulation of Enfield Federal, New England Bancshares and Enfield Mutual Holding Company - Dividend Waivers by Enfield Mutual Holding Company."

     We will not be subject to OTS regulatory restrictions on the payment of dividends. The source of payment of any dividends paid will initially come from proceeds retained by us in the offering. Our ability to pay dividends will also depend on how much of our common stock we may repurchase and upon the amount of funds available from Enfield Federal, which must provide the OTS with 30 days' notice of its intention to make a capital distribution to us. OTS regulations may also limit, in certain circumstances, Enfield Federal's ability to make capital distributions. See "Regulation of Enfield Federal, New England Bancshares and Enfield Mutual Holding Company-Federal Banking Regulation-Limitations on Capital Distributions." In addition, Enfield Federal and New England Bancshares have committed to the Office of Thrift Supervision that during the one year period following the completion of the reorganization, New England Bancshares will not make any distribution to shareholders that, for federal tax purposes, would be treated as a return of capital, without the prior approval of the Office of Thrift Supervision.

                           MARKET FOR THE COMMON STOCK

     We have not previously issued common stock, so there is currently no established market for the common stock. After we complete the offering, we anticipate that our common stock will be traded and quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "NEBS". Trident Securities has advised us that it intends to make a market in the common stock following the reorganization, but is under no obligation to do so.

     The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares on short notice, and, therefore, you should not view the common stock as a short-term investment. We cannot assure you that an active trading market for the common stock will develop or that, if it develops, it will continue. Nor can we assure you that, if you purchase shares, you will be able to sell them at or above $10.00 per share.

                          REGULATORY CAPITAL COMPLIANCE

     At December 31, 2001, Enfield Federal exceeded all regulatory capital requirements. Set forth below is a summary of our capital computed under accounting principles generally accepted in the United States of America ("GAAP") and our compliance with regulatory capital standards at December 31, 2001, on a historical and pro forma basis. We have assumed that the indicated number of shares were sold as of December 31, 2001 and that Enfield Federal received 80% of the net proceeds from the offering. For purposes of the table below, the amount expected to be loaned to the ESOP and the cost of the shares expected to be acquired by the stock-based incentive plan are deducted from pro forma regulatory capital. For a discussion of the capital requirements applicable to Enfield Federal, see "Regulation of Enfield Federal, New England Bancshares and Enfield Mutual Holding Company - Federal Banking Regulation - Capital Requirements."


                                          Pro Forma at December 31, 2001 Based Upon the Sale at $10.00 Per Share
                         ----------------------------------------------------------------------------------------------------------
                                                                                                                  922,444 Shares
                                                592,875 Shares        697,500 Shares        802,125 Shares          (15% Above
                                                 (Minimum of            (Midpoint of          (Maximum of           Maximum of
                           Historical at          Estimated              Estimated             Estimated            Estimated
                         December 31, 2001      Price Range)            Price Range)          Price Range)         Price Range)(1)
                         ----------------------------------------------------------------------------------------------------------
                                    Percent               Percent               Percent               Percent               Percent
                                     of                    of                    of                    of                     of
                         Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)
                         -------   ---------   -------   ---------   -------   ---------   -------   ---------   -------   --------
                         (Dollars in Thousands)
GAAP Capital...........  $14,310    10.84%     $17,933    13.22%     $18,643    13.67%     $19,354    14.12%     $20,173    14.63%
                         =======    =====      =======    =====      =======    =====      =======    =====      =======    =====

Tangible capital (3)...  $14,235    10.79%     $17,858    13.17%     $18,568    13.63%     $19,279    14.07%     $20,098    14.58%
Requirement (4)........    1,979     1.50        2,033     1.50        2,044     1.50        2,055     1.50        2,067     1.50
                         -------    -----      -------    -----      -------    -----      -------    -----      -------    -----
Excess.................  $12,256     9.29%     $15,825    11.67%     $16,524    12.13%     $17,224    12.57%     $18,031    13.08%
                         =======    =====      =======    =====      =======    =====      =======    =====      =======    =====

Core capital (3).......  $14,235    10.79%     $17,858    13.17%     $18,568    13.63%     $19,279    14.07%     $20,098    14.58%
Requirement (4)........    5,278     4.00        5,423     4.00        5,451     4.00        5,479     4.00        5,512     4.00
                         -------    -----      -------    -----      -------    -----      -------    -----      -------    -----
Excess.................  $ 8,957     6.79%     $12,435     9.17%     $13.117     9.63%     $13,800    10.07%     $14,586    10.58%
                         =======    =====      =======    =====      =======    =====      =======    =====      =======    =====

Risk-based capital
(3)(5).................  $14,917    21.65%     $18,540    26.22%     $19,250    27.09%     $19,961    27.95%     $20,780    28.93%
Requirement (4)........    5,512     8.00        5,657     8.00        5,686     8.00        5,714     8.00        5,747     8.00
                         -------    -----      -------    -----      -------    -----      -------    -----      -------    -----
Excess.................  $ 9,405    13.65%     $12,883    18.22%     $13,564    19.09%     $14,247    19.95%     $15,033    20.93%
                         =======    =====      =======    =====      =======    =====      =======    =====      =======    =====

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated price range of up to 15% as a result of changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) Pro forma capital levels assume receipt by Enfield Federal of 80% of the net proceeds from the shares of common stock sold at the minimum, midpoint and maximum of the offering range. These levels assume funding by New England Bancshares of stock awards pursuant to the stock-based incentive plan equal to 4% of the shares issued to persons other than Enfield Mutual Holding Company, and the purchase by the ESOP of 8% of the shares issued to persons other than Enfield Mutual Holding Company.
(4) The current minimum core/leverage capital requirement for savings associations under FIRREA is 3% of total adjusted assets. The current core/leverage capital ratio applicable to savings associations under FDICIA is 4%. Well capitalized financial institutions, as defined, must maintain a 5% core capital ratio.
(5) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the average risk-weighting of Enfield Federal's risk-weighted assets as of December 31, 2001.

                                 CAPITALIZATION

     The following table presents the historical deposits and capitalization of Enfield Federal at December 31, 2001, and the pro forma consolidated capitalization of New England Bancshares and subsidiaries after giving effect to the reorganization, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data." A change in the number of shares to be sold in the offering may materially affect the capitalization.


                                                      Company Pro Forma Based Upon Sale at $10.00 Per Share
                                                 --------------------------------------------------------------
                                                                             697,500                   922,444
                                                                592,875       Shares     802,125       Shares
                                                                Shares      (Midpoint     Shares     (15% above
                                                 Historical   (Minimum of       of     (Maximum of   Maximum of
                                                    as of      Estimated    Estimated   Estimated    Estimated
                                                 December 31,    Price        Price       Price        Price
                                                    2001         Range)       Range)      Range)      Range)(1)
                                                 -----------   ----------   ---------   ----------   ----------
                                                                          (In Thousands)
Deposits(2) ....................................  $112,868      $112,868     $112,868    $112,868     $112,868
Borrowings .....................................     3,985         3,985        3,985       3,985        3,985
                                                  --------      --------     --------    --------     --------
Total deposits and borrowed funds ..............  $116,853      $116,853     $116,853    $116,853     $116,853
                                                  ========      ========     ========    ========     ========
Stockholders' equity:
   Common stock, $0.01 par value, 10,000,000
     shares authorized; shares to be issued as
     reflected(3) ..............................  $     --      $     13     $     16    $     18     $     20
   Preferred stock, $0.01 par value, 1,000,000
     shares authorized; no shares to be issued .        --            --           --          --           --
   Additional paid-in capital(4) ...............        --         5,404        6,447       7,491        8,692
   Retained earnings (5) .......................  $ 14,235      $ 14,235     $ 14,235    $ 14,235     $ 14,235
       After-tax expense of the foundation .....        --            --           --          --           --
       Accumulated other comprehensive income...        75            75           75          75           75
   Less:
       Common stock acquired by ESOP(6) ........        --           424          558         642          738
       Common stock acquired by stock-based
         incentive plan(7) .....................        --           237          279         321          369
                                                  --------      --------     --------    --------     --------
Total stockholders' equity .....................  $ 14,310      $ 19,016     $ 19,936    $ 20,856     $ 21,915
                                                  ========      ========     ========    ========     ========


----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Includes shares to be sold in the stock offering as well as shares issued to Enfield Mutual Holding Company.
(4) Reflects the issuance of shares sold in the offering at a value of $10.00 per share of up to 45% of the outstanding shares of New England Bancshares's common stock to qualifying depositors of Enfield Federal, tax qualified employee plans and other members of Enfield Federal in a subscription offering and to certain other persons in a direct community offering and/or syndicated community offering. No effect has been given to the issuance of additional shares of common stock pursuant to New England Bancshares's proposed stock-based incentive plan intended to be adopted by New England Bancshares following the reorganization. The pro forma additional paid-in capital amounts are net of offering expenses and $50,000 cash retained by Enfield Mutual Holding Company.
(5) The capital of Enfield Federal will be substantially restricted after the offering.
(6) Assumes that 8% of the shares issued to persons other than Enfield Mutual Holding Company will be purchased by the employee stock ownership plan at an average cost of $10 per share and that the funds used to acquire such shares will be borrowed from New England Bancshares. The common stock acquired by the ESOP is reflected as a reduction of stockholders' equity. Enfield Federal intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. Enfield Federal's total annual payment of the ESOP debt is based on 10 equal installments of principal.
(7) Assumes that, subsequent to the offering, the stock-based incentive plan is funded by New England Bancshares with an amount of shares equal to 4% of the shares issued to persons other than Enfield Mutual Holding Company, either through open market purchases, or through authorized but unissued shares of common stock or treasury stock of New England Bancshares. Before the stock-based incentive plan is implemented within the first year following the reorganization, it must be approved by New England Bancshares' stockholders. The common stock purchased by the stock-based incentive plan is reflected as a reduction of stockholders' equity.

                                 PRO FORMA DATA

     We cannot determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $5.4 million and $7.5 million, or $8.7 million if the offering range is increased by 15%, based upon the following assumptions:

     (1)  we will sell all shares of common stock in the subscription offering;


     (2) we will pay Trident Securities fees and expenses of approximately $130,000. No fee will be paid with respect to shares of common stock purchased by the ESOP, the stock-based incentive plan, and officers, directors and employees of Enfield Federal and their immediate families. See "Marketing Arrangements" on page 89; and

     (3) total expenses, excluding fees and expenses paid to Trident Securities, will be approximately $332,000.

     We calculated the pro forma consolidated net income and stockholders' equity of New England Bancshares for the nine months ended December 31, 2001 and the year ended March 31, 2001, as if the common stock had been sold at the beginning of the periods and the net proceeds had been invested at 2.28% for both periods. We chose this yield because it represents the yield on one-year U.S. Government securities at December 31, 2001. In light of changes in interest rates in recent periods, we believe this rate more accurately reflects pro forma reinvestment rates than the arithmetic average method which assumes reinvestment of the net proceeds at a rate equal to the average of yield on interest-earning assets and cost of deposits for these periods. We assumed a tax rate of 38.95% for both periods. This results in an annualized after-tax yield of 1.39% for both periods.

     We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares released by the ESOP. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

     The following tables give effect to the stock awards reserved for grant under the stock-based incentive plan which is expected to be adopted by us following the reorganization. Current OTS regulations permit us to make restricted stock awards under the stock-based incentive plan of up to 4% of the shares sold in the offering to persons other than Enfield Mutual Holding Company, provided Enfield Federal has tangible capital in excess of 10% following the reorganization. The OTS has proposed regulations which, if adopted, would permit us to make restricted stock awards under the stock-based incentive plan of up to 4% of 49.9% of the outstanding shares of New England Bancshares common stock, including those shares issued to Enfield Mutual Holding Company, provided Enfield Federal has tangible capital in excess of 10% following the reorganization. These proposed regulations have not yet been adopted and may not be adopted for the foreseeable future or at all, or if adopted, may permit restricted stock awards in amounts lesser than permitted under the proposal. Nevertheless, if the proposed regulations are adopted, as proposed, such regulations would have an immaterial impact on the following tables, as they relate to stock awards, since we already plan to issue up to 45% of our common stock to persons other than Enfield Mutual Holding Company.

     The stock-based incentive plan will be presented to stockholders for approval at an annual or special meeting of stockholders to be held at least six months following the completion of the reorganization. If the stock-based incentive plan is approved by stockholders, the stock-based incentive plan will acquire an amount of common stock reserved under the plan, either through open market purchases or from authorized but unissued shares of common stock. In preparing the following tables we assumed that stockholder approval has been obtained and that the shares acquired by the stock-based incentive plan are purchased in the open market at $10.00 per share.

     As discussed under "How We Intend to Use the Proceeds from the Offering," New England Bancshares intends to infuse Enfield Federal with 80% of the net proceeds from the offering, make a loan to the ESOP, and retain all of the rest of the proceeds at the holding company for capital needs that arise in the future.

     An increase in the number of shares of common stock outstanding as a result of an increase in the estimated pro forma market value of the common stock would decrease both the percentage of outstanding shares owned by a subscriber and the pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock outstanding would increase both a subscriber's ownership interest and the pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis.

     The following tables do not give effect to:

     (1) the shares to be reserved for issuance pursuant to the exercise of stock options that may be granted under the proposed stock-based incentive plan, which requires the approval of stockholders at an annual or special meeting of stockholders to be held at least six months following completion of the reorganization;

     (2) withdrawals from deposit accounts to purchase common stock in the reorganization;

     (3)  our results of operations after the reorganization; or

     (4) changes in the market price of the common stock after the reorganization.

     The following pro forma information may not represent the financial effects of the reorganization at the date on which the reorganization actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of New England Bancshares computed in accordance with accounting principles generally accepted in the United States of America. Pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders if we liquidated. Finally, the pro forma stockholders' equity per share does not give effect to Enfield Federal's bad debt reserve in the event of liquidation.

                                                               At or For the Nine Months Ended December 31, 2001
                                                        ----------------------------------------------------------------
                                                                             697,500        802,125         922,444
                                                           592,875        Shares Sold     Shares Sold     Shares Sold at
                                                        Shares Sold at         at             at           $10.00 Per
                                                          $10.00 Per       $10.00 Per     $10.00 Per          Share
                                                            Share             Share           Share       (15% above
                                                          (Minimum         (Midpoint        (Maximum        Maximum
                                                            of                 of              of         of Estimated
                                                          Estimated         Estimated      Estimated      Price Range)
                                                         Price Range)     Price Range)    Price Range)        (1)
                                                        ----------------------------------------------------------------
                                                                (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds ......................................      $  5,929         $  6,975        $  8,021        $  9,224
Less expenses .......................................          (462)            (462)           (462)           (462)
Less capital to MHC (2) .............................           (50)             (50)            (50)            (50)
                                                           --------         --------        --------        --------
Estimated net proceeds ..............................         5,417            6,463           7,509           8,712
Less:  Common stock purchased by ESOP (3)(5) ........          (474)            (558)           (642)           (738)
       Common stock purchased by stock-based
          incentive plan ............................          (237)            (279)           (321)           (369)
                                                           --------         --------        --------        --------
   Estimated net proceeds, as adjusted ..............      $  4,706         $  5,626        $  6,546        $  7,605
                                                           ========         ========        ========        ========

For the Nine Months Ended December 31, 2001:
Consolidated net income:
   Historical .......................................      $    431         $    431        $    431        $    431
   Pro forma income on net proceeds .................            49               59              68              79
   Pro forma ESOP adjustment (3)(5) .................           (22)             (26)            (29)            (34)
   Pro forma stock-based incentive plan adjustment(4)           (22)             (26)            (29)            (34)
                                                           --------         --------        --------        --------
         Pro forma net income .......................      $    436         $    438        $    441        $    442
                                                           ========         ========        ========        ========
Per share net income (reflects SOP 93-6)(6):
   Historical .......................................      $   0.34         $   0.29        $   0.25        $   0.22
   Pro forma income on net proceeds .................          0.04             0.04            0.04            0.04
   Pro forma ESOP adjustment (3)(5) .................         (0.02)           (0.02)          (0.02)          (0.02)
   Pro forma stock-based incentive plan adjustment(4)         (0.02)           (0.02)          (0.02)          (0.02)
                                                           --------         --------        --------        --------
         Pro forma net income per share(7)(8) .......      $   0.34         $   0.29        $   0.25        $   0.22
                                                           ========         ========        ========        ========
Offering price as a ratio of pro forma net
   annualized income per share ......................         22.06x           25.86x          30.00x          34.09x

At December 31, 2001
Stockholders' equity:
   Historical .......................................      $ 14,310         $ 14,310        $ 14,310        $ 14,310
   Estimated net proceeds ...........................         5,417            6,463           7,509           8,712
   Less: Common stock purchased by ESOP(3)(5) .......          (474)            (558)           (642)           (738)
         Common stock purchased by stock-based
            incentive plan(4) .......................          (237)            (279)           (321)           (369)
                                                           --------         --------        --------        --------
         Pro forma stockholders' equity .............      $ 19,016         $ 19,936        $ 20,856        $ 21,915
                                                           ========         ========        ========        ========
Stockholders' equity per share(6):
   Historical .......................................      $  10.86         $   9.23        $   8.03        $   6.98
   Estimated net proceeds ...........................          4.11             4.17            4.21            4.25
   Less: Common stock purchased by ESOP(3)(5) .......         (0.36)           (0.36)          (0.36)          (0.36)
         Common stock purchased by stock-based
            incentive plan(4) .......................         (0.18)           (0.18)          (0.18)          (0.18)
                                                           --------         --------        --------        --------

Pro forma stockholders' equity per share(8) .........      $  14.43         $  12.86        $  11.70        $  10.69
                                                           ========         ========        ========        ========
Offering price as a percentage of pro forma
   stockholders' equity per share ...................         69.30%           77.76%          85.47%          93.55%


                                                    (See footnotes on next page)

----------

(1) We reserve the right to issue up to a total of 922,444 shares at $10.00 per share, or 15% above the maximum of the offering range. Unless otherwise required by the regulators, subscribers will not be given the right to modify their subscriptions unless the aggregate purchase price of the common stock is increased to exceed $9.2 million (15% above the maximum of the offering range).

(2)  Includes adjustment for $50,000 held by Enfield Mutual Holding Company.

(3) Assumes 8% of the shares sold to persons other than Enfield Mutual Holding Company, are purchased by the ESOP under all circumstances, and that the funds used to purchase such shares are borrowed from New England Bancshares. The approximate amount expected to be borrowed by the ESOP is reflected in this table as a reduction of capital. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, we expect to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. Enfield Federal's total annual payment of the ESOP debt is based on 10 equal installments of principal. Pro forma net income has been adjusted to give effect to such contributions, based upon a fully amortizing debt with a ten-year term. The provisions of SOP 93-6 have been applied for shares to be acquired by the ESOP and for purposes of computing earnings per share.

(4) Assumes a number of issued and outstanding shares of common stock equal to 4% of the shares sold to persons other than Enfield Mutual Holding Company will be purchased by the stock-based incentive plan either through open market purchases, if permissible, or from authorized but unissued shares of common stock or treasury stock of New England Bancshares, if any. Before the stock-based incentive plan is implemented, it must be approved by New England Bancshares' stockholders. The dollar amount of the common stock possibly to be purchased by the stock-based incentive plan is based on $10.00 per share and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the price per share after the offering. As we accrue compensation expenses to reflect the vesting of such shares over 5 years pursuant to the stock-based incentive plan, the charge against capital will be reduced accordingly. In the event the shares issued under the stock-based incentive plan consist of newly issued shares of common stock at the price per share in the offering, the per share financial conditions and result of operations of New England Bancshares would be proportionately reduced and the interest of existing stockholders would be diluted by approximately 1.8%. For purposes of the preceding table, it was assumed that the number of unvested plan shares at December 31, 2001 was 23,715, 27,900, 32,085, and 36,898 for the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.

(5) Enfield Federal intends to record compensation expense related to the ESOP in accordance with SOP 93-6. As a result, to the extent the value of the common stock appreciates over time, compensation expense related to the ESOP will increase. SOP 93-6 also changes the earnings per share computations for leveraged ESOPs to include as outstanding only shares that have been committed to be released to participants. For purposes of the preceding table, it was assumed that the number of ESOP shares that were committed to be released at December 31, 2001 was 3,557, 4,185, 4,813, and 5,535 for the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.

(6) Per share data for earnings per share is based upon 1,273,627, 1,498,385, 1,723,143 and 1,981,614 shares outstanding, representing shares sold in the offering, shares released by the ESOP and shares granted by the stock-based incentive plan and shares issued to Enfield Mutual Holding Company at the minimum, midpoint, maximum and 15% above the maximum of the offering range. Per share data for pro forma stockholders' equity per share is based on 1,317,500, 1,550,000, 1,782,500, and 2,049,875 total shares outstanding at the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.

(7) As part of the reorganization, Enfield Federal intends on implementing a stock-based incentive plan under which 10% of the shares sold to persons other than Enfield Mutual Holding Company, will be reserved for the grant of options. Before the plan is implemented, it must be approved by the holders of a majority of the outstanding shares of New England Bancshares held by persons other than Enfield Mutual Holding Company. In the event the shares issued, as a result of the exercise of stock options, under the plan consist of newly issued shares of common stock at the price per share in the offering, the per share financial condition and result of operations of New England Bancshares would be proportionately reduced and the interest of existing stockholders would be diluted. The effect on pro forma earnings per share of New England Bancshares if all stock options reserved for issuance had been exercised at $10.00 and issued from authorized but unissued shares of common stock is shown below:


                                                                                      Maximum
                                                  Minimum    Midpoint    Maximum    as Adjusted
Pro forma net income per share,
   including stock options...............          $0.33       $0.28      $0.24        $0.21

(8) The OTS has proposed regulations which, if adopted, would permit us to make restricted stock awards under the stock based incentive plan of up to 4% of 49.9% of the outstanding shares of New England Bancshares common stock, including those shares issued to Enfield Mutual Holding Company. In such case, pro forma net income per share would remain constant and pro forma stockholders' equity per share would be $14.41, $12.84, $11.68 and $10.67 at the minimum, midpoint, maximum and supermaximum of the estimated price range.

                                                                   At or For the Year Ended March 31, 2001
                                                        ----------------------------------------------------------------
                                                                             697,500        802,125         922,444
                                                           592,875        Shares Sold     Shares Sold     Shares Sold at
                                                        Shares Sold at         at             at           $10.00 Per
                                                          $10.00 Per       $10.00 Per     $10.00 Per          Share
                                                            Share             Share           Share       (15% above
                                                          (Minimum         (Midpoint        (Maximum        Maximum
                                                            of                 of              of         of Estimated
                                                          Estimated         Estimated      Estimated      Price Range)
                                                         Price Range)     Price Range)    Price Range)        (1)
                                                        ----------------------------------------------------------------
                                                                (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds ......................................     $  5,929         $   6,975        $   8,021        $  9,224
Less expenses .......................................         (462)            (462)            (462)            (462)
Less capital to MHC (2) .............................          (50)             (50)             (50)             (50)
                                                          --------         --------         --------         --------
Estimated net proceeds ..............................        5,417            6,463            7,509            8,712
Less:  Common stock purchased by ESOP (3)(5) ........         (474)            (558)            (642)            (738)
       Common stock purchased by stock-based
          incentive plan (4) ........................         (237)            (279)            (321)            (369)
                                                          --------         --------         --------         --------
   Estimated net proceeds, as adjusted ..............     $  4,706         $  5,626         $  6,546         $  7,605
                                                          ========         ========         ========         ========
For the year ended March 31, 2001:
Consolidated net income:
   Historical .......................................     $    491         $    491         $    491         $    491
   Pro forma income on net proceeds .................           66               78               91              106
   Pro forma ESOP adjustment (3)(5) .................          (29)             (34)             (39)             (45)
   Pro forma stock-based incentive plan adjustment(4)          (29)             (34)             (39)             (45)
                                                          --------         --------         --------         --------
         Pro forma net income .......................     $    499         $    501         $    504         $    507
                                                          ========         ========         ========         ========
Per share net income (reflects SOP 93-6)(6):
   Historical .......................................     $   0.38         $   0.33         $   0.28         $   0.25
   Pro forma income on net proceeds .................         0.05             0.05             0.05             0.05
   Pro forma ESOP adjustment (3)(5) .................        (0.02)           (0.02)           (0.02)           (0.02)
   Pro forma stock-based incentive plan adjustment(4)        (0.02)           (0.02)           (0.02)           (0.02)
                                                          --------         --------         --------         --------
         Pro forma net income per share(7)(8) .......     $   0.39         $   0.34         $   0.29         $   0.26
                                                          ========         ========         ========         ========
Offering price as a ratio of pro forma net
   income per share .................................        25.64x           29.41x           34.48x           38.46x

At March 31, 2001
Stockholders' equity:
   Historical .......................................     $ 13,905         $ 13,905         $ 13,905         $ 13,905
   Estimated net proceeds ...........................        5,417            6,463            7,509            8,712
   Less: Common stock purchased by ESOP(3)(5) .......         (474)            (558)            (642)            (738)
         Common stock purchased by stock-based
            incentive plan(4) .......................         (237)            (279)            (321)            (369)
                                                          --------         --------         --------         --------
         Pro forma stockholders' equity .............     $ 18,611         $ 19,531         $ 20,451         $ 21,510
                                                          ========         ========         ========         ========
Stockholders' equity per share(6):
   Historical .......................................     $  10.55         $   8.97         $   7.80         $   6.78
   Estimated net proceeds ...........................         4.11             4.17             4.21             4.25
   Less: Common stock purchased by ESOP(3)(5) .......        (0.36)           (0.36)           (0.36)           (0.36)
         Common stock purchased by stock-based
            incentive plan(4) .......................        (0.18)           (0.18)           (0.18)           (0.18)
                                                          --------         --------         --------         --------
         Pro forma stockholders' equity per share(8)      $  14.12         $  12.60         $  11.47         $  10.49
                                                          ========         ========         ========         ========
Offering price as a percentage of pro forma
   stockholders' equity per share ...................        70.82%           79.37%           87.18%           95.33%


                                                    (See footnotes on next page)

----------
(1) We reserve the right to issue up to a total of 922,444 shares at $10.00 per share, or 15% above the maximum of the offering range. Unless otherwise required by the regulators, subscribers will not be given the right to modify their subscriptions unless the aggregate purchase price of the common stock is increased to exceed $9.2 million (15% above the maximum of the offering range).

(2)  Includes adjustment for $50,000 held by Enfield Mutual Holding Company.

(3) Assumes 8% of the shares sold to persons other than Enfield Mutual Holding Company, are purchased by the ESOP under all circumstances, and that the funds used to purchase such shares are borrowed from New England Bancshares. The approximate amount expected to be borrowed by the ESOP is reflected in this table as a reduction of capital. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, we expect to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. Enfield Federal's total annual payment of the ESOP debt is based on 10 equal installments of principal. Pro forma net income has been adjusted to give effect to such contributions, based upon a fully amortizing debt with a ten-year term. The provisions of SOP 93-6 have been applied for shares to be acquired by the ESOP and for purposes of computing earnings per share.

(4) Assumes a number of issued and outstanding shares of common stock equal to 4% of the shares sold to persons other than Enfield Mutual Holding Company will be purchased by the stock-based incentive plan either through open market purchases, if permissible, or from authorized but unissued shares of common stock or treasury stock of New England Bancshares, if any. Before the stock-based incentive plan is implemented, it must be approved by New England Bancshares' stockholders. The dollar amount of the common stock possibly to be purchased by the stock-based incentive plan is based on $10.00 per share and represents unearned compensation and is reflected as a reduction of capital. Such amount does not reflect possible increases or decreases in the price per share after the offering. As we accrue compensation expenses to reflect the vesting of such shares over 5 years pursuant to the stock-based incentive plan, the charge against capital will be reduced accordingly. In the event the shares issued under the stock-based incentive plan consist of newly issued shares of common stock at the price per share in the offering, the per share financial conditions and result of operations of New England Bancshares would be proportionately reduced and the interest of existing stockholders would be diluted by approximately 1.8%. For purposes of the preceding table, it was assumed that the number of unvested plan shares at March 31, 2001 was 23,715, 27,900, 32,085 and 36,898 for the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.

(5) Enfield Federal intends to record compensation expense related to the ESOP in accordance with SOP 93-6. As a result, to the extent the value of the common stock appreciates over time, compensation expense related to the ESOP will increase. SOP 93-6 also changes the earnings per share computations for leveraged ESOPs to include as outstanding only shares that have been committed to be released to participants. For purposes of the preceding table, it was assumed that the number of ESOP shares that were committed to be released at March 31, 2001 was 4,743, 5,580, 6,417, and 7,380 for the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.

(6) Per share data for earnings per share is based upon 1,274,813, 1,499,780, 1,724,747 and 1,983,459 shares outstanding, representing shares sold in the offering, shares released by the ESOP and shares granted by the stock-based incentive plan and shares issued to Enfield Mutual Holding Company at the minimum, midpoint, maximum and 15% above the maximum of the offering range. Per share data for pro forma stockholders' equity per share is based on 1,317,500, 1,550,000, 1,782,500, and 2,049,875 total shares outstanding at the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.

(7) As part of the reorganization, Enfield Federal intends on implementing a stock-based incentive plan under which 10% of the shares sold to persons other than Enfield Mutual Holding Company, will be reserved for the grant of options. Before the plan is implemented, it must be approved by the holders of a majority of the outstanding shares of New England Bancshares held by persons other than Enfield Mutual Holding Company. In the event the shares issued, as a result of the exercise of stock options, under the plan consist of newly issued shares of common stock at the price per share in the offering, the per share financial condition and result of operations of New England Bancshares would be proportionately reduced and the interest of existing stockholders would be diluted. The effect on pro forma earnings per share of New England Bancshares if all stock options reserved for issuance had been exercised at $10.00 and issued from authorized but unissued shares of common stock is shown below:


                                                                             Maximum
                                            Minimum   Midpoint   Maximum   as Adjusted
Pro forma net income per share,
   including stock options...............    $0.37      $0.32     $0.28       $0.24

(8) The OTS has proposed regulations which, if adopted, would permit us to make restricted stock awards under the stock based incentive plan of up to 4% of 49.9% of the outstanding shares of New England Bancshares common stock, including those shares issued to Enfield Mutual Holding Company. In such case, pro forma net income per share would be $0.39, $0.33, $0.29 and $0.25 at the minimum, midpoint, maximum and supermaximum of the estimated price range and pro forma stockholders' equity per share would be $14.10, $12.58, $11.45 and $10.47 at the minimum, midpoint, maximum and supermaximum of the estimated price range, respectively.

                                 ENFIELD FEDERAL

                              STATEMENTS OF INCOME

     The following Statements of Income of Enfield Federal for the years ended March 31, 2001 and 2000 have been audited by Shatswell, MacLeod & Company, P.C., independent certified public accountants whose report thereon is included elsewhere in this prospectus on page F-2. The Statements of Income for the nine month periods ended December 31, 2001 and 2000 are unaudited, but in the opinion of management, reflect all adjustments consisting of normal recurring adjustments that are necessary for a fair presentation of the results for such periods and are in accordance with accounting principles generally accepted in the United States of America. The results for the nine month period ended December 31, 2001 are not necessarily indicative of the results of Enfield Federal for the entire year or any other period. These Statements of Income should be read in conjunction with the Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.


                                                        For the Nine
                                                        Months Ended      For the Fiscal Year Ended
                                                        December 31,            March 31,
                                                      ----------------    -------------------------
                                                       2001      2000       2001        2000(1)
                                                      ------   -------    -------    --------------
                                                                  (In Thousands)
Interest and dividend income:
   Interest and fees on loans .....................   $4,304   $ 3,684    $ 4,968      $ 4,981
   Interest and dividends on securities:
      Taxable .....................................    1,591     2,037      2,639        2,568
      Tax-exempt ..................................       12        --         --           --
      Dividends on Federal Home Loan Bank
         stock ....................................       34        48         63           55
   Interest on federal funds sold, interest-bearing
      deposits and money market mutual funds ......      181       324        440          289
                                                      ------   -------    -------      -------
         Total interest and dividend income .......    6,122     6,093      8,110        7,893
                                                      ------   -------    -------      -------
   Interest expense:
      Interest on deposits ........................    3,200     3,355      4,510        4,234
      Interest on advanced payments by
         borrowers for taxes and insurance ........        5         3          4            3
      Interest on Federal Home Loan Bank advances..       31        --         --           --
                                                      ------   -------    -------      -------
         Total interest expense ...................    3,236     3,358      4,514        4,237
                                                      ------   -------    -------      -------
         Net interest and dividend income .........    2,886     2,735      3,596        3,656
Provision for loan losses .........................      106       158        194          129
                                                      ------   -------    -------      -------
         Net interest and dividend income after
         provision for loan losses ................    2,780     2,577      3,402        3,527
                                                      ------   -------    -------      -------
Noninterest income:
   Service charges on deposit accounts ............        7         5          6           10
   Gain (loss) on sales of real estate owned, net..        1        (6)        (6)          23
   Gain (loss) on sales and calls of available-for-
      sale securities, net ........................       64        --          1           --
   Increase in cash surrender value of life
      insurance policies ..........................       87       114        183           94
   Other income ...................................      120        65         94           39
                                                      ------   -------    -------      -------
            Total noninterest income ..............      279       178        278          166
                                                      ------   -------    -------      -------
Noninterest expense:
   Salaries and employee benefits .................    1,337     1,303      1,691        1,507
   Occupancy and equipment expense ................      375       282        401          367
   Federal insurance premiums .....................       15        16         21           53
   Advertising and promotion ......................       73        82        110          141
   Write-down of real estate owned ................       22        --         --           22
   Real estate owned expenses, net ................       10        33         38           (2)
   Professional fees ..............................       66        81        150          141
   Data processing expense ........................      127        86         95          101
   Stationery and supplies ........................       50        48        100           50
   Other expense ..................................      309       284        415          257
                                                      ------   -------    -------      -------
            Total noninterest expense .............    2,384     2,215      3,021        2,637
                                                      ------   -------    -------      -------
            Income before income taxes ............      675       540        659        1,056
Income taxes ......................................      244       145        168          359
                                                      ------   -------    -------      -------
            Net income ............................   $  431   $   395    $   491      $   697
                                                      ======   =======    =======      =======


----------

(1)  As restated. See Note 14 to the Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion and analysis reflects Enfield Federal's Financial Statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Enfield Federal's Financial Statements and accompanying Notes to Financial Statements beginning on page F-1 of this prospectus, and the other statistical data provided in this prospectus.

     Unless otherwise indicated, the financial information presented in this section reflects the financial condition and operations of Enfield Federal.

General

     Enfield Federal's results of operations depend primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. Enfield Federal also generates noninterest income primarily from fees and service charges. Gains on the sales of securities is another source of noninterest income. Enfield Federal's noninterest expenses primarily consist of employee compensation and benefits, occupancy expense, advertising, data processing, professional fees and other operating expenses.

     Enfield Federal's results of operations may also be affected significantly by economic and competitive conditions in its market area and elsewhere, including those conditions that influence market interest rates, government policies and the actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may materially impact Enfield Federal. Furthermore, because Enfield Federal's lending activity is concentrated in loans secured by real estate located in Northern Hartford County, Connecticut, downturns in the regional economy could have a negative impact on Enfield Federal's earnings.

Management Strategy

     Enfield Federal's business strategy is to operate as an independent financial institution dedicated to serving the needs of both retail and commercial customers in its market area. Its business consists principally of attracting retail deposits from the general public and using these funds to originate mortgage loans secured by one- to four-family residences located primarily in Northern Hartford County, Connecticut. In recent years, in addition to mortgage lending, Enfield Federal has adopted a growth oriented strategy that has focused on increased emphasis on multi-family and commercial real estate loans and consumer loans, particularly home equity loans and lines of credit and auto loans.

     In connection with its overall growth strategy, Enfield Federal seeks to:

     (1) continue to emphasize its commercial and consumer lending portfolios as a means to increase the yield on and diversify its loan portfolio;

     (2) emphasize the origination of adjustable-rate loans or fixed-rate loans with shorter durations and sell longer term fixed-rate mortgage loans in the secondary market in order to decrease its exposure to interest rate risk;

     (3) diversify and grow deposits, with a particular emphasis on transaction and money market deposits;

     (4) expand its retail banking franchise and increase the number of households served within its market area;

     (5) increase fee income by performing ongoing reviews of the profitability on the lines of business operations and the growth of transaction accounts;

     (6) continue to focus on recently acquired technology as a means to promote operating efficiencies;

     (7) maintain its "well capitalized" status while utilizing excess capital as business opportunities present themselves;

     (8)  enhance return on equity by increasing its asset base and net income;
          and

     (9) maintain its proactive community position, assist in community housing projects and fund raising for underprivileged members of the community.

     In order to be more competitive and have the capacity to deepen its relationships with existing customers and attract new customers, Enfield Federal intends to expand its nontraditional delivery channels and products by affiliating with a third party registered broker-dealer. The third party broker-dealer will maintain an office at Enfield Federal's main banking office and will offer to Enfield Federal's customers a complete range of nondeposit investment products, including mutual funds, debt, equity and government securities, retirement accounts, insurance products and annuities.

     Enfield Federal intends to utilize the proceeds from the stock offering to further the objectives of its growth-oriented strategy. Enfield Federal may also use the proceeds to acquire existing branches from other banks, make other acquisitions, or to form de novo branches. Except for its plan to open two new branch offices in its market area, Enfield Federal does not have any current agreements or arrangements for the expansion of its business either through the acquisition of branch offices or the acquisition of or merger with other financial institutions. See "How We Intend to Use the Proceeds from the Stock Offering."

Management of Interest Rate Risk

     Qualitative Aspects of Market Risk. As a financial institution, Enfield Federal faces risk from interest rate volatility. Fluctuations in interest rates impact both Enfield Federal's level of income and expense on a large portion of its assets and liabilities. Fluctuations in interest rates also affect the market value of all interest-earning assets. Because it is not possible to reliably predict interest rates, Enfield Federal has established an Asset/Liability Policy which seeks to minimize interest rate risk while maintaining an acceptable interest rate spread and insuring adequate liquidity.

     The primary goal of our interest rate management strategy is to limit fluctuations in net interest income as interest rates vary up or down and control variations in the market value of assets, liabilities and net worth as interest rates vary. We seek to coordinate asset and liability decisions so that, under changing interest rate scenarios, net interest income will remain within an acceptable range.

     Enfield Federal's historical lending activities have emphasized one-to four-family loans many of which carry fixed rates of interest and longer terms to maturity. Enfield Federal's sources of funds include retail deposits consisting primarily of certificates of deposit, which have shorter terms to maturity than the loan portfolio, transaction accounts, savings deposits and, to a much lesser extent, Federal Home Loan Bank advances. Recently, Enfield Federal has employed several strategies to manage the interest rate risk inherent in the asset/liability mix, including but not limited to:

     (1) emphasizing the diversity of its existing loan portfolio through the origination of commercial and consumer loans which typically have variable rates of interest and shorter terms than residential mortgages;

     (2) revising its loan portfolio strategy to accommodate the sale to the secondary market of its longer term fixed-rate mortgages, should Enfield Federal choose to do so;

     (3)  originating adjustable rate mortgages; and

     (4)  utilizing Federal Home Loan Bank borrowings when appropriate.

     The actual amount of time before loans are repaid can be significantly impacted by changes in market interest rates. Prepayment rates also vary due to a number of other factors, including the regional economy in the area where the loans were originated, seasonal factors, demographic variables, the assumability of the loans, related refinancing opportunities and competition. Enfield Federal monitors interest rate sensitivity so that it can attempt to adjust its asset and liability mix in a timely manner and thereby minimize the negative effects of changing rates.

     Quantitative Aspects of Market Risk. Enfield Federal uses a simulation model to measure and manage interest rate risk. Enfield Federal currently uses the "convergence simulation model" to project monthly net interest income for two years. Actual preparation of the simulation is performed by a third-party consultant on a quarterly basis. All significant assumptions utilized in the model are developed by Enfield Federal's Asset Liability Committee (ALCO). This model reports the net interest income at risk primarily under four different interest rate scenarios: rising rates; declining rates; static rates; and most likely forecasted rates.

     The rising and declining scenarios contain an initial rate shock in the first month of the simulation in order to stress Enfield Federal's balance sheet and provide the most conservative test of interest rate risk sensitivity. The magnitude of the rate shocks may vary over time depending on prevailing market rates. The magnitude of the rate shocks are large enough to provide a reasonable test of Enfield Federal's interest rate sensitivity. ALCO may alter the magnitude of rate shocks from quarter to quarter for planning purposes. Any changes in rate shocks or other significant assumptions are discussed with ALCO prior to simulation modeling. The "most likely forecasted" scenario is obtained from an independent economic advisory resource.

     The table below sets forth, as of December 31, 2001, the estimated changes in net interest portfolio value that would result from incremental changes in interest rates over a twenty-four month period.

       For the Twelve Months Ending December 31, 2002
---------------------------------------------------------
                    (Dollars in Thousands)
Changes in Interest Rates    Net Interest and
   (Basis Points)            Dividend Income     % Change
-------------------------    ----------------    --------
         300                     $4,407           (5.32%)
         150                      4,594           (1.29%)
           0                      4,654              --
        -150                      4,396           (5.55%)

             For the Twelve Months Ending December 31, 2003
------------------------------------------------------------------------
                         (Dollars in Thousands)
Changes in Interest Rates    Net Interest and                Change From
    (Basis Points)            ividend Income     %Change       Year 1
-------------------------    ----------------    --------    -----------
          300                    $5,112          (7.15%)        16.00%
          150                     5,551           0.82%         20.83%
            0                     5,506              --         18.29%
         -150                     5,088          (7.58%)        15.74%

     The effects of interest rates on net portfolio value and net interest income are not predictable. Nevertheless, Enfield Federal's management does not expect current interest rates to have a material adverse effect on Enfield Federal's net portfolio value or net interest income in the near future. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in these computations. Although some assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. Rates on other types of assets and liabilities may lag behind changes in market interest rates. Assets, such as adjustable rate mortgages, generally have features which restrict changes in interest rates on a short-term basis and over the life of the asset. After a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above. Additionally, an increased credit risk may result if our borrowers are unable to meet their repayment obligations as interest rates increase.

     Average Balance Sheets. The following tables set forth certain information relating to Enfield Federal at December 31, 2001 and for the nine months ended December 31, 2001 and 2000 and for the fiscal years ended March 31, 2001 and 2000. Certain data for the year ended March 31, 2000 is derived from the restated financial statements for that year, as described in Note 14 to the Financial Statements.


                                                                                         For the Nine Months Ended December 31,
                                                                      At December 31,    -------------------------------------
                                                                            2001                         2001
                                                                    -------------------      -----------------------------
                                                                               Weighted
                                                                               Average                             Average
                                                                                Yield/        Average               Yield/
                                                                    Balance      Rate         Balance   Interest     Rate
                                                                    --------   --------      --------   --------   -------
                                                                                   (Dollars in Thousands)
Assets:
   Federal funds sold, interest-bearing deposits and money
      market mutual funds.......................................    $  3,128     1.16%       $  5,408    $  181      4.46%
   Investments in available-for-sale securities, other than
      mortgage-backed and mortgage-related securities ..........      11,262     4.43          10,999       441      5.35
   Mortgage-backed and mortgage-related securities..............      25,219     5.62          25,013     1,162      6.19
   Federal Home Loan Bank stock.................................         820     4.50             820        34      5.53
   Loans, net(1)................................................      78,513     7.42          73,198     4,304      7.84
                                                                    --------                 --------    ------
            Total interest-earning assets.......................     118,942     6.57         115,438     6,122      7.07
                                                                                                         ------
   Noninterest-earning assets...................................       9,719                    6,854
   Cash surrender value of life insurance.......................       3,349                    3,258
                                                                    --------                 --------
            Total assets........................................    $132,010                 $125,550
                                                                    ========                 ========

Liabilities and Equity:
   Deposits:
      Savings accounts..........................................    $ 33,291     1.25%       $ 31,217    $  418      1.79%
      NOW accounts..............................................       4,490     0.50           3,546        21      0.79
      Money market accounts.....................................       2,865     1.50           2,786        40      1.91
      Certificate accounts......................................      69,036     4.47          69,780     2,721      5.20
                                                                    --------                 --------    ------
            Total deposits......................................     109,682     3.25         107,329     3,200      3.98
   Federal Home Loan Bank advances..............................       3,985     4.07             959        31      4.31
   Advances from borrowers for taxes and insurance..............         399     2.40             243         5      2.74
                                                                    --------                 --------    ------
            Total interest-bearing liabilities..................     114,066     3.28         108,531     3,236      3.98
                                                                                                         ------
   Demand deposits..............................................       3,186                    2,619
   Other liabilities............................................         448                      313
                                                                    --------                 --------
            Total liabilities...................................     117,700                  111,463
   Equity.......................................................      14,310                   14,087
                                                                    --------                 --------
            Total liabilities and equity........................    $132,010                 $125,550
                                                                    ========                 ========
   Net interest income/net interest rate spread(2)..............                 3.29%                   $2,886      3.09%
                                                                                 ====                    ======      ====
   Net interest margin(3).......................................                                                     3.33%
                                                                                                                     ====
   Ratio of interest-earning assets
      to interest-bearing liabilities...........................      104.27%                  106.36%
                                                                    ========                 ========

                                                                For the Nine Months Ended December 31,
                                                                -------------------------------------
                                                                                 2000
                                                                    ------------------------------
                                                                                           Average
                                                                    Average                Yield/
                                                                    Balance    Interest     Rate
                                                                    --------   --------   --------
                                                                       (Dollars in Thousands)
Assets:
   Federal funds sold, interest-bearing deposits and money
      market mutual funds.......................................    $  6,703    $  324       6.44%
   Investments in available-for-sale securities, other than
      mortgage-backed and mortgage-related securities ..........      29,460     1,371       6.21
   Mortgage-backed and mortgage-related securities..............      11,805       666       7.52
   Federal Home Loan Bank stock.................................         820        48       7.80
   Loans, net(1)................................................      63,600     3,684       7.72
                                                                    --------     -----
            Total interest-earning assets.......................     112,388     6,093       7.23
                                                                                 -----
   Noninterest-earning assets...................................       4,943
   Cash surrender value of life insurance.......................       3,075
                                                                    --------
            Total assets........................................    $120,406
                                                                    ========

Liabilities and Equity:
   Deposits:
      Savings accounts..........................................    $ 30,633    $  468       2.04%
      NOW accounts..............................................       2,454        27       1.47
      Money market accounts.....................................       2,712        43       2.11
      Certificate accounts......................................      69,014     2,817       5.44
                                                                    --------     -----
            Total deposits......................................     104,813     3,355       4.27
   Federal Home Loan Bank advances..............................          --        --         --
   Advances from borrowers for taxes and insurance..............         180         3       2.22
                                                                    --------     -----
            Total interest-bearing liabilities..................     104,993     3,358       4.26
                                                                                 -----
   Demand deposits..............................................       1,504
   Other liabilities............................................         223
                                                                    --------
            Total liabilities...................................     106,720
   Equity.......................................................      13,686
                                                                    --------
            Total liabilities and equity........................    $120,406
                                                                    ========
   Net interest income/net interest rate spread(2)..............                $2,735       2.97%
                                                                                ======       ====
   Net interest margin(3).......................................                             3.24%
                                                                                             ====
   Ratio of interest-earning assets
      to interest-bearing liabilities...........................      107.04%
                                                                    ========

                                                                              For the Fiscal Years Ended March 31,
                                                                              -----------------------------------
                                                                                              2001
                                                                                -----------------------------
                                                                                                      Average
                                                                                 Average               Yield/
                                                                                 Balance   Interest    Rate
                                                                                --------   --------   -------
                                                                                   (Dollars in Thousands)
Assets:
   Federal funds sold, interest-bearing deposits and
      money market mutual funds.............................................    $  7,149    $  440      6.15%
   Investments in available-for-sale securities, other than mortgage-backed
      and mortgage-related securities.............................. ........      28,179     1,747      6.20
   Mortgage-backed and mortgage-related securities..........................      12,139       892      7.35
   Federal Home Loan Bank stock.............................................         820        63      7.68
   Loans, net(1)............................................................      64,093     4,968      7.75
                                                                                --------    ------
            Total interest-earning assets...................................     112,380     8,110      7.22
                                                                                            ------
   Noninterest-earning assets...............................................       5,132
   Cash surrender value of life insurance...................................       3,097
                                                                                --------
            Total assets....................................................    $120,609
                                                                                ========

Liabilities and Equity:
   Deposits:
      Savings accounts......................................................    $ 30,460    $  619      2.03%
      NOW accounts..........................................................       2,447        35      1.43
      Money market accounts.................................................       2,641        55      2.08
      Certificate accounts..................................................      69,250     3,801      5.49
                                                                                --------    ------
            Total deposits..................................................     104,798     4,510      4.30
   Advances from borrowers for taxes and insurance..........................         174         4      2.30
                                                                                --------    ------
            Total interest-bearing liabilities..............................     104,972     4,514      4.30
                                                                                            ------
   Demand deposits..........................................................       1,673
   Other liabilities........................................................         225
                                                                                --------
            Total liabilities...............................................     106,870
   Equity...................................................................      13,739
                                                                                --------
            Total liabilities and equity....................................    $120,609
                                                                                ========
   Net interest income/net interest rate spread(2)..........................                $3,596      2.92%
                                                                                            ======      ====
   Net interest margin(3)...................................................                            3.20%
                                                                                                        ====
   Ratio of interest-earning assets
      to interest-bearing liabilities.......................................      107.06%
                                                                                ========

                                                                             For the Fiscal Years Ended March 31,
                                                                             -----------------------------------
                                                                                             2000
                                                                                -----------------------------
                                                                                                      Average
                                                                                Average                Yield/
                                                                                Balance    Interest    Rate
                                                                                --------   --------   -------
                                                                                    (Dollars in Thousands)
Assets:
   Federal funds sold, interest-bearing deposits and
      money market mutual funds.............................................    $  4,915    $  289      5.88%
   Investments in available-for-sale securities, other than mortgage-backed
      and mortgage-related securities.............................. ........      26,335     1,297      4.93
   Mortgage-backed and mortgage-related securities..........................      16,621     1,271      7.65
   Federal Home Loan Bank stock.............................................         820        55      6.71
   Loans, net(1)............................................................      65,244     4,981      7.63
                                                                                --------    ------
            Total interest-earning assets...................................     113,935     7,893      6.93
                                                                                            ------
   Noninterest-earning assets...............................................       4,762
   Cash surrender value of life insurance...................................       2,118

            Total assets....................................................    $120,815
                                                                                ========

Liabilities and Equity:
   Deposits:
      Savings accounts......................................................    $ 31,789    $  651      2.05%
      NOW accounts..........................................................       2,004        29      1.45
      Money market accounts.................................................       2,819        60      2.13
      Certificate accounts..................................................      69,822     3,494      5.00
                                                                                --------    ------
            Total deposits..................................................     106,434     4,234      3.98
   Advances from borrowers for taxes and insurance..........................         144         3      2.08
                                                                                --------    ------
            Total interest-bearing liabilities..............................     106,578     4,237      3.98
                                                                                            ------
   Demand deposits..........................................................         936
   Other liabilities........................................................         129
                                                                                --------
            Total liabilities...............................................     107,643
   Equity...................................................................      13,172
                                                                                --------
            Total liabilities and equity....................................    $120,815
                                                                                ========
   Net interest income/net interest rate spread(2)..........................                $3,656      2.95%
                                                                                            ======      ====
   Net interest margin(3)...................................................                            3.21%
                                                                                                        ====
   Ratio of interest-earning assets
      to interest-bearing liabilities.......................................      106.90%
                                                                                ========

----------
(1) Amount is net of deferred loan origination costs, undisbursed proceeds of construction loans in process, allowance for loan losses and includes non-accruing loans. Enfield Federal records interest income on non-accruing loans on a cash basis.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

     Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected Enfield Federal's interest income and interest expense during the periods indicated.


                                                               Nine Months Ended December 31, 2001
                                                                  Compared to Nine Months Ended
                                                                         December 31, 2000
                                                               -----------------------------------
                                                                 Increase (Decrease)
                                                                       Due to
                                                                  -----------------
                                                                   Rate      Volume       Net
                                                                  -----      ------      -----
                                                                         (In Thousands)
Interest-earning assets:
   Federal funds sold, interest-bearing deposits and
      money market mutual funds............................       $ (88)     $ (55)      $(143)
   Investments in available-for-sale securities, other
      than mortgage-backed and mortgage-related securities.        (168)      (762)       (930)
   Mortgage-backed and mortgage-related securities.........         (93)       589         496
   Federal Home Loan Bank stock............................         (14)        --         (14)
   Loans, net..............................................          56        564         620
                                                                  -----      -----       -----
         Total interest-earning
            assets.........................................        (307)       336          29
                                                                  -----      -----       -----
Interest-bearing liabilities:
   Savings accounts........................................         (59)         9         (50)
   NOW accounts............................................        (165)       159          (6)
   Money market accounts...................................          (4)         1          (3)
   Certificates accounts...................................        (128)        32         (96)
   Federal Home Loan Bank advances.........................          --         31          31
   Advances from borrowers for taxes and insurance.........           1          1           2
                                                                  -----      -----       -----
         Total interest-bearing
            liabilities....................................        (355)       233        (122)
Increase (decrease) in net                                        -----      -----       -----
   interest income.........................................       $  48      $ 103       $ 151
                                                                  =====      =====       =====

                                                                       Fiscal Year Ended
                                                                        March 31, 2001
                                                                          Compared to
                                                                       Fiscal Year Ended
                                                                        March 31, 2000
                                                                  ----------------------------
                                                                 Increase (Decrease)
                                                                       Due to
                                                                  -----------------
                                                                  Rate       Volume        Net
                                                                  -----      ------      -----
                                                                          (In Thousands)
Interest-earning assets:
   Federal funds sold, interest-bearing deposits and
      money market mutual funds............................       $ 14       $ 137       $ 151
   Investments in available-for-sale securities, other
      than mortgage-backed and mortgage-related securities.        354          96         450
   Mortgage-backed and mortgage-related securities.........
   Federal Home Loan Bank stock............................        (48)       (331)       (379)
   Loans, net..............................................          8       -----           8
                                                                    85         (98)        (13)
         Total interest-earning                                   ----       -----       -----
                                                                   413        (196)        217
            assets.........................................       ----       -----       -----
Interest-bearing liabilities:
   Savings accounts........................................
   NOW accounts............................................         (5)        (27)        (32)
   Money market accounts...................................         --           6           6
   Certificates accounts...................................         (1)         (4)         (5)
   Federal Home Loan Bank advances.........................        335         (28)        307
   Advances from borrowers for taxes and insurance.........         --          --          --
                                                                    --           1           1
         Total interest-bearing                                   ----       -----       -----
            liabilities....................................        329         (52)        277
Increase (decrease) in net                                        ----       -----       -----
   interest income.........................................       $ 84       $(144)      $ (60)
                                                                  ====       =====       =====

Comparison of Financial Condition at December 31, 2001 and March 31, 2001

     Total assets at December 31, 2001 of $132.0 million represented an increase of $9.1 million or 7.4%, from $122.9 million at March 31, 2001. The increase in total assets at December 31, 2001 primarily reflects the increase in loans, net of $12.1 million, partially offset by a decrease in federal funds sold of $4.6 million.

     Loans, net, at December 31, 2001, of $78.5 million represented an increase of $12.1 million from $66.4 million at March 31, 2001. The increase in net loans was primarily in mortgage loans of $10.0 million and commercial loans of $2.2 million.

     Asset growth was funded primarily by a $8.7 million, or 7.9% increase in liabilities from $109.0 million at March 31, 2001 to $117.7 million at December 31, 2001. Total deposits at December 31, 2001 were $112.9 million, an increase of $4.4 million or 4.0% from $108.5 million at March 31, 2001.

     Advances from the Federal Home Loan Bank of Boston increased $4.0 million at December 31, 2001 from no advances at March 31, 2001. Advances were used to fund the growth in Enfield Federal's loan portfolio.

     Total equity was $14.3 million at December 31, 2001 compared to $13.9 million at March 31, 2001. The increase in equity was due to net income of $431,000, partially reduced by a decrease in accumulated other comprehensive income of $26,000.

Comparison of Operating Results for the Nine Months Ended December 31, 2001 and 2000

     Net Income. Net income increased $36,000, or 9.1% to $431,000 for the nine months ended December 31, 2001 from $395,000 for the nine months ended December 31, 2000. The increase was primarily attributable to a $155,000 decrease in interest expense on deposits for the nine months ended December 31, 2001 when compared to the same period in 2000. Partially offsetting this decrease was an increased cost in borrowed funds. Interest expense on Federal Home Loan Bank advances amounted to $31,000 for the nine months ended December 31, 2001. Enfield Federal had no borrowings for the nine months ended December 31, 2000.

     Net Interest and Dividend Income. Net interest and dividend income increased by $151,000, or 5.5%, to $2.9 million for the nine months ended December 31, 2001 from $2.7 million for the nine months ended December 31, 2000. The increase was primarily the result of the increase in average earning assets from $112.4 million for the 2000 period to $115.4 million for the 2001 period.

     Also contributing to the increase was the result of lower interest expense on deposits. The average rate paid on total interest-bearing liabilities decreased 28 basis points to 3.98% for the nine months ended December 31, 2001 from 4.26% for the nine months ended December 31, 2000 due to a lower interest rate environment.


     Interest and dividend income for both the nine months ended December 31, 2001 and 2000 was $6.1 million. However, the average yield on interest earning assets decreased 16 basis points to 7.07% for the 2001 period from 7.23% for the 2000 period, primarily due to lower interest rates. Interest income and fees on loans increased $620,000 to $4.3 million for the nine months ended December 31, 2001 compared to $3.7 million for the prior year period. This increase was due to a $9.6 million increase in the average balance outstanding and a 12 basis point increase in the average yields. Interest from available-for-sale and mortgage-backed securities decreased $434,000 from $2.0 million for the nine months ended December 31, 2000 to $1.6 million for the nine months ended December 31, 2001. The decrease was due to a decrease in the average balance of available-for-sale and mortgage-backed securities from $41.3 million for the nine months ended December 31, 2000 to $36.0 million for the nine months ended December 31, 2001 and a decrease in yields due to a lower interest rate environment.

         Provision for Loan Losses. During the nine months ended December 31, 2001 and 2000, Enfield Federal provided $106,000 and $158,000, respectively, for loan losses. The decrease is primarily attributable to the decrease in non-performing loans. The loan loss allowance as a percentage of total loans at December 31, 2001 was 0.86% as compared to 0.91% at December 31, 2000. The allowance for loan losses is based on management's evaluation of the losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements and gives due consideration to the changes in general market conditions and in the nature and volume of Enfield Federal's loan activity. Enfield Federal intends to continue to provide for loan losses based on its periodic review of the loan portfolio and general market conditions. While management believes that, based on information currently available, the allowance for loan losses is maintained at a level that is required by generally accepted accounting principles to cover probable losses inherent in its loan portfolio at this time, no assurances can be given that Enfield Federal's level of allowance for loan losses will cover loan losses incurred by Enfield Federal or that adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

     Noninterest income. Noninterest income totaled $279,000 for the nine months ended December 31, 2001 and $178,000 for the nine months ended December 31, 2000. The $101,000 increase in noninterest income was primarily attributable to an increase in net gains on the sales and calls of available-for-sale securities of $64,000 and a $55,000 increase in other income. See "Business of Enfield Federal Savings and Loan Association - Investment Portfolio."

     Noninterest expense. Noninterest expense increased $169,000, or 7.6% to $2.4 million for the nine months ended December 31, 2001, compared to $2.2 million for the nine months ended December 31, 2000. The increase in noninterest expense was attributable to an increase of $34,000 in salaries and benefits expenses from $1.3 million for the nine months ended December 31, 2000 to $1.3 million for the nine months ended December 31, 2001 due to additional staff needed to accommodate extending the hours of the bank and improving customer service, along with normal salary increases. Also contributing to the increase in noninterest expense was an increase of $93,000 in costs associated with office occupancy and equipment due to additional space leased for Enfield Federal's accounting and operations personnel. Data processing expense increased $41,000 from $86,000 for the nine months ended December 31, 2000 to $127,000 for the nine months ended December 31, 2001. The increase was due to an increase in the number of customers being serviced and costs associated with conversion to new General Ledger software.

     Provision for Income Taxes. Income taxes for the nine months ended December 31, 2001 were $244,000, an increase of $99,000 from $145,000 for the nine months ended December 31, 2000. The effective tax rates for the nine months ended December 31, 2001 and the nine months ended December 31, 2000 were 36.1% and 26.8%, respectively.

Comparison of Financial Condition at March 31, 2001 and 2000


     Total assets at March 31, 2001 were $122.9 million compared to $120.1 million at March 31, 2000 (restated), an increase of $2.8 million, or 2.3%. A decrease in investment securities of $6.9 million was offset by an increase in loans, net of $1.9 million along with increases in money market mutual funds of $4.8 million and federal funds sold of $2.6 million.

     Deposits totaled $108.5 million at March 31, 2001, representing an increase of $1.5 million compared to $107.0 million at March 31, 2000. The deposit growth reflects the increase in noninterest-bearing accounts of $1.5 million which was primarily attributable to a more aggressive marketing effort.

     Total capital increased $1.2 million or 9.5% to $13.9 million at March 31, 2001 compared to $12.7 million at March 31, 2000. This increase was due to net income of $491,000 and an increase of $714,000 in accumulated other comprehensive income related to unrealized gains on available-for-sale securities for the year ended March 31, 2001.

Comparison of Operating Results for the Years Ended March 31, 2001 and 2000

     Net Income. Net income for the year ended March 31, 2001 was $491,000 compared to net income of $697,000 for the year ended March 31, 2000 (restated). The difference was primarily the result of a $384,000 increase in noninterest expense, which was partially offset by a $112,000 increase in noninterest income.

     Net Interest and Dividend Income. Net interest and dividend income decreased by $60,000, or 1.6%, to $3.6 million for 2001 from $3.7 million for 2000. The decrease was primarily the result of higher interest expense. Interest expense increased $277,000 or 6.5%, to $4.5 million for 2001 from $4.2 million for 2000 primarily due to an increase in interest expense on certificate accounts. The average rate paid on certificate accounts increased 49 basis points to 5.49% in 2001 from 5.00% in 2000 due to a higher interest rate environment.

     Interest and dividend income for the year ended March 31, 2001 was $8.1 million compared to $7.9 million for the year ended March 31, 2000, an increase of $217,000, or 2.7%. The average yield on interest-earning assets increased 29 basis points to 7.22% in 2001 from 6.93% in 2000 primarily due to higher interest rates. Interest income on investments in available-for-sale securities, other than mortgage-backed and mortgage-related securities, increased $450,000 to $1.7 million in 2001 compared to $1.3 million for the prior year. This increase was due to a $1.8 million increase in the average balance of these securities outstanding and a 127 basis point increase in the average yield on such securities primarily due to higher market interest rates. Interest from mortgage-backed and mortgage-related securities decreased $379,000 from $1.3 million for 2000 to $892,000 in 2001. The decrease was due to a decrease in the average balance of mortgage-backed and mortgage-related securities from $16.6 million in 2000 to $12.1 million in 2001.


     Provision for Loan Losses. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level required by generally accepted accounting principles to provide for probable losses based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. The provision for loan losses made during the year ended March 31, 2001 totaled $194,000 compared with a provision made during the year ended March 31, 2000 that totaled $129,000. The provision was increased primarily because of the increase in the overall size of the loan portfolio and changes in composition of the loan portfolio, including the growth in commercial loans which carries a higher inherent risk of loss than the residential mortgage loan portfolio. The allowance for loan losses was 0.90% and 0.73%, respectively, at March 31, 2001 and 2000.


     Noninterest income. Noninterest income totaled $278,000 and $166,000 for 2001 and 2000, respectively. The $112,000 increase in noninterest income was attributable to an increase in cash surrender value of life insurance policies of $89,000 and a $55,000 increase in fees for services provided included within other income.

     Noninterest expense. Noninterest expense increased by $384,000, or 14.6%, to $3.0 million for 2001 from $2.6 million for 2000. The increase in noninterest expense was primarily attributable to an increase in salaries and employee benefits of $184,000, or 12.2%, to $1.7 million for 2001 from $1.5 million for 2000. This increase resulted from a combination of additional branch staff needed to accommodate extending the hours of the bank and improving customer service. Other expense increases include professional fees attributable to the establishment of an internal audit function and an asset/liability reporting function.


     Provision for Income Taxes. The provision for income taxes decreased $191,000 to $168,000 for 2001 compared to $359,000 (restated) for 2000. The provision for the year ended March 31, 2000 is a restatement to $359,000 from the $350,000 previously reported in the financial statements for that year. The restatement was made to correct errors that resulted in an understatement of previously reported income taxes. For further information regarding the Restatement, see Note 14 to the Financial Statements appearing elsewhere herein. The effective tax rates were 25.5% and 34.0% for 2001 and 2000, respectively. The lower effective tax rate for 2001 was primarily the result of the benefit received on non-taxable life insurance income.


Liquidity and Capital Resources

     The term "liquidity" refers to Enfield Federal's ability to generate adequate amounts of cash to fund loan originations, deposit withdrawals and operating expenses. Liquidity management is both a daily and long-term function of business management. Enfield Federal's primary sources of liquidity are deposits, scheduled amortization and prepayments of loan principal and mortgage-related securities, funds provided by Enfield Federal's operations and, to a much lesser extent, Federal Home Loan Bank borrowings. Enfield Federal can borrow funds from the Federal Home Loan Bank based on eligible collateral of loans and securities. At December 31, 2001, Enfield Federal's maximum borrowing capacity from the Federal Home Loan Bank was approximately $60.0 million. At December 31, 2001, Enfield Federal had outstanding borrowings of $4.0 million with unused borrowing capacity of $56.0 million. Enfield Federal did not have any Federal Home Loan Bank borrowings as of March 31, 2001 and 2000. Enfield Federal monitors its liquidity position frequently and anticipates that it will have sufficient funds to meet its current funding commitments.

         Loan repayment and maturing investment securities are a relatively predictable source of funds. However, deposit flows, calls of investment securities and prepayments of loans and mortgage-backed securities are strongly influenced by interest rates, general and local economic conditions and competition in the marketplace. These factors reduce the predictability of the timing of these sources of funds.

     Enfield Federal's primary investing activities are the origination of one- to four-family, multi-family and commercial real estate, commercial and consumer loans, and the purchase of mortgage and investment securities. During the nine months ended December 31, 2001, Enfield Federal originated approximately $27.3 million in total loans. One- to four-family loans accounted for 50.7% of the originations and multi-family and commercial real estate loans accounted for 26.2% of the originations during the nine month period ended December 31, 2001. During the years ended March 31, 2001 and 2000, Enfield Federal originated loans of approximately $13.5 million and $11.1 million, respectively. One- to four-family loans accounted for 43.8% of total loan originations for fiscal 2001 as compared to 69.9% of total loans originated for fiscal 2000. Multi-family and commercial real estate loans accounted for 19.0% and 16.5% of the originations during the years ended 2001 and 2000, respectively. Commercial loans accounted for 14.3% of total originations for fiscal 2001 as compared to 1.1% of total originations for fiscal 2000 and consumer loans for 22.9% and 12.5% during those same fiscal years. This reflects management's strategy of increasing the amount of commercial real estate, commercial and consumer loans. See "- Management's Strategy." At December 31, 2001 and March 31, 2001, Enfield Federal had loan commitments to borrowers of approximately $2.7 million and $1.4 million, respectively, and available home equity and unadvanced lines of credit of approximately $1.9 million and $1.3 million, respectively. Purchases of investment securities totaled $39.2 million for the nine months ended December 31, 2001, $13.0 million for the year ended March 31, 2001 and $11.3 million for the year ended March 31, 2000.

     Deposit flows are affected by the level of interest rates, by the interest rates and products offered by competitors and by other factors. Total deposits were $112.9 million at December 31, 2001, a $4.4 million increase from the $108.5 million balance at March 31, 2001. Total deposits increased by $1.4 million during the year ended March 31, 2001 as compared to fiscal 2000.

     Enfield Federal has traditionally been a well-capitalized savings bank. At December 31, 2001 and March 31, 2001, Enfield Federal exceeded each of the applicable regulatory capital requirements. Enfield Federal's tier 1 capital was $14.2 million and $13.8 million at December 31, 2001 and March 31, 2001, respectively. Tier 1 capital represented 20.7% and 23.0% of risk-weighted assets at December 31, 2001 and March 31, 2001, respectively. Tier 1 capital represented 20.7% and 23.0% of total regulatory assets at December 31, 2001 and March 31, 2001 which exceeds the well capitalized requirements of 6.0%. At December 31, 2001 and March 31, 2001, respectively, Enfield Federal had a risk-based total capital of $14.9 million and $14.4 million, a risk-based capital ratio of 21.7% and 24.0% which significantly exceeds the applicable well capitalized requirements of 10.0%.

     Management is not aware of any known trends, events or uncertainties that will have or are reasonably likely to have a material effect on Enfield Federal's liquidity, capital or operations, nor is management aware of any current recommendation by regulatory authorities which, if implemented, would have a material effect on Enfield Federal's liquidity, capital or operations.

Recent Accounting Pronouncements

     In September 2000, FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" and rescinds SFAS Statement No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001; however, the disclosure provisions are effective for fiscal years ending after December 15, 2000. The adoption of this statement did not have a material impact on Enfield Federal's financial position or results of operations.

     In June 2001, FASB issued SFAS No. 141, "Business Combinations." This Statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." Under Opinion 16 business combinations were accounted for using one of two methods, the pooling-of-interests method or the purchase method. All business combinations in the scope of SFAS No. 141 are to be accounted for using one method -- the purchase method. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption of SFAS No. 141 will have no immediate effect on Enfield Federal's financial statements since it had no plans to acquire entities in business combinations as of December 31, 2001. If Enfield Federal consummates business combinations in the future, any such combination that would have been accounted for by the pooling-of-interests method under Opinion 16 will be accounted for under the purchase method and the difference in accounting could have a substantial impact on Enfield Federal's financial statements.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This Statement addresses financial accounting and reporting for required goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." The initial recognition and measurement provisions of SFAS No. 142 apply to intangible assets which are defined as assets (not including financial assets) that lack physical substance. The term "intangible assets" is used in SFAS No. 142 to refer to intangible assets other than goodwill. The accounting for a recognized intangible asset is based on its useful life. An intangible asset with a finite useful life is amortized; an intangible asset with an indefinite useful life is not amortized. An intangible asset that is subject to amortization shall be reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 142 provides that goodwill shall not be amortized. Goodwill is defined as the excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed. SFAS No. 142 further provides that goodwill shall be tested for impairment at a level of reporting referred to as a reporting unit. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. SFAS No. 142 is effective as follows:

     All of the provisions of SFAS No. 142 shall be applied in fiscal years beginning after December 15, 2001, to all goodwill and intangible assets recognized in an entity's statement of financial position at the beginning of that fiscal year, regardless of when those previously recognized assets were initially recognized.

     Enfield Federal does not expect that SFAS No. 142 will have any material effect on its financial statements.

Impact of Inflation and Changing Prices

     The financial statements and accompanying notes of Enfield Federal have been prepared in accordance with GAAP. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than do the effects of inflation.

                       BUSINESS OF NEW ENGLAND BANCSHARES

     New England Bancshares has not engaged in any business to date. Upon completion of the reorganization, New England Bancshares will own Enfield Federal. New England Bancshares will retain approximately 20% of the net proceeds from the offering. We will invest our initial capital as discussed in "How We Intend to Use the Proceeds from the Offering."

     Immediately after consummation of the reorganization, it is expected that the only business activities of New England Bancshares will include holding all of the outstanding common stock of Enfield Federal, funding a loan to the ESOP from the proceeds of capital raised in the offering, and contributing approximately 80% of the net proceeds from the offering to Enfield Federal as additional capital. We may use the net proceeds retained by us to pay dividends to stockholders and to repurchase shares of our common stock. In the future, however, we will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the issuance of additional shares of common stock to raise capital or to support mergers or acquisitions and borrowing funds for reinvestment in Enfield Federal. There are no plans for any additional capital issuance, merger or acquisition, or other diversification of the activities of New England Bancshares at the present time.

     Our cash flow will depend upon earnings from the investment of the portion of net proceeds we retain and any dividends we receive from Enfield Federal. Initially, we will neither own nor lease any property, but will instead use the premises, equipment and furniture of Enfield Federal. At the present time, we intend to employ only persons who are officers of Enfield Federal to serve as officers of New England Bancshares. We will however, use the support staff of Enfield Federal from time to time. These persons will not be separately compensated by us. We will hire additional employees, as appropriate, to the extent we expand our business in the future. See "How We Intend to Use the Proceeds from the Offering."

            BUSINESS OF ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION

General

     Enfield Federal was originally incorporated as a Connecticut building and loan association in 1916. In 1939, Enfield Federal converted to a state chartered savings and loan association and, in 1941, became a federally-chartered savings and loan association. Enfield Federal's mission is to be a profitable community-oriented provider of banking products and services to individuals and small businesses, including residential and commercial mortgages, commercial loans, consumer loans, and a variety of deposit instruments. Enfield Federal operates through four full service banking offices in Hartford County, Connecticut.

     Enfield Federal's revenues are derived principally from interest on loans and interest and dividends on investment securities. Enfield Federal's primary sources of funds are retail deposits, scheduled amortization and prepayments of loan principal mortgage-backed securities, and funds provided by operations. To a much lesser extent, Enfield Federal also uses borrowings from the Federal Home Loan Bank as a source of funds for loans and investments. See "-- Sources of Funds."

     The largest component of Enfield Federal's expenses is the interest that it pays on deposits and borrowings.

Market Area

     Enfield Federal conducts its operations through its main office and two other branch offices in Enfield and a branch office in neighboring Suffield, Connecticut. Enfield Federal currently plans to open two new branch offices located in its market area. Enfield Federal's deposits are gathered from, and its lending activities are concentrated primarily in, the towns of Enfield and Suffield and the communities contiguous to those two towns.

     Enfield and Suffield are largely suburban towns located along the Massachusetts border in the north- central part of the state in Hartford County, Connecticut. Enfield and Suffield are approximately 10 miles from and are midway between the cities of Hartford, Connecticut and Springfield, Massachusetts, and are two hours from both Boston and New York City. Enfield and Suffield are both near Interstate 91, the major north-south highway that runs directly through the heart of New England. Bradley International Airport, one of three major New England airports and the only major airport within a 100 mile radius is located in the town of Windsor Locks, immediately adjacent to both Suffield and Enfield. The region serves as the governmental and as a financial center of Connecticut. Hartford County has a diversified mix of industry groups, including insurance and financial services, manufacturing, service, government and retail. The major employers in the area include several prominent international and national insurance and manufacturing companies, such as Aetna, Inc., The Hartford Financial Services Group, Inc., Travelers Property Casualty Corp., United Technologies Corp., Stanley Works, as well as many regional banks and the Connecticut State Government. Businesses in the immediate vicinity of Enfield and Suffield include Lego Toys and Hallmark Cards. According to published statistics, Hartford County's 2001 population was approximately 858,000 and consisted of approximately 334,000 households. The population increased approximately 0.76% from 1990. Per capita income in 2001 for Hartford County was approximately $28,000, which was less than the Connecticut average of approximately $32,000. Likewise, 2001 median household income for Hartford County was $55,725 compared to approximately $60,000 for Connecticut.

Competition

     Enfield Federal faces intense competition both in making loans and attracting deposits. North-central Connecticut has a high concentration of financial institutions and financial services providers, many of which are branches of large money center, super-regional and regional banks which have resulted from the consolidation of the banking industry in New England. Many of these competitors have greater resources than does Enfield Federal and may offer services that Enfield Federal does not provide.

     Enfield Federal's competition for loans comes from commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, insurance companies and brokerage and investment banking firms. Enfield Federal's most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations, credit unions and mutual funds. Enfield Federal faces additional competition for deposits from short-term money market funds and other corporate and government securities funds and from brokerage firms and insurance companies.

Lending Activities

     Loan Portfolio Composition. Enfield Federal's loan portfolio consists of one- to four-family residential mortgage loans, including construction loans, home equity loans and lines of credit, multi-family and commercial real estate loans, commercial loans and consumer loans, particularly automobile loans.

     Origination and Servicing of Loans. Enfield Federal's mortgage lending activities are conducted by its salaried loan representatives operating at its main office in Enfield. Enfield Federal underwrites all loans that it originates under its loan policies and procedures which model those of Fannie Mae and Freddie Mac. Enfield Federal originates both adjustable-rate and fixed-rate mortgage loans. Its ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. Enfield Federal is primarily a portfolio lender, originating substantially all of its loans for investment. Recently, however, in an effort to better manage its interest rate risk, Enfield Federal determined to sell, on a selective basis, its longer term fixed-rate mortgage loans in the secondary market.


     In 1999, Enfield Federal hired a senior loan officer, with 19 years of commercial lending experience, responsible for: (1) emphasizing the origination of commercial and consumer loans; (2) decreasing Enfield Federal's reliance on long-term fixed-rate mortgages; and (3) increasing Enfield Federal's short-term adjustable rate mortgage portfolio. Consistent with its current business strategy, Enfield Federal recently hired a third commissioned loan officer with over 25 years of lending experience, including the past 17 years of which involved consumer and small business lending and commercial credit analysis. This new loan officer has the primary responsibility of originating commercial and consumer loans.


     Enfield Federal's loans are subject to federal and state law and regulations. The interest rates charged on loans are affected principally by the demand for loans, the supply of money available for lending purposes and the interest rates offered by competitors. These factors are, in turn, affected by general and local economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

     The following table sets forth the composition of Enfield Federal's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

                                               At December 31,                     At March 31,
                                            --------------------   -------------------------------------------
                                                    2001                   2001                   2000
                                            --------------------   --------------------   --------------------
                                                         Percent                Percent               Percent
                                            Amount      of Total   Amount      of Total   Amount      of Total
                                            --------    --------   --------    --------   --------    --------
                                                                   (Dollars in Thousands)
      Mortgage loans:
         Residential loans:

            One- to four-family .........   $ 56,416      71.01%   $ 52,228     77.67%    $ 54,053      82.97%
            Multi-family ................      5,351       6.74       5,347      7.95        5,044       7.74
         Commercial real estate .........     11,809      14.86       5,947      8.84        4,659       7.15
                                            --------     ------    --------    ------     --------     ------
               Total mortgage loans .....     73,576      92.61      63,522     94.46       63,756      97.86
      Consumer loans ....................      1,532       1.93       1,565      2.33        1,276       1.96
      Commercial loans ..................      4,337       5.46       2,160      3.21          116       0.18
                                            --------     ------    --------    ------     --------     ------
               Total loans ..............     79,445     100.00%     67,247    100.00%      65,148     100.00%
                                                         ======                ======     ========     ======
Less:
   Deferred loan origination fees, net...       (250)                  (272)                  (251)
   Allowance for loan losses ............       (682)                  (603)                  (472)
                                            --------               --------               --------
      Total loans, net ..................   $ 78,513               $ 66,372               $ 64,425
                                            ========               ========               ========

     Loan Maturity. The following table shows the remaining contractual maturity of Enfield Federal's total loans at December 31, 2001. The table does not include the effect of future principal prepayments.

                                                                     At December 31, 2001
                                              ----------------------------------------------------------------
                                              One- to
                                               Four-    Multi-   Commercial                             Total
                                              Family    Family   Real Estate   Consumer   Commercial    Loans
                                              -------   ------   -----------   --------   ----------   -------
                                                                          (In Thousands)
Amounts due in:
   One year or less .......................   $ 5,263   $2,640     $   757      $  400      $  342     $ 9,402
                                              -------   ------     -------      ------      ------     -------
   After one year:
      More than one year to three years...      2,865      209         166         331         599       4,170
      More than three years to five
years .....................................     2,051       --         552         714         742       4,059
      More than five years to ten years ...     3,414       --       1,840          21       1,892       7,167
      More than ten years to fifteen
years .....................................     8,625      320       2,007          66         661      11,679
      More than fifteen years .............    34,198    2,182       6,487          --         101      42,968
                                              -------   ------     -------      ------      ------     -------
         Total due after one year .........    51,153    2,711      11,052       1,132       3,995      70,043
                                              -------   ------     -------      ------      ------     -------
         Total amount due .................   $56,416   $5,351     $11,809      $1,532      $4,337     $79,445
                                              =======   ======     =======      ======      ======     =======

     The following table sets forth, at December 31, 2001, the dollar amount of loans contractually due after December 31, 2002, and whether such loans have fixed interest rates or adjustable interest rates.

                                                Due After December 31, 2002
                                               ------------------------------
                                                Fixed    Adjustable   Total
                                               -------   ----------   -------
                                                       (In Thousands)
Mortgage loans:
   Residential loans:
      One- to four- family ..............      $34,224     $16,929    $51,153
      Multi-family ......................          209       2,502      2,711
   Commercial real estate ...............        2,158       8,894     11,052
                                               -------     -------    -------
         Total mortgage loans ...........       36,591      28,325     64,916
Consumer loans ..........................        1,132          --      1,132
Commercial loans ........................          830       3,165      3,995
                                               -------     -------    -------
                                               $38,553     $31,490    $70,043
                                               =======     =======    =======

     The following table sets forth Enfield Federal's loan originations, principal repayments and other loan activities for the periods indicated:

                                                 For the Nine Months      For the Fiscal Year
                                                  Ended December 31,        Ended March 31,
                                                 --------------------    --------------------
                                                   2001        2000        2001        2000
                                                 --------    --------    --------    --------
                                                               (In Thousands)
Beginning balance, loans, net ................   $ 66,372    $ 64,425    $ 64,425    $ 66,355
                                                 --------    --------    --------    --------
   Originations:
      Mortgage loans:
         Residential loans:
            One- to four-family ..............     13,829       3,670       5,923       7,742
            Multi-family .....................        170         402         402         162
         Commercial real estate ..............      6,969         955       2,177       1,665
                                                 --------    --------    --------    --------
               Total mortgage loans ..........     20,968       5,027       8,502       9,569
      Consumer loans .........................      3,221       1,835       3,096       1,384
      Commercial loans .......................      3,097       1,288       1,935         120
                                                 --------    --------    --------    --------
               Total loans ...................     27,286       8,150      13,533      11,073
                                                 --------    --------    --------    --------
                        Total ................     93,658      72,575      77,958      77,428

Deduct:
   Principal loan repayments and other, net...    (14,994)     (7,282)    (11,118)    (12,993)
   Loan charge-offs, net of recoveries .......        (27)        (32)        (63)        (10)
   Transfers to REO ..........................       (124)       (160)       (405)         --
                                                 --------    --------    --------    --------
Ending balance, loans, net ...................   $ 78,513    $ 65,101    $ 66,372    $ 64,425
                                                 ========    ========    ========    ========

     One- to Four-Family Loans. Enfield Federal's primary lending activity is to originate loans secured by one- to four-family residences located in its primary market area. At December 31, 2001, $56.4 million, or 71.0%, of its total loans consisted of one- to four-family mortgage loans. Of the one- to four-family loans outstanding at that date, 69.9% were fixed-rate mortgage loans and 30.1% were adjustable-rate loans.

     Enfield Federal originates fixed-rate fully amortizing loans with maturities ranging between 10 and 30 years. Management establishes the loan interest rates based on market conditions. Enfield Federal offers mortgage loans that conform to Fannie Mae and Freddie Mac guidelines, as well as jumbo loans, which presently are loans in amounts over $300,700.

     Enfield Federal also currently offers adjustable-rate mortgage loans, with an interest rate based on the one year Constant Maturity Treasury Bill index which adjust annually from the outset of the loan or which adjust annually after a three, five or ten year initial fixed period and with terms of up to 30 years, with the majority of adjustable rate loans adjusting after a five-year period. Interest rate adjustments on such loans are generally limited to no more than 2% during any adjustment period and 6% over the life of the loan.

     Adjustable-rate mortgage loans help reduce Enfield Federal's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by borrowers. It is possible that during periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required to be paid by borrowers. In addition, although adjustable-rate mortgage loans allow Enfield Federal to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, Enfield Federal has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in its cost of funds during periods of rising interest rates. Enfield Federal believes these risks, which have not had a material adverse effect on it to date, generally are less than the risks associated with holding fixed-rate loans in its portfolio in a rising interest rate environment.

         Enfield Federal underwrites fixed- and variable-rate one- to four-family residential mortgage loans with loan-to-value ratios of up to 100% and 95%, respectively, provided that a borrower obtains private mortgage insurance on loans that exceed 80% of the appraised value or sales price, whichever is less, of the secured property. Enfield Federal also requires that fire, casualty, title, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans made by Enfield Federal. An independent licensed appraiser generally appraises all properties.

     Enfield Federal offers its full-time employees who satisfy certain criteria and its general underwriting standards fixed- and adjustable-rate mortgage loans with reduced interest rates which are currently 50 basis points below the rates offered to Enfield Federal's other customers. The employee mortgage rate normally ceases upon termination of employment. Upon termination of the employee mortgage rate, the interest rate reverts to the contract rate in effect at the time that the loan was extended. All other terms and conditions contained in the original mortgage and note continue to remain in effect. As of December 31, 2001, Enfield Federal had $1.3 million of employee mortgage rate loans, or 1.6% of total loans.

     Construction Loans. Enfield Federal also originates construction loans to individuals for the construction and acquisition of personal residences. At December 31, 2001, residential construction loans amounted to $315,000 of its total loans. At December 31, 2001, the unadvanced portion of these construction loans totaled $524,000.

     Enfield Federal's residential construction loans generally provide for the payment of interest only during the construction phase, which is usually 12 months. At the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made with a maximum loan to value ratio of 90%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price, whichever is less, of the secured property. At December 31, 2001, the largest outstanding residential construction loan commitment was for $230,000, $174,000 of which was outstanding. This loan was performing according to its terms at December 31, 2001. Construction loans to individuals are generally made on the same terms as Enfield Federal's one- to four-family mortgage loans.

     Before making a commitment to fund a residential construction loan, Enfield Federal requires an appraisal of the property by an independent licensed appraiser. Enfield Federal also reviews and inspects each property before disbursement of funds during the terms of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

     Enfield Federal makes construction loans for commercial development projects. The projects include multi-family, apartment, small industrial, retail and office buildings. These loans generally have an interest-only phase during construction then convert to permanent financing. Disbursement of funds are at the sole discretion of Enfield Federal and are based on the progress of construction. The maximum loan-to-value limit applicable to these loans is generally 75%. At December 31, 2001, commercial construction loans totaled $1.2 million, or 1.5% of total loans.

     Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, Enfield Federal may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value proves to be inaccurate, Enfield Federal may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

         Home Equity Loans and Lines of Credit. Enfield Federal offers home equity loans and home equity lines of credit, both of which are secured by owner-occupied one- to three-family residences. At December 31, 2001, home equity loans and equity lines of credit totaled $4.8 million, or 6.0% of Enfield Federal's total loans. Additionally, at December 31, 2001, the unadvanced amounts of home equity loans of credit totaled $648,000. The underwriting standards employed by Enfield Federal for home equity loans and equity lines of credit include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity loans are offered with fixed rates of interest and with terms up to 15 years. The loan-to-value ratio for a home equity loan is generally limited to 90%. Enfield Federal also offers home equity lines of credit with adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal. Interest rate adjustments on home equity lines of credit are limited to no more than a maximum of 18% or 6% above the initial interest rate, whichever is lower, and a minimum interest rate of 6%.

     Multi-Family and Commercial Real Estate Loans. Enfield Federal originates multi-family and commercial real estate loans that are generally secured by five or more unit apartment buildings and properties used for business purposes such as small office buildings, industrial facilities or retail facilities primarily located in Enfield Federal's primary market area. At December 31, 2001, Enfield Federal had $17.2 million in multi-family and commercial real estate loans which amounted to 21.6% of total loans. Enfield Federal's multi-family and commercial real estate underwriting policies provide that such real estate loans may be made in amounts of up to 80% of the appraised value of the property provided such loan complies with Enfield Federal's current loans-to-one-borrower limit, which at December 31, 2001 was $2.2 million. Enfield Federal's multi-family and commercial real estate loans may be made with terms of up to 25 years and are offered with interest rates that are fixed or adjust periodically and are generally indexed to the five year Constant Maturity Treasury Note Rate Index plus a margin of 350 to 400 basis points. In reaching its decision on whether to make a multi-family or commercial real estate loan, Enfield Federal considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, Enfield Federal will also consider the term of the lease and the quality of the tenants. Enfield Federal generally requires that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x. Environmental surveys are generally required for commercial real estate loans. Generally, multi-family and commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals.


     A commercial borrower's financial information is monitored on an ongoing basis through the policy of requiring periodic financial statement updates, payment history reviews and periodic face-to-face meetings with the borrower. Enfield Federal requires commercial borrowers to provide annually updated financial statements and federal tax returns. These requirements also apply to all guarantors on commercial loans. Enfield Federal also requires borrowers with rental investment property to provide an annual report of income and expenses for the property, including a tenant list and copies of leases, as applicable. The largest multi-family or commercial real estate loan in Enfield Federal's portfolio at December 31, 2001 was a performing $1.6 million real estate loan secured by a residential apartment complex located in Enfield, Connecticut.

     Loans secured by multi-family and commercial real estate properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. See "Risk Factors-Because Enfield Federal intends to increase its commercial real estate, commercial and consumer loans, its lending risk will increase and downturns in the real estate market or local economy could adversely impact its earnings." Enfield Federal seeks to minimize these risks through its underwriting standards. See "Business of Enfield Federal Savings and Loan Association-Lending Activities-Origination and Servicing of Loans."

     Commercial Loans and Lines of Credit. At December 31, 2001, Enfield Federal had $4.3 million in commercial loans which amounted to 5.5% of total loans. In addition, at such date, Enfield Federal had $447,000 of unadvanced commercial lines of credit. Enfield Federal makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. Commercial lending products include term loans, revolving lines of credit and Small Business Administration guaranteed loans. The maximum amount of a commercial business loan is limited by Enfield Federal's loans-to-one-borrower limit which at December 31, 2001, was $2.2 million. Term loans are generally used for longer-term working capital uses such as purchasing equipment, furniture, or refinancing short-term loans. Revolving lines of credit are intended for short-term working capital purposes such as inventory purchasing or accounts receivable financing. Commercial lines of credit are not intended for purchasing fixed assets. Commercial loans and lines of credit are made with either variable or fixed rates of interest. Variable rates are based on the prime rate as published in The Wall Street Journal, plus a margin. Fixed rate business loans are generally indexed to the two, five or ten year Constant Maturity Treasury Note Rate Index, as corresponds to the term of the loan, plus a margin of up to 450 basis points.

         When making commercial business loans, Enfield Federal considers the financial statements of the borrower, Enfield Federal's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 80% of the value of the collateral securing the loan. Enfield Federal generally does not make unsecured commercial loans. See "Business of Enfield Federal Savings and Loan Association-Lending Activities-Multi-Family and Commercial Real Estate Loans."

     Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. See "Risk Factors-Because Enfield Federal intends to increase its commercial real estate, commercial and consumer loans, its lending risk will increase and downturns in the real estate market or local economy could adversely impact its earnings." Enfield Federal seeks to minimize these risks through its underwriting standards. See "Business of Enfield Federal Savings and Loan Association-Lending Activities-Origination and Servicing of Loans." At December 31, 2001, Enfield Federal's largest commercial loan was a $723,000 loan secured by business assets located in Suffield, Connecticut and operating as a retail supermarket. This loan was performing according to its original terms at December 31, 2001.

     Consumer Loans. Enfield Federal offers fixed-rate automobile loans for new or used vehicles with terms of up to 66 months and loan-to-value ratios of up to 90% of the lesser of the purchase price or the retail value shown in the NADA Used Car Guide. At December 31, 2001, automobile loans totaled $1.2 million, or 1.5% of Enfield Federal's total loans and 79% of consumer loans. For the nine months ended December 31, 2001 and for fiscal 2001, Enfield Federal originated $625,000 and $681,000 of automobile loans, respectively.

     Other consumer loans at December 31, 2001 amounted to $324,000, or 0.4% of Enfield Federal's total loans and 21% of consumer loans. These loans include secured and unsecured personal loans. Personal loans generally have a fixed-rate, a maximum borrowing limitation of $10,000 and a maximum term of four years. Collateral loans are generally secured by a passbook account or a certificate of deposit at Enfield Federal.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections depend on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

     Loan Approval Procedures and Authority. Enfield Federal's lending policies and loan approval limits are recommended by senior management, reviewed by the Executive Committee of the board of directors and approved by the board of directors. The Executive Committee is comprised of two non-employee directors, the President and Chief Executive Officer and the Senior Loan Officer (a non-voting member of the Committee). Each individual's lending authority limit is based on his or her experience and capability and reviewed annually by the board. Certain individuals are assigned lending authority grades of "Level 1" through "Level 4" and may approve extensions of credit up to their individual lending authority limit. Any extension of credit that exceeds an individual's authority requires the approval of a second individual with a higher level of authority sufficient to accommodate the request as appropriate, or requires the approval of the Executive Committee. Notwithstanding individual and joint lending authority, board approval is required for any request involving any compromise of indebtedness, such as the forgiveness of unpaid principal, accrued interest, accumulated fees, or acceptance of collateral or other assets in lieu of payment.

     The Executive Committee has the authority to approve all loans up to $1.3 million. Requests in excess of this limit must be submitted to the full board of directors for approval. Individuals possessing "Level 1" authority may approve residential mortgage loans in amounts of up to $300,000 (owner occupied) and $250,000 (non-owner occupied), commercial and multi-family real estate loans in amounts of up to $500,000, commercial loans in amounts of up to $500,000 (secured) and $250,000 (unsecured) and consumer loans in amounts of up to $100,000.

     Individuals possessing "Level 2" authority may approve residential mortgage loans in amounts of up to $250,000 (owner occupied) and $100,000 (non-owner occupied), commercial and multi-family real estate loans in amounts of up to $275,000, commercial loans in amounts of up to $250,000 (secured) and $100,000 (unsecured) and consumer loans in amounts of up to $75,000.

     Individuals possessing "Level 3" authority may approve residential mortgage loans in amounts of up to $75,000 (owner occupied) and $50,000 (non-owner occupied), commercial and multi-family real estate loans in amounts of up to $100,000, commercial loans in amounts of up to $50,000 (secured) and $5,000 (unsecured) and consumer loans in amounts of up to $50,000.

     Individuals possessing "Level 4" authority may approve only secured consumer loans in amounts of up to $25,000.

Asset Quality

     One of Enfield Federal's key operating objectives has been and continues to be the achievement of a high level of asset quality. Enfield Federal maintains a large proportion of loans secured by residential one- to four-family properties and commercial properties, sets sound credit standards for new loan originations, and follows careful loan administration procedures. These practices and relatively favorable economic and real estate market conditions have resulted in a low level of non-performing assets in recent years. These factors have helped strengthen Enfield Federal's financial condition.

     Delinquent Loans and Foreclosed Assets. Enfield Federal's policies require that management continuously monitor the status of the loan portfolio and report to the Executive Committee of the Board of Directors on a monthly basis. These reports include information on delinquent loans and foreclosed real estate, and Enfield Federal's actions and plans to cure the delinquent status of the loans and to dispose of the foreclosed property.

     Reports listing all delinquent accounts are generated and reviewed by management on a monthly basis and the Executive Committee performs a monthly review of all loans or lending relationships delinquent 90 days or more and all real estate owned. The procedures taken by Enfield Federal with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower is habitually delinquent. When a borrower fails to make a required payment on a loan, Enfield Federal takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. Enfield Federal generally sends the borrower a written notice of non-payment after the loan is first past due. Enfield Federal's guidelines provide that telephone, written correspondence and/or face-to-face contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, Enfield Federal usually attempts to obtain full payment, work out a repayment schedule with the borrower to avoid foreclosure or, in some instances, accept a deed in lieu of foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for Enfield Federal to take legal action, which typically occurs after a loan is 90 days or more delinquent, Enfield Federal will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by Enfield Federal, becomes real estate owned.

         Federal regulations and Enfield Federal's Asset Classification Policy require that Enfield Federal utilize an internal asset classification system as a means of reporting problem and potential problem assets. Enfield Federal has incorporated the Office of Thrift Supervision's internal asset classifications as a part of its credit monitoring system. Enfield Federal currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

     When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for loan losses in an amount deemed prudent by management. General valuation allowances represent loss allowances which have been established to recognize the losses inherent in the loan portfolio that are both probable and reasonably estimable, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

     A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision which can order the establishment of additional general or specific loss allowances. The Office of Thrift Supervision, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Although management believes that, based on information currently available to it at this time, its allowance for loan losses is at a level required by generally accepted accounting principles, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary.

     On a quarterly basis, Enfield Federal's Executive Committee classifies Enfield Federal's assets and the board of directors reviews the results of the reports. Enfield Federal classifies assets in accordance with the management guidelines described above. At December 31, 2001, Enfield Federal had $292,000 of total assets designated as Substandard consisting of four residential mortgage loans. At such date, no loans were designated as Doubtful (in accordance with Office of Thrift Supervision regulations) or were designated as Loss (in accordance with Office of Thrift Supervision regulations). As of December 31, 2001, Enfield Federal had a total of ten loans, totaling $757,000, designated as Special Mention, consisting of five residential mortgages aggregating $492,000, three commercial mortgages aggregating $198,000, one home equity loan for $50,000, and one unsecured personal loan for $17,000. At December 31, 2001, the largest loan designated as Special Mention had a carrying balance of $264,000 and was secured by a residential property. At December 31, 2001, all of Enfield Federal's classified and special mention assets totaled $1.0 million, representing 1.3% of loans.

     At March 31, 2001, Enfield Federal had $567,000 of total assets designated as Substandard consisting of six residential mortgage loans and one commercial mortgage. At March 31, 2001, the largest loan designated as Substandard had a carrying balance of $121,000 and was secured by a residential property. At such date, one loan was designated as Doubtful (in accordance with Office of Thrift Supervision regulations) in the amount of $50,000 secured by a residential property, which is reported as other real estate owned, and no loans were designated as Loss (in accordance with Office of Thrift Supervision regulations). As of March 31, 2001, Enfield Federal had a total of five loans, totaling $374,000, designated as Special Mention consisting of five residential mortgages. At March 31, 2001, the largest loan designated as Special Mention had a carrying balance of $100,000 and was secured by a residential property. At March 31, 2001, all of Enfield Federal's classified and special mention assets totaled $991,000, representing 1.5% of loans.

     At March 31, 2000, Enfield Federal had $583,000 of total loans designated as Substandard consisting of seven residential mortgage loans and one commercial mortgage, of which $342,000 were not on non-accrual status. At March 31, 2000, the largest loan designated as Substandard had a carrying balance of $119,000 and was secured by a residential property. At such date, no loans were designated as Doubtful (in accordance with Office of Thrift Supervision regulations) and no loans were designated as Loss (in accordance with Office of Thrift Supervision regulations). As of March 31, 2001, Enfield Federal had no loans designated as Special Mention. At March 31, 2000, all of Enfield Federal's classified and special mention assets totaled $583,000, representing 0.87% of loans.

     The following table sets forth the delinquencies in Enfield Federal's loan portfolio as of the dates indicated.


                                               At December 31, 2001                        At March 31, 2001
                                    ----------------------------------------   ---------------------------------------
                                         30-89 Days        90 Days or More         30-89 Days         90 Days or More
                                    -------------------   ------------------   ------------------   ------------------
                                    Number    Principal   Number   Principal   Number   Principal   Number   Principal
                                      of     Balance of    of       Balance      of      Balance       of     Balance
                                     Loans     Loans      Loans    of Loans    Loans    of Loans     Loans   of Loans
                                    ------   ----------   ------   ---------   ------   ---------   ------   ---------
                                                             (Dollars in Thousands)
Mortgage loans:
   Residential loans:
      One- to four-family....          9       $ 558         4       $ 292        6       $ 415        8       $ 669
   Commercial real estate....         --          --        --          --       --          --       --          --
                                      --       -----        --       -----       --       -----       --       -----
      Total mortgage loans...          9         558         4         292        6         415        8         669
   Consumer loans............          3          22        --          --        6          59       --          --
                                      --       -----        --       -----       --       -----       --       -----
            Total............         12       $ 580         4       $ 292       12       $ 474        8       $ 669
                                      ==       =====        ==       =====       ==       =====       ==       =====
Delinquent loans to loans(1).                   0.73%                 0.37%                0.71%                1.00%
                                               =====                 =====                =====                =====


                                                                                At March 31, 2000
                                                                     ---------------------------------------------
                                                                          30-89 Days            90 Days or More
                                                                     ---------------------   ---------------------
                                                                                 Principal               Principal
                                                                     Number of    Balance    Number of    Balance
                                                                       Loans     of Loans      Loans     of Loans
                                                                     ---------   ---------   ---------   ---------
                                                                             (Dollars in Thousands)
Mortgage loans:
   Residential loans:
      One- to four-family...................................            11         $ 802          4        $ 322
      Multi-family                                                       -             -          1           39
   Commercial real estate...................................             1            36         --           --
                                                                        --         -----         --        -----
            Total mortgage loans............................            12           838          5          361
   Consumer loans...........................................             2            16         10          154
                                                                        --         -----         --        -----
            Total...........................................            14         $ 854         15        $ 515
                                                                        ==         =====         ==        =====
Delinquent loans to loans(1)................................                        1.32%                   0.79%
                                                                                   =====                   =====

----------
(1)  Loans are presented before the allowance for loan losses.

      Non-Performing Assets and Impaired Loans. The following table sets forth information regarding non-accrual loans, other real estate owned and impaired loans.




                                                       At December 31,    At March 31,
                                                       ---------------   -------------
                                                            2001         2001     2000
                                                           -------       -----   -----
                                                               (Dollars in Thousands)
Non-accruing loans:
   Mortgage loans:
      Residential loans:
           One- to four-family ....................        $   292       $ 669   $ 322
           Multi-family ...........................             --          --      39
                                                           -------       -----   -----
         Total mortgage loans .....................            292         669     361
   Consumer loans .................................             --          --     154
                                                           -------       -----   -----
            Total nonaccrual loans ................            292         669     515
Other Real estate owned, net(1)...................             80         270      88
                                                           -------       -----   -----
            Total non-performing assets(2) ........        $   372       $ 939   $ 603
                                                           =======       =====   =====
Impaired loans - troubled debt restructured,
   performing .....................................        $    --       $ 100   $  --
                                                           =======       =====   =====
Allowance for loan losses as a
   percent of loans(3) ............................           0.86%       0.90%   0.73%
                                                           =======       =====   =====
Allowance for loan  losses as a
   percent of non-performing loans(4) .............         233.56%      90.13%  91.65%
                                                           =======       =====   =====
Non-performing loans as a percent
   of loans(3)(4) .................................           0.37%       1.00%   0.79%
                                                           =======       =====   =====
Non-performing assets as a percent
   of total assets(2) .............................           0.28%       0.76%   0.50%
                                                           =======       =====   =====

----------

(1) At March 31, 2001, $270,000 of other real estate owned includes a $50,000 loan classified as Doubtful.
(2) Non-performing assets consist of non-performing loans and other real estate owned. At December 31, 2001, all non-accrual loans were classified as Substandard. At March 31, 2001, $669,000 of non-accrual loans consisted of six residential mortgage loans totaling $533,000 and one commercial mortgage totaling $34,000, all of which were classified as Substandard, and $102,000 consisting of one residential mortgage loan which was on non-accrual status but unclassified for regulatory classification purposes due to being well secured. At March 31, 2000, $515,000 of non-accrual loans consisted of three residential mortgages totaling $241,000, all of which were classified as Substandard, two residential mortgage loans totaling $120,000 which were on non-accrual status but unclassified for regulatory classification purposes due to being well secured and $154,000 of consumer passbook loans which were on as non-accrual status but unclassified for regulatory classification purposes due to adequate cash collateral.

(3)  Loans are presented before allowance for loan losses.

(4) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by Enfield Federal as presenting uncertainty with respect to the collectibility of interest or principal. For all periods presented, Enfield Federal did not have any loans 90 days or more past due and accruing.


     Interest income that would have been recognized for the nine months ended December 31, 2001 had non-accrual loans at December 31, 2001 been performing in accordance with their original terms amounted to $19,000. During the nine months ended December 31, 2001, the interest income recognized on nonaccrual loans at December 31, 2001 was $11,000.

     Enfield Federal generally stops accruing income when interest or principal payments are 90 days in arrears. Enfield Federal may stop accruing income on such loans earlier than 90 days when it considers the timely collectibility of interest or principal to be doubtful. Enfield Federal may continue accruing interest income beyond 90 days if the loan is well secured and Enfield Federal determines that the ultimate collection of all principal and interest is not in doubt.

     When Enfield Federal designates nonaccrual loans, Enfield Federal reverses all outstanding interest that it had previously credited. If Enfield Federal receives a payment on a nonaccrual loan, Enfield Federal may recognize a portion of that payment as interest income, if it determines that the ultimate collectibility of principal is no longer in doubt. However, such loans would remain on nonaccrual status. Generally, Enfield Federal may return a nonaccrual loan to accrual status if none of the borrower's obligations have been charged off, the borrower has resumed paying the full amount of scheduled contractual interest and principal payments and (1) principal and interest payments are less than 90 days' past due; (2) there is a sustained period of payment (generally six months) by the borrower; and (3) all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within a reasonable period of time.

     All nonaccrual multi-family and commercial real estate and commercial loans are classified as impaired loans. Impaired loans are individually assessed to determine whether the carrying value exceeds the fair value of the collateral or the present value of the undiscounted cash flow produced by the underlying collateral. Smaller balance homogeneous loans, such as residential mortgage loans and consumer loans, are collectively evaluated for impairment. At March 31, 2001 impaired loans totaled $100,000 which consisted of one residential mortgage loan. Enfield Federal did not have any impaired loans at December 31, 2001 or at March 31, 2000.

     Foreclosed real estate consists of property Enfield Federal has acquired through foreclosure or deed in lieu of foreclosure. Foreclosed real estate properties are initially recorded at the lower of the recorded investment in the loan or fair value. Thereafter, Enfield Federal carries foreclosed real estate at fair value less estimated selling costs. At December 31, 2001 and March 31, 2001 and 2000, respectively, Enfield Federal had $80,000, $270,000 and $88,000 in foreclosed real estate.

     Allowance for Loan Losses. The following table presents the activity in Enfield Federal's allowance for loan losses and other ratios at or for the dates indicated.


                                             At or For the Nine
                                                Months Ended       At or For the Fiscal
                                                December 31,       Year Ended March 31,
                                             ------------------    --------------------
                                              2001       2000        2001       2000
                                             -------    ------      ------    -------
                                                    (Dollars in Thousands)
Balance at beginning of period .........     $   603    $  472       $  472    $   353
                                             -------    ------       ------    -------
Provision for loan losses ..............         106       158          194        129
                                             -------    ------       ------    -------
Charge-offs:
   Mortgage loans:
      Residential loans:
         One- to four-family ...........          --        45           76         10
   Consumer loans ......................          27         1            1         --
                                             -------    ------       ------    -------
      Total charge-offs ................          27        46           77         10
                                             -------    ------       ------    -------
Recoveries (one- to four-family) .......          --        14           14         --
                                             -------    ------       ------    -------
Balance at end of period ...............     $   682    $  598       $  603    $   472
                                             =======    ======       ======    =======
Ratio of net charge-offs during
   the period to average loans .........        0.04%     0.05%       0.10 %      0.02%
                                             =======    ======       ======    =======
   outstanding during the period
Allowance for loan losses as a
   percent of loans (1) ................        0.86%     0.91%       0.90 %      0.73%
                                             =======    ======       ======    =======
Allowance for loan losses as a
   percent of non-performing
   loans (2) ...........................      233.56%    65.50%       90.13%     91.65%
                                             =======    ======       ======    =======

----------
(1)  Loans are presented before allowance for loan losses.
(2) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by Enfield Federal as presenting uncertainty with respect to the collectibility of interest or principal.

     Allocation of Allowance for Loan Losses. The following tables set forth Enfield Federal's allowance for loan losses in each of the categories listed at the dates indicated and the percentage of loans in each category to total loans.



                                                                  At December 31, 2001
                                                             -------------------------------
                                                                            Percent of Loans
                                                                            in Each Category
                                                             Amount          to Total Loans
                                                             ------         ----------------
                                                                 (Dollars in Thousands)
Mortgage:
   Residential:
      One- to four-family .............................       $304                71.01%
      Multi-family ....................................         71                 6.74
   Commercial real estate .............................        181                14.86
                                                              ----               ------
         Total ........................................        556                92.61
Consumer ..............................................         21                 1.93
Commercial ............................................        105                 5.46
                                                              ----               ------
         Total allowance for loan losses ..............       $682               100.00%
                                                              ====               ======


                                                                At March 31,
                                                -------------------------------------------
                                                        2001                   2000
                                                --------------------   --------------------
                                                         Percent of             Percent of
                                                          Loans in               Loans in
                                                            Each                   Each
                                                         Category to            Category to
                                                Amount   Total Loans   Amount   Total Loans
                                                ------   -----------   ------   -----------
                                                        (Dollars in Thousands)
Mortgage:
   Residential:
      One- to four-family ....................   $347        77.67%     $346       82.97%
      Multi-family ...........................     76         7.95        51        7.74
   Commercial real estate ....................    111         8.84        56        7.15
                                                 ----       ------      ----      ------
         Total ...............................    534        94.46       453       97.86
Consumer .....................................     27         2.33        10        1.96
Commercial ...................................     42         3.21         9        0.18
                                                 ----       ------      ----      ------
         Total allowance for loan losses .....   $603       100.00%     $472      100.00%
                                                 ====       ======      ====      ======

     Enfield Federal's evaluation of the loan portfolio includes the review of all loans on which the collection of principal might be at risk. Enfield Federal considers the following factors as part of this evaluation:

     (1)  Enfield Federal's historical loan loss experience;

     (2)  estimated losses in the loan portfolio;

     (3) increases in categories with higher loss potential, such as commercial real estate loans and jumbo loans;

     (4)  credit scores and credit history;

     (5)  the estimated value of the underlying collateral; and

     (6)  current economic and market trends.


     There may be other factors that may warrant Enfield Federal's consideration in maintaining the allowance at a level required by generally accepted accounting principles. Although Enfield Federal believes that it has established and maintained the allowance for loan losses at such a level, future additions may be necessary if economic, real estate and other conditions differ substantially from the current operating environment.

     In addition, the Office of Thrift Supervision as an integral part of its examination process, periodically reviews Enfield Federal's loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require Enfield Federal to increase the allowance for loan losses or the valuation allowance for foreclosed real estate based on their judgments of information available to them at the time of their examination, thereby adversely affecting Enfield Federal's results of operations.


     For the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000, Enfield Federal increased its allowance for loan losses through a $106,000, $194,000 and $129,000 provision for loan losses, respectively, based on its evaluation of the items discussed above. Management believes, that to the best of its knowledge, the allowance for loan losses covers all known losses and inherent losses in the current loan portfolio at December 31, 2001, March 31, 2001 and March 31, 2000. To determine the adequacy of the allowance, Enfield Federal looks at historical trends in the growth and composition of its loan portfolio, among other factors. The most significant risk trends over the last two years are the growth of Enfield Federal's consumer, multi-family and commercial real estate and commercial loan portfolios. Enfield Federal believes that, despite using prudent underwriting standards, multi-family and commercial real estate, commercial and consumer loans contain higher loss potential than one-to four-family residential mortgages.

Investment Activities

     The Board of Directors reviews and approves Enfield Federal's investment policy on an annual basis. Enfield Federal's Board of Directors is responsible for establishing policies for conducting investment activities, including the establishment of risk limits. The Board of Directors reviews Enfield Federal's investment portfolio on a monthly basis and is responsible for ensuring that the day-to-day management of the investment portfolio is conducted by qualified individuals. The Board has directed the President and Chief Executive Officer to implement the investment policy based on the Board's established guidelines as reflected in the written investment policy, and other established guidelines, including those set periodically by the Asset Liability Management Committee. The President and Chief Executive Officer presents the Board of Directors with potential investment strategies and investment portfolio performance reports, at least on a monthly basis.

     Enfield Federal's investment portfolio is primarily viewed as a source of liquidity. Enfield Federal's policy is to invest funds in assets with varying maturities which will result in the best possible yield while maintaining the safety of the principal invested and assist in managing interest rate risk. Enfield Federal also seeks to use its strong capital position to maximize its net income through investment in higher yielding mortgage related securities funded by borrowings. The guidelines of Enfield Federal's investment portfolio management policy are designed to:

     (1) enhance profitability by maintaining an acceptable spread over the cost of funds;

     (2) absorb funds when loan demand is low and infuse funds when demand is high;

     (3) provide both the regulatory and the operational liquidity necessary to conduct the day-to-day business activities of Enfield Federal;

     (4)  provide a degree of low-risk, quality assets to the balance sheet;

     (5) provide a medium for the implementation of certain interest rate risk management measures intended to establish and maintain an appropriate balance between the sensitivity to changes in interest rates of: (i) interest income from loans and investments, and (ii) interest expense from deposits and borrowings;

     (6)  pledge collateral for pledging requirements;

     (7) generate a favorable return on investments without undue compromise of other objectives; and

     (8) evaluate and take advantage of opportunities to generate tax-exempt income when it is appropriate given Enfield Federal's tax position.

     In determining its investment strategies, Enfield Federal considers its interest rate sensitivity, yield, credit risk factors, maturity and amortization schedules, collateral value and other characteristics of the securities to be held. Enfield Federal also considers the secondary market for the sale of assets and the ratings of debt instruments in which it invests and the financial condition of the obligors issuing such instruments.

Investment Portfolio

     Federally-chartered thrifts have authority to invest in various types of assets, including U.S. Treasury obligations, securities of various federal agencies, mortgage-backed securities, certain certificates of deposit of insured financial institutions, overnight and short term loans to other banks, corporate debt instruments, and Fannie Mae and Freddie Mac equity securities. Enfield Federal's investments primarily fall into four major categories:

     (1)  U.S. agency obligations;

     (2)  collateralized mortgage obligations and mortgage-backed securities;

     (3)  municipal obligations; and

     (4)  equity investments.


     With respect to municipal obligations, Enfield Federal's investment policy provides that all rated municipal issues must be rated investment grade or higher in order to qualify for its portfolio. If any such municipal issues in Enfield Federal's investment portfolio are subsequently downgraded below the minimum requirements, it is Enfield Federal's general policy to liquidate the investment.

     Securities can be classified as trading, held-to-maturity, or available-for-sale at the date of purchase. All of Enfield Federal's securities are currently classified as "available-for-sale." The weighted average annualized yield of the portfolio was 5.57% as of December 31, 2001. Enfield Federal believes the credit quality of the portfolio is high, with a majority of the portfolio invested in U.S. Government, U.S. Government Agency, or U.S. Government Agency-guaranteed mortgage-backed securities or mortgage related securities as of December 31, 2001, March 31, 2001 and March 31, 2000.

     The following table sets forth certain information regarding the amortized cost and fair value of Enfield Federal's securities at the dates indicated.


                                                                                           At March 31,
                                                                           ------------------------------------------
                                                    At December 31, 2001           2001                   2000
                                                    --------------------   --------------------   -------------------
                                                    Amortized    Fair      Amortized    Fair      Amortized    Fair
                                                      Cost       Value       Cost       Value       Cost       Value
                                                    ---------   --------   ---------   --------   ---------   -------
                                                                              (In Thousands)
Investment and marketable equity
  securities available-for-sale:
      U.S. government and federal agency ........   $  2,464    $  2,503   $ 13,516    $ 13,566    $25,595    $24,729
      Municipal securities ......................      2,127       2,050         --          --         --         --
      Corporate securities ......................        885         866         --          --         --         --
      Marketable equity securities ..............      7,240       7,232      9,270       9,262      4,266      4,233
                                                    --------    --------   --------    --------    -------    -------
            Total ...............................     12,716      12,651     22,786      22,828     29,861     28,962
      Money market mutual funds included
         in cash and cash equivalents ...........     (1,389)     (1,389)    (6,701)     (6,701)    (1,868)    (1,868)
                                                    --------    --------   --------    --------    -------    -------
            Total ...............................     11,327      11,262     16,085      16,127     27,993     27,094
                                                    --------    --------   --------    --------    -------    -------
Mortgage-related securities available-
   for-sale:
      Private Issuers(1) ........................      2,783       2,784         --          --         --         --
      Freddie Mac ...............................     11,838      11,962      3,847       3,862        983        905
      Fannie Mae ................................      7,172       7,242      3,135       3,155         --         --
      Ginnie Mae ................................      3,238       3,231      8,772       8,860     10,897     10,892
                                                    --------    --------   --------    --------    -------    -------
            Total mortgage-related securities
                available-for-sale ..............     25,031      25,219     15,754      15,877     11,880     11,797
                                                    --------    --------   --------    --------    -------    -------
            Total available-for-sale securities..   $ 36,358    $ 36,481   $ 31,839    $ 32,004    $39,873    $38,891
                                                    ========    ========   ========    ========    =======    =======

----------

(1)  Whole loan collateralized mortgage securities.

     The following table sets forth Enfield Federal's securities activities for the periods indicated.

                                                              For the
                                                            Nine Months
                                                               Ended       For the Fiscal Year Ended
                                                            December 31,           March 31,
                                                            ------------   -------------------------
                                                                2001           2001        2000
                                                            ------------   ----------    -----------
                                                                         (In Thousands)
Mortgage-related securities:
   Mortgage-related securities, beginning of period(1) ..     $ 15,877       $ 11,797    $ 21,197
                                                              --------       --------    --------
   Purchases ............................................       29,875          7,239          --
   Sales ................................................       (8,191)            --      (4,445)
   Repayments and prepayments ...........................      (12,387)        (3,356)     (4,589)
   Increase (decrease) in net premium ...................          (20)            (9)        (22)
   Increase (decrease) in unrealized gain ...............           65            206        (344)
                                                              --------       --------    --------
      Net increase in mortgage-related securities .......        9,342          4,080      (9,400)
                                                              --------       --------    --------
   Mortgage-related securities, end of period(1) ........     $ 25,219       $ 15,877    $ 11,797
                                                              ========       ========    ========

Investment securities:
   Investment securities, beginning of period(1) ........     $ 16,127       $ 27,094    $ 19,116
                                                              --------       --------    --------
   Purchases ............................................        9,371          5,805      11,342
   Sales ................................................       (1,785)          (397)         --
   Maturities ...........................................      (12,376)       (17,310)     (2,500)
   Increase (decrease) in net premium ...................           32             (6)        (12)
   Increase (decrease) in unrealized gain ...............         (107)           941        (852)
                                                              --------       --------    --------
      Net increase (decrease) in investment securities ..       (4,865)       (10,967)      7,978
                                                              --------       --------    --------
   Investment securities, end of period(1) ..............     $ 11,262       $ 16,127    $ 27,094
                                                              ========       ========    ========

----------
(1)  At fair value.

     Investment Portfolio Maturities. The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of Enfield Federal's available-for-sale securities, excluding marketable equity securities, at December 31, 2001.


                                                             At December 31, 2001
                                        ---------------------------------------------------------------
                                                                                      More than Five
                                                              More than One Year           Years
                                         One Year or Less        to Five Years         to Ten Years
                                        -------------------   -------------------   -------------------
                                                   Weighted              Weighted              Weighted
                                        Carrying   Average    Carrying   Average    Carrying   Average
                                         Value      Yield      Value      Yield      Value      Yield
                                        --------   --------   --------   --------   --------   --------
                                                            (Dollars in Thousands)
Available-for-sale securities:
     Investment securities:
          U.S. Government and federal
             agency .................     $503       6.25%     $1,034      5.13%     $   --        --%
          Municipal securities ......       --         --          --        --         778      5.14
          Corporate securities ......       --         --          --        --          --        --
     Mortgage-related securities:
          Private Issuers ...........       --         --          --        --          --        --
          Freddie Mac ...............       --         --          --        --       1,858      6.10
          Fannie Mae ................       --         --          --        --         137      6.56
          Ginnie Mae ................       --         --          --        --          --        --
                                          ----                 ------                ------
          Total securities at
             fair value .............     $503       6.25%     $1,034      5.13%     $2,773      5.83%
                                          ====                 ======                ======

                                                    At December 31, 2001
                                        -----------------------------------------

                                           More than Ten
                                                Years                Total
                                        -------------------   -------------------
                                                   Weighted              Weighted
                                        Carrying   Average    Carrying   Average
                                         Value      Yield      Value      Yield
                                        --------   --------   --------   --------
                                                 (Dollars in Thousands)
Available-for-sale securities:
     Investment securities:
          U.S. Government and federal
             agency .................   $   966      6.36%    $ 2,503      6.19%
          Municipal securities ......     1,272      5.13       2,050      5.13
          Corporate securities ......       866      4.72         866      4.72
     Mortgage-related securities:
          Private Issuers ...........     2,784      6.58       2,784      6.58
          Freddie Mac ...............    10,104      6.08      11,962      6.08
          Fannie Mae ................     7,105      5.81       7,242      5.81
          Ginnie Mae ................     3,231      7.05       3,231      7.05
                                        -------               -------
          Total securities at
             fair value .............   $26,328      6.01%    $30,638      6.00%
                                        =======               =======

     U.S. Agency Obligations. The balances of U.S. Agency obligations, which include U.S. Government or government sponsored agencies (such as the FHLB) totaled $2.5 million at December 31, 2001. These securities provide some diversification from the mortgage-related securities.

     Equity Securities. As of December 31, 2001, our equity securities portfolio totaled $7.2 million. Enfield Federal's portfolio consisted of $5.8 million of mutual funds considered as available-for-sale securities and $1.4 million of mutual funds considered as cash and cash equivalents.

     Municipal Obligations. The balances of municipal obligations of $2.1 million at December 31, 2001 are relatively small compared to mortgage-related securities or total assets. These securities provide some diversification from the mortgage-related securities.

     Mortgage-Related Securities. Enfield Federal's mortgage-backed security portfolio is composed of collateralized mortgage obligations and mortgage-backed securities. Collateralized mortgage obligations and mortgage-backed securities consist of various types of securities issued by the major secondary market issuers including Ginnie Mae, Fannie Mae and Freddie Mac, as well as a variety of private issuers. Private issued securities are "whole loan collateralized mortgage securities" that are formed from Jumbo mortgages that have all the same characteristics of conforming mortgages, except for their size, issued by agency guarantors. To make up for the lack of an agency guarantor, whole loans are structured with subordinated tranches to sufficiently guarantee the repayment of principal so as to receive a triple A rating by a major rating service. The investor receives a higher quality but pays a somewhat lower price and, therefore, receives a higher yield. The portfolio includes securities with a wide variety of structures including variable rate and fixed-rate securities, including hybrid securities with balloon terms.

     Mortgage-backed securities generally yield less than the loans that underlie these securities because of the cost of payment guarantees or credit enhancements that reduce credit risk. However, mortgage-backed securities are more liquid than individual mortgage loans and may be used as collateral for our borrowings. In general, mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae or private issuers that rate AA or better are weighted at not more than 20% for risk-based capital purposes, compared to 50% risk weighting assigned to most non-securitized residential mortgage loans.

     While mortgage-backed securities carry a reduced credit risk as compared to whole loans, they remain subject to the risk of a fluctuating interest rate environment. Along with other factors, such as the geographic distribution of the underlying mortgage loans, changes in interest rates may alter the prepayment rate of those mortgage loans and affect both prepayment rates and value of mortgage-backed securities.

     While mortgage-related securities have maturities as stated in the accompanying tables, average maturities may be significantly shorter based on interest rates and underlying loan prepayments. Based on interest rates and market prepayment assumptions as of December 31, 2001, the estimated average life of our fixed-rate mortgage backed security portfolio was 19 years and our fixed-rate collateralized mortgage obligation portfolio was 2 years.

     Enfield Federal has sought to utilize its strong equity position to enhance its earnings and return on equity by using Federal Home Loan Bank advances to fund the purchase of higher yielding investment securities. In this regard, Enfield Federal's mortgage-backed securities portfolio has been effective in leveraging its strong capital and increasing net earnings levels. Collateralized mortgage obligations and mortgage-backed securities and other securities will continue to be purchased in the future with the same general objectives.

     Federal Home Loan Bank Stock. Every federally insured financial institution that borrows funds from a Federal Home Loan Bank as a source of liquidity is required to invest in the stock of that Federal Home Loan Bank. The institution's investment in Federal Home Loan Bank stock, along with other assets of the institution, is then pledged as collateral for the advances. As of December 31, 2001, Enfield Federal owned approximately $820,000 of stock in the Federal Home Loan Bank of Boston.

Other Activities

     In order to be more competitive and have the capacity to deepen its relationships with existing customers and attract new customers, Enfield Federal intends to expand its nontraditional delivery channels and products by affiliating with Infinex Financial Group, a third party registered broker-dealer. Enfield Federal is currently negotiating an agreement with Infinex whereby Infinex will maintain an office at Enfield Federal's main banking office and will offer to Enfield Federal's customers a complete range of nondeposit investment products, including mutual funds, debt, equity and government securities, retirement accounts, insurance products and annuities. Enfield Federal would receive a portion of the commissions generated by Infinex from sales to customers.

Sources of Funds

     Retail deposits, scheduled amortization and prepayments of loan principal and mortgage-backed securities, borrowings and funds provided by operations are Enfield Federal's primary sources of funds for use in lending, investing and for other general purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     Deposits. At December 31, 2001, Enfield Federal's total deposits amounted to $112.9 million. Enfield Federal offers a variety of deposit products to meet the needs of retail and business customers. Enfield Federal currently offers noninterest-bearing demand accounts, interest-bearing demand accounts (NOWs), savings passbook and statement accounts, money market accounts, Christmas club accounts and certificates of deposits. Deposit products are developed to meet the needs of our targeted markets.

     Our deposit flows are influenced by a number of factors including:

     (1)  general and local economic conditions;

     (2)  the perceived strength of the stock and stock mutual fund market;

     (3)  prevailing interest rates; and

     (4)  competition.

     Enfield Federal's deposits are primarily obtained from areas surrounding our offices. To attract and retain deposits, Enfield Federal utilizes a strategy that incorporates competitive pricing with high quality service and the development of long term relationships. Enfield Federal determines its deposit rates by evaluating its competition's pricing, asset/liability matching requirements, the cost of Federal Home Loan Bank borrowings and rates on U.S. Treasury securities and other related funds.

     Deposit Distribution. The following table sets forth the average balances of deposit accounts, the distribution of Enfield Federal's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize daily balances.

                                                For the Nine Months Ended December 31,
                                  -----------------------------------------------------------------
                                                2001                             2000
                                  -------------------------------   -------------------------------
                                             Percent of                        Percent of
                                               Total                             Total
                                  Average     Average     Average   Average     Average     Average
                                  Balance     Deposits     Rate     Balance     Deposits     Rate
                                  --------   ----------   -------   --------   ----------   -------
                                                           (Dollars in Thousands)
Demand deposits................   $  2,619       2.38%        --%   $  1,504       1.42%       --%
Savings accounts...............     31,217      28.39       1.79      30,633      28.81      2.04
NOW accounts...................      3,546       3.23       0.79       2,454       2.31      1.47
Money market accounts..........      2,786       2.53       1.91       2,712       2.55      2.11
                                  --------     ------               --------     ------
         Total.................     40,168      36.53       1.70      37,303      35.09      2.00
                                  --------     ------               --------     ------
Certificate accounts(1):
   Less than six months........      1,527       1.39       2.97       1,167       1.10      3.77
   Over six through twelve
months.........................      6,976       6.35       3.80       8,297       7.80      4.71
   Over twelve through thirty-
      six months...............     47,884      43.55       5.22      46,097      43.36      5.43
   Over thirty-six months......     13,393      12.18       6.09      13,453      12.65      6.08
                                  --------     ------               --------     ------
         Total certificate
accounts.......................     69,780      63.47       5.20      69,014      64.91      5.44
                                  --------     ------               --------     ------
      Total average deposits...   $109,948     100.00%      3.98    $106,317     100.00%     4.27
                                  ========     ======               ========     ======

                                                 For the Fiscal Year Ended March 31,
                                  -----------------------------------------------------------------
                                                2001                             2000
                                  -------------------------------   -------------------------------
                                             Percent of                        Percent of
                                               Total                             Total
                                  Average     Average     Average   Average     Average     Average
                                  Balance     Deposits     Rate     Balance     Deposits     Rate
                                  --------   ----------   -------   --------   ----------   -------
                                                           (Dollars in Thousands)
Demand deposits................    $ 1,673       1.57%        --%   $    936       0.87%       --%
Savings accounts...............     30,460      28.61       2.03      31,789      29.61      2.05
NOW accounts...................      2,447       2.30       1.43       2,004       1.87      1.45
Money market accounts..........      2,641       2.48       2.08       2,819       2.62      2.13
                                  --------     ------               --------     ------
         Total.................     37,221      34.96       1.99      37,548      34.97      2.02
                                  --------     ------               --------     ------
Certificate accounts(1):
   Less than six months........      1,236       1.16       3.80       1,152       1.07      3.30
   Over six through twelve
months.........................      7,913       7.43       4.74       9,890       9.21      4.29
   Over twelve through thirty-
      six months...............     46,677      43.84       5.50      45,825      42.68      4.93
   Over thirty-six months......     13,424      12.61       6.06      12,955      12.07      5.97
                                  --------     ------               --------     ------
         Total certificate
accounts.......................     69,250      65.04       5.49      69,822      65.03      5.00
                                  --------     ------               --------     ------
      Total average deposits...   $106,471     100.00%      4.30    $107,370     100.00%     3.98
                                  ========     ======               ========     ======

----------

(1)  Includes retirement accounts such as IRA accounts.

     Deposit Flow. The following table summarizes the deposit activity of Enfield Federal for the periods indicated.

                                                    For the Nine Months     For the Fiscal Year Ended
                                                     Ended December 31,             March 31,
                                                    -------------------     -------------------------
                                                     2001        2000           2001        2000
                                                    ------      -------       -------      ---------
                                                                  (In Thousands)
Net deposits (withdrawals) ......................   $1,190      $(4,066)      $(3,062)     $(4,631)
Interest credited on deposit accounts ...........    3,200        3,355         4,510        4,234
                                                    ------      -------       -------      -------
Total increase (decrease) in deposit accounts ...   $4,390      $  (711)      $ 1,448      $  (397)
                                                    ======      =======       =======      =======

     At December 31, 2001, Enfield Federal had $11.9 million in certificate accounts in amounts of $100,000 or more maturing as follows:

           Maturity Period                        Amount    Weighed Average Rate
----------------------------------------------   -------    --------------------
                                                      (Dollars in Thousands)
Three months or less..........................   $ 1,785           3.97%
Over three through six months.................     1,755           4.37
Over six through twelve months................     3,047           3.72
Over twelve months............................     5,322           5.27
                                                 -------
         Total................................   $11,909           4.54%
                                                 =======

     Certificate Account Balances by Rates. The following table presents by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at December 31, 2001.

                          Period to Maturity from December 31, 2001         At March 31,
                        ----------------------------------------------   -----------------
                         Less                                 Total at
                         than       One     Two to    Over    December
                          One     to Two    Three    Three       31,
                         Year      Years    Years    Years      2001      2001       2000
                        -------   -------   ------   ------   --------   -------   -------
                                              (Dollars in Thousands)
Certificate accounts:
  0 to 2.00% ........   $ 1,541   $    --   $   --   $   --   $ 1,541    $    --   $    --
  2.01 to 3.00% .....    10,008     1,688       --       --    11,696        182       129
  3.01 to 4.00% .....    11,829     4,994      255       88    17,166      1,474     1,195
  4.01 to 5.00% .....     9,547     1,272      638      159    11,616     13,494    35,387
  5.01 to 6.00% .....     9,014     4,372    1,705      114    15,205     34,157    24,305
  6.01 to 7.00% .....     1,961       954        6    8,891    11,812     21,181     7,996
                        -------   -------   ------   ------   -------    -------   -------
      Total .........   $43,900   $13,280   $2,604   $9,252   $69,036    $70,488   $69,012
                        =======   =======   ======   ======   =======    =======   =======

     Federal Home Loan Bank Advances. Enfield Federal may obtain advances from the Federal Home Loan Bank of Boston upon the security of the common stock it owns in the Federal Home Loan Bank and its qualifying residential mortgage loans and mortgage-backed securities, provided certain standards related to creditworthiness are met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawal of deposit accounts and to permit increased lending. At December 31, 2001, Enfield Federal's outstanding advances totaled $4.0 million. Enfield Federal had no outstanding borrowings with the Federal Home Loan Bank at March 31, 2001 or March 31, 2000.

     At December 31, 2001, Enfield Federal had available lines of credit commitments with the Federal Home Loan Bank totaling approximately $60.0 million, of which $4.0 million was advanced and $56.0 million was available.

     The following table sets forth certain information regarding Enfield Federal's borrowed funds at or for the nine months ended December 31, 2001. Enfield Federal did not have any borrowed funds at or for the nine months ended December 31, 2000 or the fiscal years ended March 31, 2001 and 2000.

                                                                               At or For
                                                                            the Nine Months
                                                                          Ended December 31,
                                                                                 2001
                                                                        ----------------------
                                                                        (Dollars in Thousands)
Federal Home Loan Bank advances:
   Average balance outstanding.......................................          $  959
   Maximum amount outstanding at any month-end during the period.....           3,985
   Balance outstanding at end of period..............................           3,985
   Weighted average interest rate during the period..................            4.31%
   Weighted average interest rate at end of period...................            4.07%

Properties

     Enfield Federal currently conducts its business through four full-service banking offices and one administrative office. The net book value of Enfield Federal's properties or leasehold improvements was $1.1 million at December 31, 2001.

                                                     Original
                                        Leased or   Year Leased   Date of Lease
Location                                  Owned     or Acquired    Expiration
-------------------------------------   ---------   -----------   -------------
Executive/Branch Office:
660 Enfield Street
Enfield, Connecticut.................     Owned        1959             --

Administrative Office:
630 Enfield Street
Enfield, Connecticut.................    Leased        2000           2005(1)

Branch Offices:
268 Hazard Avenue
Enfield, Connecticut.................     Owned        1962             --

54 Hazard Avenue
Enfield, Connecticut.................    Leased        1994           2004

112 Mountain Road
Suffield, Connecticut................    Leased        1988           2003

----------
(1) Enfield Federal has an option to renew this lease for one additional five year term.

Legal Proceedings

     Enfield Federal is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Enfield Federal believes that these routine legal proceedings, in the aggregate, are immaterial to its financial condition and results of operations.

Personnel

     As of December 31, 2001, Enfield Federal had 36 full-time equivalent employees. The employees are not represented by a collective bargaining unit, and Enfield Federal considers its relationship with its employees to be excellent.

              REGULATION OF ENFIELD FEDERAL, NEW ENGLAND BANCSHARES
                       AND ENFIELD MUTUAL HOLDING COMPANY

General

     As savings and loan holding companies, New England Bancshares and Enfield Mutual Holding Company will be required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision. Enfield Federal, as a federal savings association, will be subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as the deposit insurer. Enfield Federal must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The Office of Thrift Supervision and/or the Federal Deposit Insurance Corporation conduct periodic examinations to test Enfield Federal's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Congress, could have a material adverse impact on Enfield Mutual Holding Company, New England Bancshares and Enfield Federal and their operations.

     Certain of the applicable regulatory requirements are referred to below. This description of statutory provisions and regulations applicable to savings institutions and their holding companies does not purport to be a complete description of such statutes and regulations and their effect on Enfield Mutual Holding Company, New England Bancshares and Enfield Federal.

Federal Banking Regulation

     Business Activities. Enfield Federal derives its lending and investment powers from the Home Owners' Loan Act ("HOLA"), as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Enfield Federal may invest in mortgage loans secured by residential and commercial real estate; commercial and consumer loans; certain types of debt securities; and certain other assets. Enfield Federal may also establish service corporations that may engage in activities not otherwise permissible for Enfield Federal, including certain real estate equity investments and securities and insurance brokerage. Enfield Federal's authority to invest in certain types of loans or other investments is limited by federal law to a specified percentage of capital or assets.


     Loans-to-One-Borrower Limitations. Enfield Federal is generally subject to the same limits on loans to one borrower as a national bank. With specified exceptions, Enfield Federal's total loans or extensions of credit to a single borrower cannot exceed 15% of Enfield Federal's unimpaired capital and surplus which does not include accumulated other comprehensive income. Enfield Federal may lend additional amounts up to 10% of its unimpaired capital and surplus, if the loans or extensions of credit are fully-secured by readily-marketable collateral. Enfield Federal currently complies with applicable loans-to-one-borrower limitations. At December 31, 2001, Enfield Federal's loans-to-one borrower limitation was $2.2 million and Enfield Federal is in compliance with such limitation. Upon completion of the reorganization and assuming the sale of 802,125 shares of our common

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


stock in the offering, Enfield Federal's loans-to-one borrower limitation will increase to $3.1 million, upon its receipt of approximately 80% of the net proceeds in the offering.

     QTL Test. Under federal law, Enfield Federal must comply with the qualified thrift lender, or "QTL" test. Under the QTL test, Enfield Federal is required to maintain at least 65% of its "portfolio assets" in certain "qualified thrift investments" in at least nine months of the most recent 12-month period. "Portfolio assets" means, in general, Enfield Federal's total assets less the sum of:

     (1)  specified liquid assets up to 20% of total assets;

     (2)  goodwill and other intangible assets; and

     (3)  the value of property used to conduct Enfield Federal's business.

     "Qualified thrift investments" includes various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of Enfield Federal's portfolio assets. Recent legislation broadened the scope of "qualified thrift investments" to include 100% of an institution's credit card loans, education loans and small business loans. Enfield Federal may also satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code of 1986.

     If Enfield Federal fails the QTL test it must either operate under certain restrictions on its activities or convert to a bank charter. Enfield Federal met the QTL test at December 31, 2001, and in each of the prior 12 months, and, therefore, qualifies as a thrift lender.

     Capital Requirements. Office of Thrift Supervision regulations require Enfield Federal to meet three minimum capital standards:

     (1) a tangible capital ratio requirement of 1.5% of total assets, as adjusted under the Office of Thrift Supervision regulations;

     (2) a leverage ratio requirement of 3% of core capital to adjusted total assets, if a savings association has been assigned the highest composite rating of 1 under the Uniform Financial Institutions Ratings System; and

     (3) a risk-based capital ratio requirement of 8% of core and supplementary capital to total risk-weighted assets of which at least half must be core capital.

     The minimum leverage capital ratio for any other depository institution that does not have a composite examination rating of 1 is 4%, unless a higher leverage capital ratio is warranted by the particular circumstances or risk profile of the depository institution. In determining compliance with the risk-based capital requirement, Enfield Federal must compute its risk-weighted assets by multiplying its assets and certain off-balance sheet items by risk-weights, which range from 0% for cash and obligations issued by the United States Government or its agencies to 100% for consumer and commercial loans, as assigned by the Office of Thrift Supervision capital regulation based on the risks that the Office of Thrift Supervision believes are inherent in the type of asset.

     Tangible capital is defined, generally, as common stockholders' equity (including retained earnings), certain non-cumulative perpetual preferred stock and related earnings and minority interests in equity accounts of fully consolidated subsidiaries, less intangibles (other than certain mortgage servicing rights) and investments in and loans to subsidiaries engaged in activities not permissible for a national bank. Core capital is defined similarly to tangible capital, but core capital also includes certain qualifying credit card relationships. Supplementary capital currently includes cumulative and other perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and the allowance for loan and lease losses. In addition, up to 45% of unrealized gains on available-for-sale equity securities with a readily determinable fair value may be included in supplementary capital. The allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets, and the amount of supplementary capital that may be included as total capital cannot exceed the amount of core capital.

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     Office of Thrift Supervision rules require a deduction from capital for savings institutions with certain levels of interest rate risk. The Office of Thrift Supervision calculates the sensitivity of an institution's net portfolio value based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the Office of Thrift Supervision. The amount of the interest rate risk component, if any, deducted from an institution's total capital is based on the institution's Thrift Financial Report filed two quarters earlier. The Office of Thrift Supervision has indefinitely postponed implementation of the interest rate risk component and has proposed to delete the interest rate risk component of its capital rule.

     At March 31, 2001, Enfield Federal met each of its capital requirements.

     Standards For Safety And Soundness. Under federal law, the Office of Thrift Supervision has adopted, a set of guidelines prescribing safety and soundness standards. These guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings standards, and compensation, fees and benefits. In general, the guidelines require appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. If the Office of Thrift Supervision determines that an institution fails to meet any standard prescribed by the guidelines, it may require the institution to submit and implement an acceptable plan to achieve compliance with the standard.

     Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to stockholders of another institution in a cash-out merger. Under the regulation, an application to and the prior approval of the Office of Thrift Supervision is required prior to any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under Office of Thrift Supervision regulations (i.e., generally, examination ratings, including safety and soundness, compliance and Community Reinvestment Act, in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to Office of Thrift Supervision of the capital distribution if the institution, like Enfield Federal, is a subsidiary of a holding company. In the event that Enfield Federal's capital fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of more than normal supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

     Assessments. Savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in Enfield Federal's latest quarterly thrift financial report. The assessments paid by Enfield Federal for the year ended December 31, 2001 totaled $37,000.

     Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

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     Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and their holding companies and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1.0 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal and state law also establishes criminal penalties for certain violations.

     Insurance of Deposit Accounts. Enfield Federal is a member of Savings Association Insurance Fund ("SAIF"), and Enfield Federal pays its deposit insurance assessments to the SAIF. The Federal Deposit Insurance Corporation also maintains another insurance fund, the Bank Insurance Fund, which primarily insures the deposits of banks and state chartered savings banks.

     The Federal Deposit Insurance Corporation has established a risk-based assessment system for determining the deposit insurance assessments to be paid by insured depository institutions. Under the assessment system, the Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information as of the quarter ending three months before the beginning of the assessment period. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the regulation, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates currently range from 0% of deposits for an institution in the highest category (i.e., well-capitalized and financially sound, with no more than a few minor weaknesses) to 0.27% of deposits for an institution in the lowest category (i.e., undercapitalized and substantial supervisory concern). The Federal Deposit Insurance Corporation is authorized to raise the assessment rates as necessary to maintain the insurance fund reserve ratio.

     In addition, all Federal Deposit Insurance Corporation insured institutions are required to pay assessments to the Federal Deposit Insurance Corporation at an annual rate of approximately .0212% of insured deposits to fund interest payment on bonds issued by the Financing Corporation, an agency of the federal government established to recapitalize the predecessor to the SAIF. These assessments will continue until the Financing Corporation bonds mature in 2017.

     Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management Enfield Federal does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Transactions with Related Parties. Enfield Federal's authority to engage in transactions with its "affiliates" is limited by the Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act (the "FRA"). In general, these transactions must be on terms which are as favorable to Enfield Federal as comparable transactions with non-affiliates. In addition, certain types of these transactions are restricted to an aggregate percentage of Enfield Federal's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from Enfield Federal. In addition, the Office of Thrift Supervision regulations prohibit a savings association from lending to any of its affiliates that is engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

     Enfield Federal's authority to extend credit to its insiders, i.e., directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRA and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders. There are also certain limitations on the amount of credit extended to insiders, individually and in the aggregate, which limits are based, in

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part, on the amount of Enfield Federal's capital. In addition, extensions of credit in excess of certain limits must be approved by Enfield Federal's Board of Directors.

     Community Reinvestment Act. Under the Community Reinvestment Act ("CRA"), as implemented by Office of Thrift Supervision regulations, Enfield Federal has a continuing and affirmative obligation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for Enfield Federal nor does it limit its discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Office of Thrift Supervision, in connection with its examination of Enfield Federal, to assess Enfield Federal's record of meeting the credit needs of its community and to take the record into account in its evaluation of certain applications by Enfield Federal. The CRA also requires all institutions to make public disclosure of their CRA ratings. Enfield Federal received a "Satisfactory" CRA rating in its most recent examination.

     Federal Home Loan Bank System. Enfield Federal is a member of the Federal Home Loan Bank of Boston, which is one of the regional Federal Home Loan Banks making up the Federal Home Loan Bank System. Each Federal Home Loan Bank provides a central credit facility primarily for its member institutions. Enfield Federal is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Boston in an amount equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home-purchase contracts and similar obligations, but not less than $500 or 5% of outstanding advances. Enfield Federal was in compliance with this requirement with an investment in the capital stock of the Federal Home Loan Bank of Boston at December 31, 2001, of $820,000. Any advances from a Federal Home Loan Bank must be secured by specified types of collateral, and all long term advances may be obtained only for the purpose of providing funds for residential housing finance.

     The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of earnings that the Federal Home Loan Banks can pay as dividends to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, Enfield Federal's net interest income would be affected.

Federal Reserve System

     Under Federal Reserve Board regulations, Enfield Federal is required to maintain noninterest-earning reserves against its transaction accounts. The Federal Reserve Board regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $41.3 million or less, subject to adjustment by the Federal Reserve Board, and reserves of 10%, subject to adjustment by the Federal Reserve Board, against that portion of total transaction accounts in excess of $41.3 million. The first $5.7 million of otherwise reservable balances, subject to adjustment by the Federal Reserve Board, are exempted from the reserve requirements. Enfield Federal is in compliance with these requirements. Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce Enfield Federal's interest-earning assets, to the extent the requirement exceeds vault cash.

Holding Company Regulation

     General. New England Bancshares and Enfield Mutual Holding Company will be savings and loan holding companies within the meaning of the HOLA. As such, these companies will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision will have enforcement authority over New England Bancshares and Enfield Mutual Holding Company and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

     Restrictions Applicable to Mutual Holding Companies. Pursuant to Section 10(o) of the HOLA and Office of Thrift Supervision regulations, a mutual holding company, such as Enfield Mutual Holding Company, may generally engage in the following activities: (1) investing in the stock of a savings association; (2) acquiring a mutual association through the merger of such association into a savings association subsidiary of such holding company or an interim savings association subsidiary of such holding company; (3) merging with or acquiring

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another holding company, one of whose subsidiaries is a savings association; and
(4) any activity approved by the Federal Reserve Board for a bank holding company or financial holding company or previously approved by Office of Thrift Supervision for multiple savings and loan holding companies. Recent legislation, which authorized mutual holding companies to engage in activities permitted financial holding companies, expanded the authorized activities. Financial holding companies may engage in a broad array of financial service activities including insurance and securities.

     The HOLA prohibits a savings and loan holding company, including a federal mutual holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the Office of Thrift Supervision. The HOLA also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     If the savings institution subsidiary of a savings and loan holding company fails to meet the QTL test set forth in Section 10(m) of the HOLA and the regulations of the Office of Thrift Supervision, the holding company must register with the Federal Reserve Board as a bank holding company within one year of the savings institution's failure to so qualify.

     Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has adopted regulations governing the two-tier mutual holding company form of organization and mid-tier stock holding companies that are controlled by mutual holding companies. Under these rules, a stock holding company subsidiary, such as New England Bancshares, holds all the shares of the mutual holding company's savings association subsidiary and issues the majority of its own shares to the mutual holding company parent. The stock holding company subsidiary is permitted to engage in activities that are permitted for its mutual holding company parent subject to the same restrictions and conditions. Office of Thrift Supervision policy is that the stock holding company subsidiary must be federally-chartered for supervisory reasons.

     Acquisition of Control. Under the federal Change in Bank Control Act ("CIBCA"), a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire "control" of a savings and loan holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings association or as otherwise defined by Office of Thrift Supervision. Under the CIBCA, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

                                    TAXATION

Federal

     General. For federal income tax purposes, Enfield Federal reports income on the basis of a taxable year ending December 31, using the accrual method of accounting, and Enfield Federal is generally subject to federal income taxation in the same manner as other corporations. Following the reorganization, Enfield Federal and New England Bancshares will constitute an affiliated group of corporations and, therefore, will be eligible to report their income on a consolidated basis. New England Bancshares will elect to report income for federal tax purposes on the basis of a taxable year ending March 31. Enfield Federal will automatically change its taxable year to March 31 to

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match its parent company. Enfield Federal is not currently under audit nor has it ever been audited by the Internal Revenue Service.

     Distributions. To the extent that Enfield Federal makes "non-dividend distributions" to stockholders, such distributions will be considered to result in distributions from its unrecaptured tax bad debt reserve as of December 31, 1987 (the "base year reserve"), to the extent thereof and then from Enfield Federal's supplemental reserve for losses on loans, and an amount based on the amount distributed will be included in Enfield Federal's income. Non-dividend distributions include distributions in excess of Enfield Federal's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. Dividends paid out of Enfield Federal's current or accumulated earnings and profits will not be included in Enfield Federal's income.

     The amount of additional income created from a non-dividend distribution is equal to the lesser of the base year reserve and supplemental reserve for losses on loans or an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, in some situations, approximately one and one-half times the non-dividend distribution would be includable in gross income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Enfield Federal does not intend to pay dividends that would result in the recapture of any portion of the bad debt reserves.

     Corporate Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended (the "Code"), imposes a tax on alternative minimum taxable income at a rate of 20%. Only 90% of alternative minimum taxable income can be offset by alternative minimum tax net operating loss carryovers of which Enfield Federal currently has none. Alternative minimum taxable income is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Alternative minimum tax is due when it exceeds the regular income tax. Enfield Federal has not had a liability for a tax on alternative minimum taxable income during the past five years.

     Elimination of Dividends. New England Bancshares may exclude from its income 100% of dividends received from Enfield Federal as a member of the same affiliated group of corporations.

State

     Enfield Federal currently files and will continue to file Connecticut income tax returns. Generally, the income of financial institutions in Connecticut, which is calculated based on federal taxable income, subject to certain adjustments, is subject to Connecticut tax. We are not currently under audit with respect to Enfield Federal's Connecticut income tax returns and its state tax returns have not been audited for the past five years.

     New England Bancshares will be required to file a Connecticut income tax return and will generally be subject to a state income tax rate that is the same tax rate as the tax rate for financial institutions in Connecticut. New England Bancshares and Enfield Federal will be eligible to file Connecticut income tax returns on a consolidated basis.

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                                   MANAGEMENT

Shared Management Structure

     Our directors and executive officers will be the same as Enfield Federal's. Although it has no current plans to do so, Enfield Federal may choose to appoint additional directors in the future. We expect that New England Bancshares and Enfield Federal will continue to have common executive officers until there is a business reason to establish separate management structures.

     To date, Enfield Federal has compensated its directors and executive officers for their services to the association. New England Bancshares and Enfield Mutual Holding Company will pay additional compensation to these directors for their services to the holding company. To the extent that we utilize the services of officers and employees of Enfield Federal and do not pay additional compensation for those individuals, we expect New England Bancshares and Enfield Mutual Holding Company to reimburse Enfield Federal for a part of the compensation paid to each executive officer that is proportionate to the amount of time which he or she devotes to performing services for New England Bancshares.

Directors

     Composition of our Boards. We have eight directors. Each belongs to one of three classes with staggered three-year terms of office. Classes One, Two and Three have directors whose terms expire in 2002, 2003 and 2004, respectively. At each of the annual shareholder meetings of New England Bancshares, the stockholders will elect directors to fill the seats of the directors whose terms are expiring in that year and any vacant seats. Directors of Enfield Federal will be elected by New England Bancshares as its sole stockholder.

     Who Our Directors Are. The following table states our directors' names, their ages as of December 31, 2001, the years when they began serving as directors and the years when their current terms of office as directors will expire:


                                                         Enfield Federal   Current Term
Directors                  Age         Position          Director Since      Expires
---------------------------------------------------------------------------------------
Edward C. Allen            74    Chairman of the Board         1978            2003
                                     and Director
David J. O'Connor          55      President, Chief            1999            2004
                                  Executive Officer,
                                    chief financial
                                 officer and Director
Peter T. Dow               62          Director                1982            2002
Myron J. Marek             69          Director                1987            2003
Dorothy K. McCarty         71          Director                1990            2002
Robert T. Mercik           64          Director                1994            2003
Richard K. Stevens         55          Director                1995            2004
Richard M. Tatoian, Esq.   55          Director                1995            2004


Our Directors' Backgrounds. The business experience for the past five years of each of our directors is as follows:

     Edward C. Allen. Mr. Allen is a retired owner of a general retail store and has served as Chairman of the Board of Directors since 1994.


     David J. O'Connor. Mr. O'Connor has been the President, Chief Executive Officer and chief financial officer of Enfield Federal since 1999. Mr. O'Connor has over 30 years of banking experience in New England. Prior to joining Enfield Federal, he was the Executive Vice President, Treasurer and Chief Financial Officer of The Berlin City Bank, a community bank in New Hampshire.


     Peter T. Dow. Mr. Dow is President of Dow Mechanical Corporation, a manufacturer of quality control inspection equipment, located in Enfield, Connecticut.

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

     Myron J. Marek. Mr. Marek is a retired retail jeweler.

     Dorothy K. McCarty. Ms. McCarty is a retired town clerk of Suffield, Connecticut.

     Robert T. Mercik. Mr. Mercik is a certified public accountant practicing with the firm Mercik, Kuczarski & Co., located in Enfield, Connecticut.

     Richard K. Stevens. Mr. Stevens is owner and President of Leete-Stevens, Inc., a funeral home located in Enfield, Connecticut.

     Richard M. Tatoian, Esquire. Mr. Tatoian is a self-employed attorney practicing in Enfield, Connecticut.

Meetings of the Board of Directors and Its Committees

     Our board of directors meets on a monthly basis and may hold additional special meetings. During fiscal 2001, the board of directors of Enfield Federal held 12 regular meetings and one special meeting. The board of directors of New England Bancshares did not meet in fiscal 2001. No director attended fewer than 75% of the total meetings of the board of directors and committees on which the director served.

     The board of directors of Enfield Federal maintains Executive and Audit Committees.

     The Executive Committee consists of Director Allen, as the Chair, two other board members (one of which is an outside director) and the Senior Loan Officer (who is a non-voting member). The Executive Committee meets as needed with the full power of the board of directors. The Executive Committee, among other things, is responsible for review, ratification and/or approval of loans that exceed certain threshold amounts. The Executive Committee of Enfield Federal met 15 times during fiscal 2001.

     The Audit Committee consists of Directors Allen, Mercik, O'Connor and Tatoian with Director Mercik serving as Chair. The Committee reviews the annual audit prepared by the independent accountants, recommends the appointment of accountants and reviews the work of third parties who function as internal auditors. The Audit Committee of Enfield Federal met two times during fiscal 2001.

     The full Board of Directors determines all matters related to compensation for all employees of Enfield Federal.

Director Compensation

     Meeting Fees. A fee of $400 is paid to each non-employee director for attendance at each board meeting. Non-employee directors serving on the Audit, ALCO and Planning Committees each receive a fee of $400 for each committee meeting attended. Non-employee director members of the Executive Committee each receive $225 for each committee meeting they attend. Chairmen of the respective committees each receive an additional $50 for each committee meeting they attend. Following the reorganization, non-employee directors of New England Bancshares will receive an annual retainer of $4,000. Enfield Federal paid fees of approximately $49,000 to its non-employee directors for the fiscal year ended March 31, 2001.


     Directors' Retirement Plan. Enfield Federal maintains the Enfield Federal Savings & Loan Association Director Fee Continuation Plan to provide current nonemployee directors with a retirement income supplement. Future directors may not participate in this plan. Directors are entitled to an annual benefit, as of their Retirement Date, equal to $1,000 for each full year of service as a director from June 1, 1995, plus $250 for each full year of service as a director prior to June 1, 1995, with a maximum benefit of $6,000 per year payable in ten annual installments. For purposes of the plan, "Retirement Date" is defined as the June 1st following a director's 70th birthday. Upon a retired director's death, but before the ten payments have been made, Enfield Federal is obligated to pay the director's beneficiary, at its option, a discounted lump sum payment equal to the remaining payments or the remaining installment payments. In the event an active director dies before his/her Retirement Date, Enfield Federal is obligated to pay the director's designated beneficiary a benefit equal to the discounted value of the ten annual installments the director would have been entitled to had he/she lived to his/her Retirement Date. At Enfield Federal's discretion, the benefit is payable in a lump sum or in ten annual installments. Enfield Federal has acquired life insurance policies for each of the active directors as an informal source of funding for its obligations under the plan.

Executive Officer Compensation


     Summary Compensation Table. The following table provides information about the compensation paid to Enfield Federal's Chief Executive Officer for fiscal years 2001, 2000 and 1999. No other Enfield Federal officer received annual salary and bonus for fiscal years 2001, 2000 or 1999 of at least $100,000.


                                                   Annual Compensation (1)
                                                   -----------------------

                                                                            All
Name and                                                                   Other
Principal                                           Salary     Bonus    Compensation
Positions                                Year(2)     ($)       ($)(3)      ($)(4)
---------                                -------   --------   -------   ------------
David J. O'Connor ....................     2001    $150,800   $15,000      $6,893
   President,                              2000     140,245    14,000       4,777
   Chief Executive Officer and             1999      59,070     1,463         117
   chief financial officer

----------

(1) For fiscal years 2001, 2000 and 1999, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or
     (e) preferential discounts on stock.
(2)  Mr. O'Connor began employment with Enfield Federal in October 1998.
(3)  Represents board awarded discretionary bonus.
(4) Other compensation includes $1,614 in insurance premiums paid by Enfield Federal under an endorsement method split-dollar life insurance arrangement, $755 related to an additional life insurance policy for Mr. O'Connor and $4,524 in employer matching contributions made under the Enfield Federal Savings & Loan Association Employees' Savings & Profit Sharing Plan.

Employment Agreements

     Upon completion of the reorganization, Enfield Federal and New England Bancshares will enter into an employment agreement with David J. O'Connor. The employment agreement is intended to ensure that New England Bancshares and Enfield Federal will be able to maintain a stable and competent management base after the reorganization. The continued success of New England Bancshares and Enfield Federal depends to a significant degree on the skills and competence of Mr. O'Connor.

     The employment agreement will provide for a three-year term. The term of the employment agreement will be extended on an annual basis unless written notice of non-renewal is given by the board of directors of Enfield Federal. The employment agreement provides that the executive's base salary will be reviewed annually. The base salary which will be effective for such employment agreement, will be $158,340. In addition to the base salary, Mr. O'Connor's employment agreement will provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by Enfield Federal for cause, as defined in the employment agreement, at any time. If Enfield Federal chooses to terminate the executive's employment for reasons other than for cause, or if the executive resigns from Enfield Federal after specified circumstances that would constitute constructive termination, the executive or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of New England Bancshares and Enfield Federal during the remaining term of the employment agreement. Enfield Federal would also continue and/or pay for Mr. O'Connor's life, health, dental and disability coverage for the remaining term of the employment agreement. Upon termination of the executive for reasons other than a change in control, he must adhere to a one year non-competition agreement.

     Under the employment agreement, if voluntary (upon circumstances discussed in the agreement) or involuntary termination follows a change in control of New England Bancshares or Enfield Federal, Mr. O'Connor, or, if he dies, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the average of the five preceding taxable years' annual compensation. Enfield Federal would also continue Mr. O'Connor's life, health, dental and disability coverage for 36 months. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct such amount.

     All reasonable costs and legal fees paid or incurred by the executive in any dispute or question of interpretation relating to the employment agreement will be paid by Enfield Federal, if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreement also provides that Enfield Federal and New England Bancshares will indemnify the executive to the fullest extent legally allowable.

Employee Severance Compensation Plan

     In connection with the reorganization, Enfield Federal adopted the Enfield Federal Savings and Loan Association Employee Severance Compensation Plan to provide benefits to eligible employees upon a change in control of New England Bancshares or Enfield Federal. Eligible employees are those with a minimum of one year of service with Enfield Federal. Generally, all eligible employees, other than officers who will enter into separate employment agreements with New England Bancshares and Enfield Federal, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of New England Bancshares or Enfield Federal occurs, eligible employees who are terminated or who terminate employment, but only upon the occurrence of events specified in the severance plan, within 24 months of the effective date of a change in control will be entitled to a payment based on years of service with Enfield Federal with a maximum payment equal to 24 months of compensation, which would be earned after 24 years of service. Based solely on 2001 cash compensation and assuming that a change in control had occurred at December 31, 2001, and all eligible employees were terminated, the maximum aggregate payment due under the severance plan would be approximately $534,000.

Benefit Plans

     Pension Plan. Enfield Federal participates in a multiple-employer defined benefit pension plan known as the Financial Institutions Retirement Fund (the "Pension Plan"). Generally, salaried employees of Enfield Federal become members of the Pension Plan upon the completion of four months of service with Enfield Federal. Enfield Federal makes annual contributions to the Financial Institutions Retirement Fund sufficient to fund retirement benefits for its employees, as determined in accordance with a formula set forth in the plan document. Participants generally become vested in their accrued benefits under the Pension Plan after completing five years of vesting service. In general, accrued benefits under the Pension Plan, including reduced benefits payable upon early retirement or in the event of a disability, are based on an individual's years of benefit service and the average of the individual's highest five years' salary.

     The table below reflects the annual pension benefit payable to a member of the Pension Plan upon retirement at age 65, based on various levels of the highest five-year average salary and years of benefit service:

                                       Years of Benefit Service
                    -------------------------------------------------------------
Highest Five-Year
Average Salary(1)     15        20         25         30         35         40
-----------------   -------   -------   --------   --------   --------   --------
   $  75,000        $22,500   $30,000   $ 37,500   $ 45,000   $ 52,500   $ 60,000
   $ 100,000         30,000    40,000     50,000     60,000     70,000     80,000
   $ 125,000         37,500    50,000     62,500     75,000     87,500    100,000
   $ 150,000         45,000    60,000     75,000     90,000    105,000    120,000
   $ 200,000         60,000    80,000    100,000    120,000    140,000    160,000

------------
(1) Code Section 401(a) 17 limits the amount of compensation Enfield Federal may con sider in computing benefits under the Pension Plan to $200,000 for plan years commencing on January 1, 2002 (this limit is periodically adjusted).

     As of January 1, 2002, Mr. O'Connor had 1 year and eleven months of benefit service credited to him for purposes of determining benefits under the Pension Plan.

     Employee Savings & Profit Sharing Plan. Enfield Federal maintains the Enfield Federal Savings and Loan Association Employee Savings & Profit-Sharing Plan and Trust, a tax-qualified defined contribution plan, for substantially all employees of Enfield Federal who have completed 500 hours within a continuos six month period of employment with Enfield Federal. Eligible employees may contribute up to 50% of compensation (as defined in the plan) to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code (for 2002 the limit is $11,000). Under the plan, Enfield Federal will make a matching contribution equal to 50% of the first 6% of compensation deferred by a participant.

     The plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account. In connection with the reorganization, one additional investment alternative is New England Bancshares common stock. The plan itself is not an eligible account holder in this initial stock offering. However, participants who are eligible account holders and supplemental eligible account holders may use their subscription rights to purchase stock for their plan accounts. This plan will purchase common stock for other participants in the initial offering, to the extent that shares are available. After the offering, the plan will purchase in open market transactions. Participants will direct the voting of shares purchased for their plan accounts.

     Employee Stock Ownership Plan. In connection with the reorganization, the Board of Directors of Enfield Federal has adopted an employee stock ownership plan for eligible employees of Enfield Federal. Eligible employees who are employed by Enfield Federal as of the closing date of the reorganization begin participating in the plan as of that date. Thereafter, new employees of Enfield Federal who have been credited with at least 500 hours of service with Enfield Federal during a six consecutive month period will be eligible to participate in the employee stock ownership plan as of the first entry date following their completion of the Plan's eligibility requirements.


     It is anticipated that Enfield Federal will engage an independent third party trustee to purchase 8% of the shares issued in the offering on behalf of the employee stock ownership plan. This would range between 47,430 shares, assuming 592,875 shares are issued in the reorganization, and 64,170 shares assuming 802,125 shares are issued in the reorganization. If 922,444 shares are issued in the reorganization, the employee stock ownership plan will purchase 73,795 shares. It is anticipated that the employee stock ownership plan will fund its purchase in the reorganization through a loan from New England Bancshares. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from Enfield Federal's contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated ten-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the reorganization. See "Pro Forma Data."

     In any plan year, Enfield Federal may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by New England Bancshares. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions. Enfield Federal's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

     Shares purchased by the employee stock ownership plan with the proceeds of the ESOP loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of compensation.

     Participants will vest in the benefits allocated under the employee stock ownership plan at a rate of 20% per year for each year of continuous service with Enfield Federal. A participant will become fully vested at retirement, upon death or disability, a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant's separation from service. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining plan participants.

     Plan participants will be entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

     Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

     The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Enfield Federal intends to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Enfield Federal expects to receive a favorable determination letter, but cannot guarantee that it will.

     Supplemental Executive Retirement Plans. Enfield Federal maintains the Executive Supplemental Retirement Plan for the purpose of providing Mr. O'Connor with a supplemental retirement benefit upon attainment of age 65. The plan provides Mr. O'Connor with an annual retirement benefit equal to $172,796 payable in equal monthly installments over a period of 180 months. Following the initial 180 month period, certain additional amounts may be payable to Mr. O'Connor until his death based on the performance of certain life insurance policies that Enfield Federal has acquired as an informal funding source for its obligation to Mr. O'Connor. In the event Mr. O'Connor voluntarily or involuntarily terminates his employment with Enfield Federal, Mr. O'Connor will be entitled to receive at age 65, the balance of his accrued benefit under the plan payable over a period of 180 months, and the additional supplemental benefit he would have been entitled to had he remained in the employ of Enfield Federal until his retirement. In the event Mr. O'Connor dies prior to the commencement or completion of benefit payments under the plan, his beneficiary shall be entitled to the remaining installments or a lump sum of the present value of his remaining installment payments, at the discretion of Enfield Federal. In the event of a Change in Control (as defined in the plan), followed by Mr. O'Connor's voluntary or involuntary termination of employment with Enfield Federal, Mr. O'Connor shall be entitled to receive at age 65 a benefit equal to the benefits he would have received had he continued in the employ of Enfield Federal until age 65.

     Enfield Federal has established a rabbi trust to hold the insurance policies purchased to satisfy the obligations of Enfield Federal with respect to the Executive Supplemental Retirement Plan. Until the plan benefits are paid to Mr. O'Connor, creditors may make claims against the trust's assets if Enfield Federal becomes insolvent. As of December 31, 2001, Enfield Federal has accrued $143,000 for its liabilities under the plan.

     In addition to the Executive Supplemental Retirement Plan, Enfield Federal has adopted the Enfield Federal Savings & Loan Association Supplemental Executive Retirement Plan, which plan will be implemented upon consummation of the reorganization with an effective date of January 1, 2002. This plan provides restorative payments to executives designated by the board of directors who are prevented from receiving the full benefits contemplated by the ESOP's benefit formula and the full matching contribution under the 401(k) Plan. The board of directors of Enfield Federal has designated Mr. O'Connor to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant's account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans. In addition to providing for benefits lost under the ESOP and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a Change in Control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon such an event, the supplemental executive retirement plan will provide the participant with a benefit equal to what the participant would have received under the employee stock ownership plan had he remained employed throughout the term of the employee stock ownership plan loan, less the benefits actually provided under the employee stock ownership plan on behalf of such participant.

     For further information concerning the Supplemental Executive Retirement Plans, see Note 9 to the Financial Statements included elsewhere herein.

     Split-Dollar Life Insurance. In August 1999, Enfield Federal established a split-dollar life insurance arrangement to provide Mr. O'Connor with a death benefit. Under the terms of the arrangement title and ownership of the life insurance policy resides with Enfield Federal and Enfield Federal pays all of the insurance premiums. Upon Mr. O'Connor's death, his beneficiaries will be entitled to 25% of the total proceeds, less the cash value of the policy. Enfield Federal will be entitled to the remaining life insurance proceeds. Enfield Federal shall be entitled at all times to the cash surrender value of the life insurance policy.

Future Stock-Based Incentive Plan

     Following the reorganization, the board of directors of New England Bancshares intends to adopt a stock-based incentive plan which will provide for the granting of options to purchase common stock ("Stock Options") and the issuance of restricted stock ("Stock Awards"), to eligible officers, employees, and directors of New England Bancshares and Enfield Federal. If the stock-based incentive plan is adopted prior to the first anniversary of the reorganization, OTS regulations require that:

     (1) the plan be approved by a majority of New England Bancshares's stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the reorganization.

     (2) no individual officer or employee of Enfield Federal may receive more than 25% of the Stock Options or 25% of the Stock Awards available for grant under the stock-based incentive plan (or any separate plan for officers and employees)

     (3) non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the Stock Options or Stock Awards available for grant under the stock-based incentive plan (or any separate plan for directors).

     (4) no Stock Option or Stock Award may vest at a rate more rapid than 20% per year beginning on the first anniversary date of stockholder approval of the stock-based incentive plan.

     (5) Accelerated vesting may not be permitted for any reason other than death, disability or, if specifically permitted by the Office of Thrift Supervision, change in control.

     For purpose of the stock-based incentive plan, a change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of New England Bancshares or Enfield Federal or if a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of New England Bancshares or Enfield Federal or similar transaction occurs or a contested election of directors which resulted in the replacement of a majority of the New England Bancshares board of directors by persons not nominated by the directors in office before the contested election occurs.

     Under the stock-based incentive plan, New England Bancshares intends to grant Stock Options in an amount equal to 10% of the shares of common stock issued in the offering. The amount granted would range from 59,287 shares, assuming 592,875 shares are issued in the offering to 80,212 shares, assuming 802,125 shares are issued in the offering. If the number of shares to be issued in the offering is increased to 922,444 shares, the amount of options granted would equal 92,244 shares. Additionally, New England Bancshares intends to grant Stock Awards in an amount equal to 4% of the shares of common stock issued in the offering. The amount granted would range from 23,715 shares, assuming 592,875 shares are issued in the offering to 32,085 shares, assuming 802,125 shares are issued in the offering. If the number of shares to be issued in the offering is increased to 922,444 shares, the amount of awards granted would equal 36,897 shares. The shares of common stock available for purchase upon the exercise of stock options or issuance as Stock Awards under the Plan will come from either the purchase of common stock in the open market by a trust, authorized but unissued shares of common stock or treasury stock.

     The Office of Thrift Supervision has proposed regulations which may liberalize the regulations regarding the number of Stock Options and Stock Awards available for grant under a plan. These proposed regulations have not yet been adopted and may not be adopted in the foreseeable future, or at all, or if adopted, the regulations could permit Stock Options and Stock Awards in amounts less than permitted under the current proposal.

     The granting of Stock Options and Stock Awards is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in New England Bancshares as an incentive to contribute to the success of New England Bancshares and reward key employees for outstanding performance. All employees of New England Bancshares and its subsidiaries, including Enfield Federal, will be eligible to participate in the stock-based incentive plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be incentive or non-statutory stock options, as defined below, the number of shares available for each Stock Option and Stock Award, the exercise price of each non-statutory stock option, whether Stock Options may be exercised by delivering other shares of common stock, and when Stock Options become exercisable or Stock Awards vest. No Stock Option will be granted at an exercise price less than the fair market value of the common stock on the date of grant, and no Stock Option will have a term longer than 10 years. It is anticipated that all Stock Options granted to employees of Enfield Federal will be incentive stock options to the extent permitted under Section 422 of the Internal Revenue Code. All Stock Options granted to outside directors will be non-statutory stock options. The difference between incentive stock options and non-statutory stock options are the way the options are treated for tax purposes.

     An individual will not be deemed to have received taxable income upon the grant or exercise of any incentive stock option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to New England Bancshares as a result of the grant or exercise of incentive stock options unless there has been a disqualifying disposition. In the case of a non-statutory stock option and in the case of a disqualifying disposition of an incentive stock option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the common stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition of an incentive stock option will be a deductible expense to New England Bancshares for income tax purposes.

     In addition to the grant of stock options, the stock-based incentive plan will also provide for the granting of Stock Awards. The Stock Awards will consist of restricted shares of common stock awarded at no cost to the recipients. Stock Awards may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of Enfield Federal, actual performance of Enfield Federal as compared to targeted goals such as the ratio of Enfield Federal's net worth to total assets, Enfield Federal's return on average assets, or such other performance standards as determined by the committee with the approval of the New England Bancshares board of directors.

     When a participant vests in his Stock Award, the participant recognizes ordinary income equal to the fair market value of the common stock at the time of vesting (unless the participant made an election under Section 83(b) of the Internal Revenue Code). The amount of income recognized by Stock Award recipients is a deductible expense for tax purposes for New England Bancshares. Stock Award recipients will receive dividends paid on the shares of common stock subject to their awards. In addition, Stock Award recipients may direct the voting of the shares awarded to them, regardless of vesting. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

     Within the limits of any applicable regulatory requirements, the stock-based incentive plan may be amended after the first anniversary date of the reorganization to provide for accelerated vesting of previously granted Stock Options or Stock Awards in the event of a participant's retirement or if a change in control of New England Bancshares or Enfield Federal occurs.

Transactions with Directors and Executive Officers

     Enfield Federal makes loans to its directors and executive officers. Enfield Federal offers discounted loans to all of its employees through an employee loan program. For the year ended March 31, 2001, loans to executive officers, directors and their associates totaled $2.1 million. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Proposed Purchases of Common Stock by Management

     The following table presents, for each of our directors and executive officers, the amount of stock they wish to purchase in the offering. We have assumed that a sufficient number of shares will be available to satisfy their subscriptions. The amounts include shares that may be purchased through individual retirement accounts and by associates of the directors and executive officers. Collectively our directors and executive officers expect to purchase a total of 24,000 shares, or approximately 2.99% of shares we sell in the offering and 1.35% of our outstanding common stock (assuming the sale of 802,125 shares of common stock). These shares do not include shares expected to be issued under any stock benefit plans of New England Bancshares, excluding the ESOP. If all shares issuable under such stock benefit plans were issued to directors and executive officers of New England Bancshares, directors and executive officers of New England Bancshares would own up to 136,297 shares, or 16.99% of the shares sold in the offering and 7.65% of our outstanding common stock (assuming the sale of 802,125 shares of the common stock).


                                                      Number of   Percent of
Name                                        Amount      Shares    Shares Sold
----                                       --------   ---------   -----------
Edward C. Allen ........................   $ 10,000     1,000        0.12%
David J. O'Connor ......................     50,000     5,000        0.62
Peter T. Dow ...........................     25,000     2,500        0.31
Myron J. Marek .........................     20,000     2,000        0.25
Dorothy K. McCarty .....................     20,000     2,000        0.25
Robert T. Mercik .......................      5,000       500        0.06
Richard K. Stevens .....................    100,000    10,000        1.25
Richard M. Tatoian, Esq ................     10,000     1,000        0.12
                                           --------    ------
All directors and executive officers
   as a group (8 persons)...............   $240,000    24,000        2.99%
                                           ========    ======


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

                       THE REORGANIZATION AND THE OFFERING

     The board of directors of Enfield Federal has adopted the plan of reorganization, subject to the approval of the Office of Thrift Supervision and members of Enfield Federal, as well as the satisfaction of certain conditions.

     Office of Thrift Supervision approval does not constitute an endorsement or recommendation of the plan of reorganization.

General


     On November 13, 2001, the board of directors of Enfield Federal unanimously adopted the plan of reorganization, as amended, pursuant to which Enfield Federal will reorganize into a "two-tiered" mutual holding company. This structure is called a two-tier structure because it will have two levels of holding companies. After the reorganization, New England Bancshares will be the mid-tier stock holding company and Enfield Mutual Holding Company will be the top-tier mutual holding company. Under the terms of the plan of reorganization, New England Bancshares will own all of the stock of Enfield Federal, and Enfield Mutual Holding Company will own at least a majority of New England Bancshares. This reorganization to a mutual holding company structure also includes the offering by New England Bancshares of up to 45.0% of its outstanding shares to qualifying depositors of Enfield Federal, tax qualified employee plans of Enfield Federal and other members of Enfield Federal in a subscription offering and to certain other persons in a direct community offering and/or syndicated community offering. The reorganization will be effected as described under "--Tax Aspects" or in any other manner that is permitted by the Office of Thrift Supervision and is consistent with the intent of the plan of reorganization.

     The following is a brief summary of pertinent aspects of the reorganization. A copy of the plan is available from Enfield Federal upon request and is available for inspection at the offices of Enfield Federal and at the Office of Thrift Supervision. The plan is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the SEC. See "Where You Can Find Additional Information."

Reasons for the Reorganization

     The reorganization is intended to provide an additional source of capital not available to Enfield Federal as a mutual institution. The reorganization will enable Enfield Federal to achieve the benefits of a stock company without a loss of control that often follows standard conversions from mutual to stock form. Enfield Federal is committed to being an independent community-oriented institution, and the board of directors believes that the mutual holding company structure is best suited for this purpose.

     The reorganization is also intended to provide an additional source of capital to Enfield Federal in order to allow it:

     (1)  to fund new loans;

     (2) to establish or acquire new branches in Enfield Federal's targeted market areas;

     (3)  to diversify products that Enfield Federal offers;

     (4)  to invest in securities; and

     (5)  to raise funds for general corporate purposes.

     Additionally, after the reorganization, we will have the ability to issue additional shares of common stock to raise capital or to support mergers or acquisitions. No additional capital issuance or mergers or acquisitions are planned or contemplated at the present time. Our ability to issue common stock will enable us to establish stock benefit plans for directors, management and employees, including stock-based incentive plans and an employee stock ownership plan. We also believe that the reorganization will provide local customers and other residents with an opportunity to become equity owners of New England Bancshares, and thereby participate in possible stock price appreciation and cash dividends. This is consistent with Enfield Federal's objective of being a locally-owned financial institution. We believe that, through expanded local stock ownership, current customers and non-customers

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who purchase common stock will seek to enhance the financial success of Enfield
Federal through consolidation of their banking business and increased referrals to Enfield Federal.

     The proceeds from the sale of common stock of New England Bancshares will be invested in order to enhance profitability and facilitate growth. Additionally, Enfield Federal's stronger capital position after the offering will enhance operating flexibility, support desired expansion and provide a cushion for absorbing unanticipated losses. Enfield Federal will receive approximately 80% of the net proceeds of the reorganization as equity capital, to be used initially to invest in short-term investments and adjustable rate mortgage-backed securities, then later for making loans within its market area. New England Bancshares will also use a portion of the cash proceeds from the reorganization to extend a loan to the ESOP, for use in purchasing shares of common stock issued as part of the reorganization. The remainder of the proceeds will be retained by New England Bancshares to repurchase common stock, pay dividends to stockholders or for other general corporate purposes.

     After considering the advantages and risks of the reorganization, as well as applicable fiduciary duties, the board of directors of Enfield Federal unanimously approved the reorganization as being in the best interests of Enfield Federal, its members and the communities that it serves.

Structure of the Reorganization


     Following receipt of all required regulatory approvals and approval of the plan by Enfield Federal's Members, Enfield Federal will reorganize into a two-tier mutual holding company structure. The two-tier mutual holding company structure will consist of: (1) a federally-chartered mutual holding company (Enfield Mutual Holding Company); (2) a federally-chartered stock holding company (New England Bancshares), which will offer up to 45.0% of its common stock in the offering with the remaining shares of its common stock owned by Enfield Mutual Holding Company; and (3) a federally-chartered stock savings bank (Enfield Federal), which will be the successor to Enfield Federal in its current mutual form and which will be wholly-owned by New England Bancshares.


     (1) Enfield Federal will organize an interim federal stock savings bank as a wholly owned subsidiary ("Interim One");

     (2) Interim One will organize a stock corporation, New England Bancshares, as a wholly owned subsidiary;

     (3) Interim One will organize an interim federal stock savings association as a wholly owned subsidiary ("Interim Two");

     (4) Enfield Federal will convert its charter to a federal stock savings association charter, and Interim One will exchange its charter for a federal mutual holding company charter to become Enfield Mutual Holding Company;

     (5) Sequentially with step 4, Interim Two will merge with and into the stock savings association with the stock savings association as the resulting institution;

     (6) 100% of the issued common stock of the stock savings association will be transferred to Enfield Mutual Holding Company in exchange for membership interests in Enfield Federal, in its mutual form, which are conveyed to Enfield Mutual Holding Company; and

     (7) Enfield Mutual Holding Company will transfer 100% of the issued common stock of the stock savings association to New England Bancshares in a capital distribution.


     In addition, as part of the reorganization, New England Bancshares will sell up to 45.0% of its common stock in a subscription and community offering. Approximately 20% of the net proceeds of the offering will be retained by New England Bancshares and the balance transferred to Enfield Federal. As a result of these transactions:

     . Enfield Federal will become Enfield Mutual Holding Company and will own $50,000 cash and approximately 55% of New England Bancshares; and

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     .    New England Bancshares will own all of the stock of Enfield Federal.

Effects of the Reorganization

     Continuity. While the reorganization is being accomplished, and after its completion, the routine business of Enfield Federal of accepting deposits and making loans will continue without interruption. Enfield Federal will continue to be subject to regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After the reorganization, Enfield Federal will continue to provide services for depositors and borrowers under current policies by its management and staff.

     The board of directors of Enfield Federal currently consists of eight members. After the reorganization, these eight directors will continue to serve on the board of directors of Enfield Federal and will become the new board of directors of New England Bancshares and Enfield Mutual Holding Company.

     There will be no change in our offices or staff as part of the reorganization. The executive officers of New England Bancshares will be the current executive officers of Enfield Federal. See "Management."

     Deposit Accounts and Loans. The reorganization will not affect any deposit accounts or borrower relationships with Enfield Federal. All deposit accounts in Enfield Federal will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the reorganization. The reorganization will not change the interest rate or the maturity of deposits at Enfield Federal.

     Each depositor of Enfield Federal will have both a deposit account in Enfield Federal and a pro rata ownership interest in the equity of Enfield Mutual Holding Company based upon the balance in the depositor's account. This ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. It may only be realized in the event of a liquidation of Enfield Mutual Holding Company. Any depositor who opens a deposit account obtains a pro rata ownership interest in the equity of Enfield Mutual Holding Company without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives the balance in the account but receives nothing for his or her ownership interest in the equity of Enfield Mutual Holding Company, which is lost to the extent that the balance in the account is reduced. Consequently, depositors of Enfield Mutual Holding Company have no way to realize the value of their ownership interest in Enfield Mutual Holding Company, except in the unlikely event that Enfield Mutual Holding Company is liquidated.

     All loans of Enfield Federal will retain the same status that they had prior to the reorganization. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the reorganization.

     Voting Rights. After the reorganization, direction of Enfield Federal will continue to be under the control of the board of directors of Enfield Federal. New England Bancshares, as the holder of all of the outstanding common stock of Enfield Federal, will have exclusive voting rights with respect to any matters concerning Enfield Federal requiring stockholder approval, including the election of directors of Enfield Federal.

     After the reorganization, the holders of the common stock of New England Bancshares will have exclusive voting rights with respect to any matters concerning New England Bancshares. These voting rights will be exclusive except to the extent New England Bancshares in the future issues additional common stock or preferred stock with voting rights. Each holder of common stock will be entitled to vote on any matters to be considered by New England Bancshares' stockholders, including the election of directors of New England Bancshares, subject to the restrictions and limitations set forth in New England Bancshares' federal stock charter discussed below.

     By virtue of its ownership of a majority of the outstanding shares of common stock of New England Bancshares, Enfield Mutual Holding Company will be able to control the outcome of most matters presented to the stockholders of New England Bancshares for resolution by vote. However, current regulations and regulatory policies require that the adoption of a second-step conversion of Enfield Mutual Holding Company be approved by a majority of the vote of the shares held by the public stockholders (i.e., all stockholders except Enfield Mutual Holding Company).

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     As a federally-chartered mutual holding company, Enfield Mutual Holding
Company will have no authorized capital stock and, thus, no stockholders. Holders of deposit accounts of Enfield Federal will become members of Enfield Mutual Holding Company, as will borrowers of Enfield Federal who were borrower members of Enfield Federal at the time of reorganization, for so long as their pre-Reorganization borrowings remain outstanding. Such members will be entitled to vote on all questions requiring action by the members of Enfield Mutual Holding Company including, without limitation, election of directors of Enfield Mutual Holding Company. In addition, all persons who become depositors of Enfield Federal following the reorganization will have membership rights with respect to Enfield Mutual Holding Company. Borrowers will not receive membership rights in connection with any new borrowings made after the reorganization.

     Liquidation Rights. In the unlikely event of a complete liquidation of Enfield Federal prior to the completion of the reorganization, each depositor would receive a pro rata share of any assets of Enfield Federal remaining after payment of expenses and satisfaction of claims of all creditors. Each depositor's pro rata share of such liquidating distribution would be in the same proportion as the value of such depositor's deposit account was to the total value of all deposit accounts in Enfield Federal at the time of liquidation.

     Upon a complete liquidation of Enfield Federal after the reorganization, each depositor would have a claim as a creditor of the same general priority as the claims of all other general creditors of Enfield Federal. However, except as described below, a depositor's claim would be solely for the amount of the balance in such depositor's deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of Enfield Federal above that amount. Instead, the holder of Enfield Federal's common stock (i.e., New England Bancshares) would be entitled to any assets remaining upon a liquidation of Enfield Federal.

     Upon a complete liquidation of New England Bancshares, each holder of shares of the common stock of New England Bancshares, including Enfield Mutual Holding Company, would be entitled to receive a pro rata share of New England Bancshares' assets, following payment of all debts, liabilities and claims of greater priority of or against New England Bancshares including the rights of depositors in the liquidation account of Enfield Federal, if any.

     If liquidation of Enfield Mutual Holding Company occurs following completion of the reorganization, all depositors of Enfield Federal at that time will be entitled, pro rata to the value of their deposit accounts, to a distribution of any assets of Enfield Mutual Holding Company remaining after payment of all debts and claims of creditors.

     We have no plans to liquidate Enfield Federal or Enfield Mutual Holding Company in the future.


     Material Federal Income Tax Consequences of the Reorganization. Although the reorganization may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of reorganization and applicable law, regulations and policies, it is intended that the reorganization will be effected through a merger. Under the plan of reorganization, consummation of the reorganization is conditioned upon, among other things, the prior receipt by Enfield Federal of (1) either a private letter ruling of the Internal Revenue Service or an opinion of Muldoon Murphy & Faucette LLP as to the federal income tax consequences of the Reorganization to Enfield Mutual Holding Company, Enfield Federal (in mutual and in stock form) and Enfield Federal's members and (2) either a private letter ruling of the State of Connecticut Department of Revenue Services or an opinion of Muldoon Murphy & Faucette LLP or Shatswell MacLeod & Company, P.C. as to the Connecticut tax consequences of the reorganization to Enfield Mutual Holding Company, Enfield Federal (in stock form), and Enfield Federal's members. Based in part upon representations of Enfield Federal, Muldoon Murphy & Faucette LLP has issued its opinion regarding federal income tax consequences of the reorganization. In the following discussion, "Mutual Bank" refers to Enfield Federal before the reorganization and "Stock Bank" refers to Enfield Federal after the reorganization.

     With regard to the reorganization, Muldoon Murphy & Faucette LLP has issued an opinion that the material federal tax consequences are as follows:

     . the reorganization will constitute a reorganization under Internal Revenue Code section 368(a)(1)(F), and Enfield Federal (in either its status as Mutual Bank or Stock Bank) will recognize no gain or loss as a result of the reorganization;

     . the basis of each asset of Mutual Bank received by Stock Bank in the reorganization will be the same as Mutual Bank's basis for such asset immediately prior to the reorganization;

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     .    the holding period of each asset of Mutual Bank received by Stock Bank in the reorganization will include the period during which such asset was held by Mutual Bank prior to the reorganization;

     . for purposes of Internal Revenue Code section 381(b), Stock Bank will be treated as if there had been no reorganization and, accordingly, the taxable year of the Mutual Bank will not end on the effective date of the reorganization and the tax attributes of Mutual Bank (subject to application of Internal Revenue Code sections 381, 382, and 384) will be taken into account by Stock Bank as if the reorganization had not occurred; and

     . Mutual Bank's qualifying depositors will recognize no gain or loss upon their constructive receipt of shares of Stock Bank common stock solely in exchange for their interest (i.e., liquidation rights) in Mutual Bank; and no gain or loss will be recognized by depositors of Mutual Bank upon the issuance to them of deposits in Stock Bank in the same dollar amount as their deposits in the Mutual Bank.

     . With respect to those who will receive subscription rights in the Reorganization, it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero, and accordingly, the holders of subscription rights are unlikely to recognize taxable income as a result of the exercise of their subscription rights. The preceding opinion is based on an assumption that the subscription rights will be granted at no cost to the recipients, will be non-transferable and of short duration, and will provide the holders of subscription rights only the right to purchase shares of common stock at the same price to be paid by members of the general public.

     Muldoon Murphy & Faucette LLP will not opine as to whether the present Enfield Federal will be required to include any amount of its bad debt reserve in income as a result of the transfer of its loans to New England Bancshares and to the new Enfield Federal, or as to the effect of the reorganization on any bad debt reserve of the new Enfield Federal. Unlike private rulings of the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with conclusions reached in the opinion. If there is a disagreement, we can not guarantee that the Internal Revenue Service would not prevail in a judicial or administrative proceeding.

     Accounting Consequences. The reorganization will be accounted for in a manner similar to a pooling-of-interests under generally accepted accounting principles. Accordingly, the carrying value of our assets, liabilities, and capital will be unaffected by the reorganization and will be reflected in New England Bancshares', Enfield Mutual Holding Company's and Enfield Federal's financial statements based on their historical amounts.

How We Determined the Offering Range and the $10.00 Price Per Share

     The plan of reorganization requires that the purchase price of the common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. Enfield Federal has retained FinPro to make the independent valuation. FinPro's fees for its services in making such appraisal are estimated to be $23,000. Enfield Federal has not had any prior business dealings with FinPro, other than preparing Enfield Federal's business plan for the reorganization. New England Bancshares will indemnify FinPro and its employees and affiliates against losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where FinPro's liability results from its negligence or wilful misconduct.

     An appraisal has been made by FinPro in reliance upon the information contained in this prospectus, including the financial statements. FinPro also considered the following factors, among others:

     . the present and projected operating results and financial condition of Enfield Federal, and the economic and demographic conditions in Enfield Federal's existing market area;

     .    historical, financial and other information relating to Enfield
          Federal;

     . a comparative evaluation of the operating and financial statistics of Enfield Federal with those of other similarly situated savings associations and savings institutions located in the Northeast;

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     .    the impact of the reorganization on Enfield Federal's equity and earnings potential;

     .    dividends that may be paid by New England Bancshares; and

     . the trading market for securities of comparable institutions and general conditions in the market for such securities.

     On the basis of the foregoing, FinPro has advised Enfield Federal that, in its opinion, dated February 15, 2002 and updated and amended as of _____, 2002, the estimated pro forma market value of the common stock of New England Bancshares being offered to persons other than Enfield Mutual Holding Company ranged from a minimum of $5,928,750 to a maximum of $8,021,250 with a midpoint of $6,975,000 (the estimated valuation range).

     The board of directors of Enfield Federal held a meeting to review and discuss the appraisal report prepared by FinPro. Representatives of FinPro participated in the meeting to explain the contents of the appraisal report. The board of directors reviewed the methods that FinPro used to determine the pro forma market value of the common stock and the appropriateness of the assumptions that FinPro used in determining this value. The board of directors determined that the common stock will be sold at $10.00 per share, which is the price most commonly used in stock offerings involving converting savings institutions.

     The board of directors has approved the independent appraisal of FinPro which established an estimated valuation range of $5.9 million to $8.0 million, with a midpoint of $7.0 million. Based on the independent appraisal and taking into account that New England Bancshares must be at least a majority-owned subsidiary of Enfield Mutual Holding Company, so long as Enfield Mutual Holding Company is in mutual form, New England Bancshares expects to issue between 592,875 and 802,125 shares of common stock. The estimated valuation range and the offering range may be amended with the approval of the Office of Thrift Supervision, due to subsequent developments in the financial condition of Enfield Federal or market conditions generally.

     The valuation prepared by FinPro is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. FinPro did not independently verify the financial statements and other information provided by Enfield Federal, nor did FinPro value independently the assets or liabilities of Enfield Federal. The valuation considers Enfield Federal as a going concern and should not be considered as an indication of the liquidation value of Enfield Federal. Moreover, because such valuation is necessarily based upon estimates and projections, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the reorganization will thereafter be able to sell such shares at prices at or above the purchase price.

     The maximum of the estimated valuation range may be increased up to 15% and the number of shares of common stock to be issued in the reorganization may be increased to 922,444 shares due to regulatory considerations, changes in the market and general financial and economic conditions without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated valuation range.

     We may not sell any shares of common stock unless FinPro confirms to Enfield Federal and the Office of Thrift Supervision that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause FinPro to conclude that the appraisal report is incompatible with its estimate of the pro forma market value of the common stock upon the conclusion of the offering.

     If FinPro concludes that the pro forma market value of the common stock is either more than 15% above the maximum of the estimated valuation range or less than the minimum of the estimated valuation range, Enfield Federal and New England Bancshares, after consulting with the Office of Thrift Supervision may:

     (1) terminate the plan of reorganization and return all subscription funds promptly, paying interest at Enfield Federal's passbook savings rate of interest and cancel all account withdrawal authorizations;

     (2)  establish a new estimated valuation range and either:

          (a)  hold new subscription and community offerings; or

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          (b)  provide subscribers the opportunity to change or cancel their orders (a "resolicitation"); or

     (3) take such other actions as permitted by the Office of Thrift Supervision in order to complete the reorganization.

     If a resolicitation is commenced, unless an affirmative response is received from a subscriber within a designated period of time, all funds will be promptly returned to the subscriber and account withdrawal authorizations canceled as described above.

     A copy of the appraisal report of FinPro, including any amendments made to it, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Enfield Federal and at the Office of Thrift Supervision.

Subscription Offering and Subscription Rights

     In accordance with the plan of reorganization, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of priority:

     (1) Eligible accounts holders. Depositors with deposits in Enfield Federal with balances aggregating $50 or more as of October 31, 2000;

     (2) Tax-qualified employee stock benefit plans of Enfield Federal, including the ESOP;

     (3) Supplemental eligible account holders. Depositors with deposits in Enfield Federal with balances aggregating $50 or more on March 31, 2002, other than those depositors who would otherwise qualify as eligible account holders and except for officers, directors and their associates; and


     (4) Other Members. Other depositors and borrowers of Enfield Federal on the voting record date, who do not qualify in the preceding categories.

     All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all subscribers having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of reorganization and as described below under "-Limitations on Common Stock Purchases."

     Priority 1: Eligible account holders. Each eligible account holder will receive, as first priority and without payment, non-transferable rights to subscribe for up to the greater of:

     .    $50,000 of common stock (which equals 5,000 shares);

     .    one-tenth of one percent of the total offering of common stock; or

     . 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders
          ($      ).
            ------

     If there are not sufficient shares available to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder to purchase a number of shares sufficient to make such eligible account holder's total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposits bears to the total amount of qualifying deposits of all eligible account holders whose subscriptions remain unfilled. However, no fractional shares will be issued.

     To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at October 31, 2000. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation. The

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subscription rights as eligible account holders received by management persons and their associates that are based on deposits made by such persons during the 12 months preceding the eligibility record date will be subordinated to the subscription rights of all other eligible account holders.


     Priority 2: The Tax Qualified Employee Stock Benefit Plans. The tax-qualified employee stock benefit plans will receive, without payment and as a second priority after the filling of subscriptions of eligible account holders, nontransferable subscription rights to purchase up to a maximum of 10% of the shares of common stock issued in the offering. As a tax-qualified employee benefit plan, the ESOP expects to purchase up to 8% of the shares sold in the offering, or up to 47,430 shares, based on the issuance of 592,875 shares at the minimum of the offering range or up to 64,170 shares, based on the issuance of 802,125 at the maximum of the offering range. In the event the number of shares offered in the reorganization is increased above the maximum of the valuation range, the ESOP shall have a priority right to purchase any shares exceeding that amount up to 8% of the common stock. Subscriptions by the ESOP will not be aggregated, i.e., shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and community offerings, including subscriptions of any of Enfield Federal's directors, officers or employees. It has not been determined whether the ESOP will subscribe for shares in the offering or purchase shares in private transactions or on the open market after completion of the offering.

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are shares remaining after satisfaction of the subscriptions by eligible account holders and tax-qualified employee benefit plans, each supplemental eligible account holder will receive, as a third priority and without payment, non-transferable rights to subscribe for up to the greater of:

     .    $50,000 of common stock (which equals 5,000 shares);

     .    one-tenth of one percent of the total offering of common stock; or

     . 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

     If there are not sufficient shares available to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder to purchase a number of shares sufficient to make such supplemental eligible account holder's total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposit bears to the total amount of qualifying deposits of all supplemental eligible account holders whose subscriptions remain unfilled. However, no fractional shares will be issued.


     To ensure proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at March 31, 2002. Failure to list an account or providing incorrect information could result in the loss of all or part of an allocation.

     Priority 4: Other Members. On a fourth priority basis, each other member of Enfield Federal who is not eligible in the preceding priority categories shall receive non-transferable subscription rights to subscribe for common stock in an amount up to the greater of $50,000 or one-tenth of one percent of the total offering of common stock. In the event that Other Members exercise subscription rights for a number of shares of common stock in excess of the total number of shares eligible for subscription, the remaining shares of common stock shall be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of common stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more

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times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     Expiration Date for the Subscription Offering. The subscription offering
will expire at 12:00 noon, Connecticut time, on                      , 2002,
                                                ---------------------
unless we extend this period to                      , 2002. New England
                                ---------------------
Bancshares and Enfield Federal will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date, as extended, whether or not Enfield Federal has been able to locate each person entitled to subscription rights.

     Persons in Non-qualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of reorganization reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which only a small number of persons otherwise eligible to subscribe for shares of common stock reside and where New England Bancshares or Enfield Federal determines that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise. Enfield Federal may determine compliance with state securities laws to be impracticable based on a request or requirement that New England Bancshares and Enfield Federal or their officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing in the state.

Direct Community Offering and Syndicated Community Offering

     Direct Community Offering. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, New England Bancshares may offer shares for sale pursuant to the plan of reorganization in a direct community offering to the public. Natural persons residing in Hartford County, Connecticut will be given preference in any direct community offering. Persons will be deemed to reside in Hartford County if they occupy a dwelling within Hartford County and establish an ongoing physical presence within it, together with an indication that such presence is not merely transitory in nature. We may utilize depositor or loan records or such other evidence provided to us to make a determination as to whether a person is a resident, and in all cases the determination of resident status will be in our sole discretion. Stock sold in the direct community offering will be offered and sold in a manner to achieve the widest distribution of the stock. No person may purchase more than $50,000 of common stock in the direct community offering. Further, we first will fill any subscriptions for stock in the direct community offering and/or the syndicated community offering up to a maximum of 2.0% of the shares issued in the offering in order to promote wide distribution of the stock. Thereafter, we will allocate any remaining shares on a 100 share per order basis until we fill all orders.

     The direct community offering, if any, may commence concurrently with, during or promptly after the subscription offering and will terminate no later than 45 days after the expiration of the subscription offering unless extended by us, with the approval of the Office of Thrift Supervision, if necessary. We may terminate the direct community offering or the syndicated community offering as soon as we have received orders for at least the minimum number of shares available for purchase in the offering.

     Syndicated Community Offering. If any stock remains unsold in the subscription and direct community offerings, we may use the services of broker-dealers to sell such shares on a best efforts basis in a syndicated community offering to be managed by Trident Securities. No person may purchase more than $75,000 of common stock in the syndicated community offering.

     Trident Securities has not selected any particular broker-dealers to participate in a syndicated community offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the syndicated community offering. However, Trident Securities has agreed to use its best efforts in the sale of shares in any syndicated community offering.

     The syndicated community offering may commence during the direct community offering, if any, or after the direct community offering is terminated. The syndicated community offering will terminate no more than 45 days following the expiration of the subscription offering unless extended by New England Bancshares with the approval of the Office of Thrift Supervision. Such
extensions may not be beyond               , 2004.
                             --------------

     The opportunity to subscribe for shares of common stock in the direct community offering or syndicated community offering is subject to our right, in our sole discretion, to accept or reject any order in

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whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date. If we reject a subscription in part, the subscriber will not have the right to cancel the remainder of the subscription.

     If for any reason a syndicated community offering of unsubscribed shares cannot be effected or is not deemed advisable, we will seek to make other arrangements, subject to the approval of the Office of Thrift Supervision and to compliance with applicable state and federal securities laws.

Marketing Arrangements

     Trident Securities. We have engaged Trident Securities as financial and marketing agent in connection with the offering of the common stock. Trident Securities has agreed to use its best efforts to assist us with the solicitation of subscriptions for shares of common stock in the offering. Trident Securities is not obligated to purchase any shares of common stock.

     Trident Securities will receive a $10,000 management fee for services provided in connection with the offering and $85,000 at the consummation of the offering. Trident Securities will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees, of up to $35,000. We have agreed to indemnify Trident Securities to the extent allowed by law for reasonable costs and expenses in connection with certain claims and liabilities, including liabilities under the Securities Act of 1933.

     Directors, Officers and Employees. Directors and executive officers of Enfield Federal may participate in the solicitation of offers to purchase common stock. Other employees of Enfield Federal may participate in the offering in ministerial capacities or provide clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. New England Bancshares will rely on Rule 3a4-1 under the Exchange Act, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit directors, officers and employees to participate in the sale of common stock. No director, officer or employee of New England Bancshares, Enfield Mutual Holding Company or Enfield Federal will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in common stock.

Procedure for Purchasing Shares in Subscription and Direct Community Offerings

     Use of Order Forms. To purchase shares in the subscription offering and the direct community offering, a properly executed original order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a subscriber's deposit accounts at Enfield Federal (which must be given by completing the appropriate blanks on the stock order form), must be physically received by Enfield Federal no later than 12:00 noon, Connecticut time, on the indicated expiration date unless extended. You may submit your order form by mail using the return envelope provided, by overnight courier to the indicated address on the order form, or by bringing your order forms to one of our full service branch offices. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or correct withdrawal instructions) are not required to be accepted. In addition, we will not accept orders submitted on photocopied or facsimilied order forms. We have the power to waive or permit the correction of incomplete or improperly executed forms, but do not represent that we will do so. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the reorganization has not been completed within 45 days of the end of the subscription offering or we conduct a resolicitation of subscribers for some other reason. If resolicitation is commenced, subscribers will have an opportunity to change or cancel their orders. Unless an affirmative response is received from a subscriber within a designated timeframe, all funds will be promptly returned to the subscriber with interest at Enfield Federal's passbook-savings rate and all account withdrawal authorizations will be canceled.

     In order to ensure that eligible account holders and supplemental eligible account holders are properly identified as to their stock purchase eligibility, depositors must list on the stock order form all deposit accounts as of the applicable eligibility record date giving all names on each account and the account numbers. Failure to list an account could result in fewer shares or no shares being allocated to a subscribing member.

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the expiration date for the offering, in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed when preceded or accompanied by a prospectus.

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     Payment for Shares. Payment for subscriptions may be made by personal check, bank draft, money order or by authorization of withdrawal from your current deposit accounts maintained at Enfield Federal, though the deposit account must contain the full amount necessary for payment at the time the subscription order is received. Interest will be paid on payments made by check, bank check or money order at our passbook savings rate of interest from the date payment is received until the completion or termination of the reorganization. Any orders received in the subscription or community offering, which aggregate $25,000 or more, must be paid by official or certified check or withdrawal authorization from a deposit account at Enfield Federal. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn will remain in the account and continue to accrue interest at the contractual rates until completion or termination of the reorganization, but a hold immediately will be placed on such funds, thereby making them unavailable to the depositor. We will not accept wire transfers as proper payment.

     Enfield Federal will waive any applicable penalties for early withdrawal from certificates of deposit. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will be converted into a statement savings account and will earn interest at the passbook savings rate.

     The ESOP will not be required to pay for the shares subscribed for at the time it subscribes. Rather, the ESOP may pay for such shares of common stock subscribed for at the purchase price upon completion of the offering; provided, that there is in force from the time of its subscription until such time, a loan commitment acceptable to New England Bancshares from an unrelated financial institution or from New England Bancshares to lend to the ESOP the aggregate purchase price of the shares for which it subscribed. New England Bancshares intends to provide such a loan to the ESOP.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the subscription and community offerings, provided that such IRAs are not maintained at Enfield Federal. Persons with IRAs maintained at Enfield Federal must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the subscription and community offerings. In addition, the provisions of ERISA and Internal Revenue Service regulations require that officers, trustees and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription and community offerings make such purchases for the exclusive benefit of the IRAs. Assistance on how to transfer IRAs maintained at Enfield Federal can be obtained from the Stock Information Center. Depositors interested in using funds in an IRA to purchase common stock should contact the Stock Information Center as soon as possible.

     Certificates representing shares of common stock purchased will be mailed to purchasers to the addresses specified in properly completed order forms, as soon as practicable following completion of the offering. You may not be able to sell your shares until your stock certificate is available, even though trading of the common stock has begun. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

     In accordance with Rule 15c2-4 of the Exchange Act, pending completion or termination of the reorganization and offering, subscription funds received by Enfield Federal will be invested only in investments permissible under Rule15c2-4.

Stock Information Center

     If you have any questions regarding the offering or the reorganization, please call the Stock Information Center at (860) 253-4190, from 10:00 a.m. to 4:00 p.m., Connecticut time, Monday through Friday.


Restrictions on Transfer of Subscription Rights and Shares of Common Stock

     Regulations prohibit any person with subscription rights from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for such person's account. Each person exercising such subscription rights will be required to certify that such person is purchasing shares solely for such person's own account and that such person has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or an intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the reorganization.

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     We will pursue any and all legal and equitable remedies (including forfeiture) in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Limitations on Common Stock Purchases

     The plan of reorganization includes the following limitations on the number of shares of common stock which may be purchased during the reorganization:

     (1)  No subscription for fewer than 25 shares will be accepted;

     (2)  No fractional shares will be allocated or issued;

     (3) Purchasers in the subscription offering may subscribe for and purchase common stock in the subscription offering in an amount up to $50,000;

     (4) The tax-qualified employee benefit plans are permitted to purchase up to 10% of the shares of common stock sold in the offering to persons other than Enfield Mutual Holding Company. As a tax-qualified employee benefit plan, the ESOP intends to purchase 8% of the shares of common stock sold in the offering to persons other than Enfield Mutual Holding Company;

     (5) The officers and directors of Enfield Federal and their associates, in the aggregate, excluding purchases by the tax-qualified employee benefit plans, may purchase up to 33% of the shares of stock issued in the offering;

     (6) The aggregate amount of outstanding common stock of New England Bancshares owned or controlled by persons other than Enfield Mutual Holding Company must be no more than 49.9% of New England Bancshares' total outstanding stock following the reorganization;

     (7) Persons purchasing shares of common stock in the direct community offering or the syndicated community offering may purchase common stock in an amount up to $50,000; and

     (8) Except for the tax-qualified employee benefit plans, the maximum amount of shares of common stock purchased in all categories of the offering by any person, together with associates of, and groups of persons acting in concert with, such person, shall not exceed $100,000 subject to increase or decrease as described below.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, the $50,000 and $100,000 maximum amounts may be altered by Enfield Federal, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, to the following amounts: (1) increased to a maximum of 9.99% of the shares offered in the offering, or (2) decreased to not less than one-tenth of one percent 0.10%) of the number of shares of stock offered in the reorganization. If the purchase limitations are increased, subscribers for the maximum amount in the subscription offering will be given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of common stock under this provision will be determined by and in the sole discretion of the board of directors of Enfield Federal and, if necessary, allocated giving priority in accordance with the priorities set forth in the plan of reorganization and described in this prospectus.

     If we sell more than 802,125 shares, the additional shares will be allocated in accordance with the priorities and procedures described in "- Subscription Offering and Subscription Rights" and "-Direct Community Offering and Syndicated Community Offering."

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     The term "associate" of a person is defined to mean:

     (1) any corporation or organization (other than Enfield Mutual Holding Company, New England Bancshares, Enfield Federal or any majority-owned subsidiary thereof) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

     (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (exclusive of any tax-qualified employee stock benefit plan);

     (3) any person who is related by blood or marriage to such person, and (a) lives in the same home as such person; or (b) is a director or senior officer of Enfield Federal or any affiliate thereof; and

     (4) any person "acting in concert" with any of the persons or entities specified in clauses (1) through (3) above; provided, however, that any tax-qualified or non-tax-qualified employee stock benefit plan will not be deemed to be an associate of any director or officer of Enfield Mutual Holding Company, New England Bancshares or Enfield Federal, to the extent provided in the plan of reorganization.

     The plan of reorganization defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. New England Bancshares and Enfield Federal may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

     We have the sole discretion to determine whether prospective purchasers are "associates" or "acting in concert." Directors and officers are not treated as associates of each other solely by virtue of holding such positions.

     We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of reorganization.

Restrictions on Purchase or Transfer of Shares After the Reorganization for Officers and Directors

     All shares of common stock purchased in connection with the reorganization by an officer or director of Enfield Federal, Enfield Mutual Holding Company or New England Bancshares will be subject to a restriction that the shares not be sold for a period of one year following the date of purchase, except in the event of the death of such officer or director. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer. The directors and executive officers of New England Bancshares and Enfield Federal will also be subject to the federal insider trading rules and any other applicable requirements of the federal securities laws.

     Purchases of outstanding shares of common stock of New England Bancshares by directors or officers of New England Bancshares, Enfield Mutual Holding Company or Enfield Federal, and their associates during the three-year period following reorganization may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of the outstanding common stock or purchases of common stock made and held by any tax-qualified or non-tax-qualified employee stock benefit plan of Enfield Federal.

Interpretation, Amendment and Termination

     All interpretations of the plan of reorganization by the board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of reorganization provides that, if deemed necessary or desirable by the board of directors of Enfield Federal, the plan of reorganization may be substantively amended by at least a two-thirds vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of the plan and proxy materials to Enfield Federal's members. Amendment of the plan

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of reorganization thereafter requires a majority vote of the board of directors and the concurrence of the Office of Thrift Supervision. The plan of reorganization may be terminated by a majority vote of the board of directors of Enfield Federal at any time prior to the earlier of approval of the plan by the Office of Thrift Supervision and the date of the special meeting of members, and may be terminated at any time thereafter by a majority vote of the board of directors with the concurrence of the Office of Thrift Supervision. The plan of reorganization shall be terminated if the reorganization is not completed within 24 months from the date on which the members of Enfield Federal approve the plan of reorganization, and such period may not be extended by Enfield Federal or the Office of Thrift Supervision.

              RESTRICTIONS ON ACQUISITION OF NEW ENGLAND BANCSHARES
                               AND ENFIELD FEDERAL

General

     The plan of reorganization provides for the reorganization of Enfield Federal into a mutual holding company structure. See "The Reorganization and The Offering - General." The plan of reorganization provides for the adoption of a new federal stock charter and bylaws for Enfield Federal, as well as for the adoption of a federal stock charter and bylaws for New England Bancshares and Enfield Mutual Holding Company. Certain provisions in Enfield Federal's and New England Bancshares' federal stock charter and bylaws as well as other regulatory restrictions on Enfield Federal and New England Bancshares may have certain anti-takeover effects.

Statutory and Regulatory Restrictions on Acquisition

     Regulatory Restrictions Applicable for Three Years. For three years following a savings association's conversion to stock form, Office of Thrift Supervision regulations prohibit any person, without its prior approval, from acquiring or making an offer to acquire more than 10.0% of the stock of the converted institution or of its holding company if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10.0% of such stock. In the event that any person, directly or indirectly, violates this regulation, the shares beneficially owned by such person in excess of 10.0% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders.

     In the recent past, it has been the Office of Thrift Supervision' general policy to routinely approve acquisitions in excess of 10.0% of the stock of converted savings associations or their holding companies after the passage of one year from the conversion, especially when such acquisitions are negotiated with the target company. However, the Office of Thrift Supervision has recently stated in the preamble to the proposed rulemaking for its new conversion regulations that the Office of Thrift Supervision intends to take a very close look at applications to make sure all criteria are fully met before it will give written approval of acquisitions within the first three years following conversion. Therefore, this regulation and change in Office of Thrift Supervision policy may prevent any acquisition of control of Enfield Federal, whether "friendly" or hostile, for at least three years after the completion of the reorganization.

     Statutory and Regulatory Change in Control Restrictions. Federal law provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings association unless the Office of Thrift Supervision has been given 60 days' prior written notice. Federal law provides that no company may acquire control of a savings association or a savings and loan holding company without the prior approval of the Office of Thrift Supervision. Any company that acquires control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control is considered to have been acquired when an entity, among other things, has acquired more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have occurred, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings institution, where enumerated control factors are also present in the acquisition. The Office of Thrift Supervision may prohibit an acquisition of control if:

     .    it would result in a monopoly or substantially lessen competition;

     . the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

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     .    the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by that person.

     The foregoing restrictions do not apply to the acquisition of stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of our equity securities.

Mutual Holding Company Structure

     The mutual holding company structure could restrict the ability of stockholders of New England Bancshares to effect a change of control of management because, as long as Enfield Mutual Holding Company remains in mutual form, it will control at least a majority of New England Bancshares' voting stock. Enfield Mutual Holding Company will be controlled by its board of directors, which will initially consist of the same persons who are members of the board of directors of Enfield Federal and New England Bancshares. Enfield Mutual Holding Company will be able to elect all members of the board of directors of New England Bancshares and, as a general matter, will be able to control the outcome of all matters presented to New England Bancshares' stockholders for approval, except for matters that require a vote greater than a majority. Enfield Mutual Holding Company, acting through its board of directors, will be able to prevent any challenge to the ownership or control of New England Bancshares by minority stockholders.

New England Bancshares' Charter and Bylaws

     New England Bancshares' federal stock charter and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New England Bancshares more difficult.

     The following description is a summary of the provisions of the charter and bylaws. See "Where You Can Find Additional Information" as to how to review a copy of these documents.

     Directors. Certain provisions of New England Bancshares' bylaws will impede changes in control of the board of directors. New England Bancshares' bylaws provide that the board of directors will be divided into three classes. The members of each class will be elected for a term of three years, and one class of directors will be elected by ballot annually. Thus, it would take two annual elections to replace a majority of New England Bancshares' board. Finally, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

     Restrictions on Call of Special Meetings. New England Bancshares' federal stock charter provides that special meetings of stockholders relating to changes in control of New England Bancshares or amendments to its charter will be called only by the board of directors.

     Prohibition of Cumulative Voting. New England Bancshares' federal stock charter prohibits cumulative voting for the election of directors. This means that Enfield Mutual Holding Company will be able to elect all of the directors of New England Bancshares and thus prevent a minority stockholder from obtaining representation on the board of directors.

     Limitation of Voting Rights. New England Bancshares' federal stock charter also provides that for five years following the date of the reorganization, no person, other than Enfield Mutual Holding Company, shall own more than 10% of the outstanding shares of New England Bancshares. This limitation does not apply to a transaction in which New England Bancshares forms a holding company, the purchase of shares by an underwriter in a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan. If a party acquires in excess of 10% of New England Bancshares' shares, those shares will be considered "excess shares" and will not be counted as shares entitled to vote.

     Authorized but Unissued Shares of Capital Stock. After the reorganization, New England Bancshares will have authorized but unissued shares of common and preferred stock. See "Description of Capital Stock." The board of directors could use these shares of common and preferred stock to render more difficult or to discourage an

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attempt to obtain control of New England Bancshares by means of a merger, tender offer or proxy statement. We anticipate, however, that it is unlikely that we will use the shares for this purpose, since Enfield Mutual Holding Company must always own at least a majority of our common stock.

     New England Bancshares' federal stock charter also authorizes one million shares of serial preferred stock, $0.01 par value per share. New England Bancshares is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, price, relative preferences with respect to dividends, voting rights, if any, terms of redemption, rights upon dissolution or liquidation, rights with respect to a sinking or retirement fund, and conversion or exchange rights and terms. In the event of a proposed merger, tender offer or other attempt to gain control of New England Bancshares that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede that completion of the transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of New England Bancshares. The board of directors has no present plan or understanding to issue any preferred stock.


     Ownership of Common Stock by Management. We expect our directors and officers to purchase up to 24,000 shares of common stock in the offering. Directors and officers are expected to control the voting of 2.99% of the shares of common stock sold in the offering (at the maximum of the offering range) and may control the voting of approximately 8.0% of the shares of common stock issued in the offering through the ESOP. Under the terms of the ESOP, the unallocated shares will be voted by the independent trustees for the ESOP generally in the same proportion as the instructions received by the trustee from participants voting their allocated shares. In addition, the officers and directors of New England Bancshares will also be officers and directors of Enfield Mutual Holding Company which, after the reorganization, will own at least a majority of New England Bancshares' common stock.

     Certain provisions of New England Bancshares' stock benefit plans provide for benefits and cash payments in the event of a change in control of New England Bancshares. The plans provide for accelerated vesting in the event of a change in control. These provisions may have the effect of increasing the cost of, and thereby discouraging, a future attempt to take over New England Bancshares and thus generally may serve to perpetuate current management.

     Age Limitation. Our bylaws provide that no person seventy (70) years of age or older shall be eligible for election, reelection, appointment, or reappointment to the board of directors, and no director shall serve as such beyond the annual meeting of New England Bancshares immediately following the director attaining age seventy (70). This age limitation, however, will not apply to any director serving as a director at the time of reorganization.

     Indemnification. New England Bancshares' bylaws provide that it shall indemnify its directors, officers and employees against whom an action is brought or threatened in connection with actions taken on behalf of the company, provided that such person (1) received a final judgment on the merits in his or her favor or (2) acted in good faith within the scope of his or her employment or authority and in a manner he or she reasonably believed to be in the best interest of New England Bancshares.

             DESCRIPTION OF CAPITAL STOCK OF NEW ENGLAND BANCSHARES

General


     New England Bancshares is authorized to issue ten million (10,000,000) shares of common stock having a par value of $0.01 per share and one million (1,000,000) shares of preferred stock having a par value of $0.01 per share. New England Bancshares currently expects to sell up to 802,125 shares of common stock (or 922,444 shares of common stock in the event of an increase of 15% in the estimated valuation range) to purchasers of common stock in the offering and to issue up to 980,375 shares of common stock to Enfield Mutual Holding Company (or 1,127,431 shares of common stock in the event of an increase of 15% in the estimated valuation range). New England Bancshares will not issue any shares of preferred stock in the offering. Except as discussed above in "Restrictions on Acquisition of New England Bancshares and Enfield Federal," each share of New England Bancshares' common stock will have the same relative rights as, and will be identical in all respects with, every other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of reorganization, all such stock will be duly authorized, fully paid and non-assessable. Under Office of Thrift Supervision regulations, a majority of the issued and outstanding voting stock of New England Bancshares must be held at all times by Enfield Mutual Holding Company.

     The shares of common stock:

     .    are not deposit accounts and are subject to investment risk;

     . are not insured or guaranteed by the Federal Deposit Insurance Corporation, or any other government agency; and

     .    are not guaranteed by New England Bancshares or Enfield Federal.

Common Stock

     Dividends. The payment of dividends by New England Bancshares is subject to limitations which are imposed by law. See "Our Policy Regarding Dividends" and "Regulation of Enfield Federal and New England Bancshares." The owners of common stock of New England Bancshares will be entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds legally available therefor. If New England Bancshares issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. Upon the effective date of the reorganization, the holders of common stock of New England Bancshares will possess exclusive voting rights in New England Bancshares. They will elect New England Bancshares' board of directors and act on such other matters as are required to be presented to them under law or New England Bancshares' charter or as are otherwise presented to them by the board of directors. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under some circumstances, shares in excess of 10% of New England Bancshares' common stock may be considered "excess shares" and may therefore not be entitled to vote. See "Restrictions on Acquisition of New England Bancshares and Enfield Federal." If New England Bancshares issues preferred stock, holders of the preferred stock may also possess voting rights. See "Restrictions on Acquisition of New England Bancshares and Enfield Federal."

     Liquidation. In the event of any liquidation, dissolution or winding up of Enfield Federal, New England Bancshares, as owner of Enfield Federal's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Enfield Federal (including all deposit accounts and accrued interest thereon) (see "The Reorganization and The Offering - Effects of the Reorganization -Liquidation Rights"), all assets of Enfield Federal available for distribution. In the event of liquidation, dissolution or winding up of New England Bancshares, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities and distributions or provisions for distribution in settlement of its liquidation, all of the assets of New England Bancshares available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of the liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of the common stock of New England Bancshares will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock is not subject to redemption. Therefore, the board of directors may sell shares of common stock without first offering those shares to existing stockholders of New England Bancshares.

Preferred Stock

     New England Bancshares will not issue any shares of its authorized preferred stock in the reorganization. We may issue preferred stock in the future with such preferences and designations as the board of directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                             LEGAL AND TAX OPINIONS

     Muldoon Murphy & Faucette LLP, Washington, D.C., will issue its opinion to us of the legality of the issuance of the common stock being offered and certain matters relating to the reorganization and federal taxation. Certain legal matters will be passed upon for Trident Securities by Malizia Spidi & Fisch, PC, Washington, D.C.

                                     EXPERTS

     The financial statements of Enfield Federal as of March 31, 2001 and 2000 and for the years ended March 31, 2001 and 2000, appearing elsewhere in this prospectus have been included herein and in the registration statement in reliance upon the report of Shatswell, MacLeod & Company, P.C., independent certified public accountants, which is included herein and upon the authority of said firm as experts in accounting and auditing.

     FinPro has consented to the publication in this document of a summary of its letter to Enfield Federal setting forth its opinion as to the estimated pro forma market value of Enfield Federal after the reorganization and its opinion setting forth the value of subscription rights and to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act). We are subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Exchange Act. We may not deregister the common stock under the Exchange Act for a period of at least three years following the reorganization.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Exchange Act and must file reports and other information with the SEC.

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. You may examine this information without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this material from the SEC at prescribed rates. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants, including New England Bancshares, that file electronically with the SEC. The address for this web site is "http://www.sec.gov."

     This document contains a description of the material features of certain exhibits to the Form SB-2. The statements as to the contents of such exhibits, however, are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.


     A copy of New England Bancshares' federal stock charter and bylaws, as well as a copy of the Federal Stock Charter and Bylaws of Enfield Federal and Enfield Mutual Holding Company, are available for review at any of our offices. A copy of the plan of reorganization is available from offices of Enfield Federal without charge. You may also call the Stock Information Center at (860) 253-4190, Monday through Friday, 10:00 a.m. to 4:00 p.m., Connecticut time, to request of a copy of the plan. A copy of the appraisal report of FinPro, including any amendments made to it, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Enfield Federal.

     Enfield Federal has filed with the Office of Thrift Supervision a Notice of Mutual Holding Company Reorganization on Form MHC-1 and an Application for Approval of a Minority Stock Issuance on Form MHC-2. This prospectus omits some information contained in those applications. You may examine the Office of Thrift Supervision applications at the main office of the Office of Thrift Supervision, 1700 G Street, NW, Washington, DC 20552 and at the office of the Regional Director of the Northeast Regional Office of the Office of Thrift Supervision located at 10 Exchange Place Center, 18th Floor, Jersey City, New Jersey 07302.

                  Enfield Federal Savings and Loan Association

                         Index to Financial Statements



                                                                           Page
                                                                           ----

Independent Auditors' Report............................................    F-2

Balance Sheet as of December 31, 2001 (unaudited) and
   the Balance Sheets as of March 31, 2001 and 2000.....................    F-3

Statements of Income for the nine months ended December 31, 2001 and 2000 (unaudited) and the Statements of Income
   for the years ended March 31, 2001 and 2000..........................     28

Statements of Changes in Capital Accounts for the
   nine months ended December 31, 2001 (unaudited) and the
   Statements of Changes in Capital Accounts for the years
   ended March 31, 2001 and 2000........................................    F-4

Statements of Cash Flows for the nine months ended December 31, 2001 and 2000 (unaudited) and the Statements of Cash Flows for the
   years ended March 31, 2001 and 2000..................................    F-5

Notes to Financial Statements...........................................    F-7


     Other schedules are omitted as they are not required or are not applicable or the required information is shown in the financial statements or related notes. The financial statements for the holding companies New England Bancshares and Enfield Mutual Holding Company are not included as the formation of the companies has not been approved.

The Board of Directors
Enfield Federal Savings and Loan Association
Enfield, Connecticut

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the balance sheets of Enfield Federal Savings and Loan Association as of March 31, 2001 and 2000, and the related statements of income, changes in capital accounts and cash flows for the years then ended. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enfield Federal Savings and Loan Association as of March 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


As discussed in Note 14 to the financial statements, certain errors resulting in an understatement of previously reported income taxes for the year ended March 31, 2000 were discovered by the Association during the year ended March 31, 2001. Accordingly, the 2000 financial statements have been restated and adjustment has been made to retained earnings as of March 31, 1999 to correct the errors.


                                          /s/ Shatswell, MacLeod & Company, P.C.
                                          --------------------------------------
                                          SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
June 7, 2001, except for Note 16, as to which the date is November 13, 2001

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                  --------------------------------------------

                                 BALANCE SHEETS
                                 --------------

                                 (In Thousands)
                                  ------------

                                                                     December 31,                March 31,
ASSETS                                                                  2001                2001           2000
------                                                              --------------      -----------     -----------
                                                                      (Unaudited)                        (Restated)
Cash and due from banks                                             $    6,516           $    2,737      $    2,866
Interest-bearing demand deposits with other banks                          239                   21              16
Federal Home Loan Bank overnight deposits                                   --                2,200           2,060
Federal funds sold                                                       1,500                6,100           3,460
Money market mutual funds                                                1,389                6,701           1,868
                                                                    ----------          -----------     -----------
           Total cash and cash equivalents                               9,644               17,759          10,270
Investments in available-for-sale securities (at fair value)            36,481               32,004          38,891
Federal Home Loan Bank stock, at cost                                      820                  820             820
Loans, net of the allowance for loan losses of $682 as of
   December 31, 2001 (unaudited), $603 as of March 31, 2001 and
   $472 as of March 31, 2000                                            78,513               66,372          64,425
Premises and equipment, net of depreciation and amortization             1,672                1,520             998
Other real estate owned                                                     80                  270              88
Accrued interest receivable                                                374                  478             463
Deferred income taxes                                                      324                  309             640
Cash surrender value of life insurance                                   3,349                3,219           3,014
Other assets                                                               753                  188             474
                                                                    ----------          -----------     -----------
           Total assets                                             $  132,010           $  122,939     $   120,083
                                                                    ==========          ===========     ===========

LIABILITIES AND CAPITAL ACCOUNTS
--------------------------------
Deposits:
   Noninterest-bearing                                              $    3,186           $    2,533      $    1,004
   Interest-bearing:
     Savings accounts                                                   33,291               30,083          31,624
     NOW and money market accounts                                       7,355                5,374           5,390
     Certificate accounts                                               69,036               70,488          69,012
                                                                    ----------          -----------     -----------
           Total deposits                                              112,868              108,478         107,030
Advanced payments by borrowers for taxes and insurance                     399                  174             144
Federal Home Loan Bank advances                                          3,985                   --              --
Other liabilities                                                          448                  382             209
                                                                    ----------          -----------     -----------
           Total liabilities                                           117,700              109,034         107,383
                                                                    ----------          -----------     -----------

Commitments and contingencies                                               --                   --              --

Capital accounts:
   Retained earnings                                                    14,235               13,804          13,313
   Accumulated other comprehensive income (loss)                            75                  101            (613)
                                                                    ----------          -----------     -----------
           Total capital accounts                                       14,310               13,905          12,700
                                                                    ----------          -----------     -----------
           Total liabilities and capital accounts                   $  132,010           $  122,939     $   120,083
                                                                    ==========          ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                  --------------------------------------------

                    STATEMENTS OF CHANGES IN CAPITAL ACCOUNTS
                    -----------------------------------------

                                 (In Thousands)
                                  ------------

                                                                                        Accumulated
                                                                                           Other
                                                                       Retained      Comprehensive
                                                                       Earnings       Income (Loss)        Total
                                                                       --------      ---------------    ----------
Balance, March 31, 1999                                              $    12,693        $      (7)      $    12,686
Restatement for changes related to underaccrual of taxes                     (77)              --               (77)
                                                                     -----------        ---------       -----------
Adjusted balance, March 31, 1999 as restated                              12,616               (7)           12,609
Comprehensive income:
   Net income, as restated                                                   697               --                --
   Unrealized holding loss on transfer of held-to-maturity
     securities to available-for-sale securities, net of tax
     effect of $240,570 on July 1, 1999                                       --             (399)               --
   Net change in unrealized holding loss on available-for-sale
     securities, net of tax effect                                            --             (207)               --
           Comprehensive income                                               --               --                91
                                                                     -----------        ---------       -----------
Balance, March 31, 2000 as restated                                       13,313             (613)           12,700
Comprehensive income:
   Net income                                                                491               --                --
   Net change in unrealized holding loss on available-for-sale
     securities, net of tax effect                                            --              714                --
           Comprehensive income                                               --               --             1,205
                                                                     -----------        ---------       -----------
Balance, March 31, 2001                                                   13,804              101            13,905
Comprehensive income:
   Net income                                                                431               --                --
   Net change in unrealized holding gain on available-for-sale
     securities, net of tax effect                                            --              (26)               --
           Comprehensive income                                               --               --               405
                                                                     -----------        ---------       -----------
Balance, December 31, 2001 (unaudited)                               $    14,235        $      75       $    14,310
                                                                     ===========        =========       ===========


Reclassification disclosure:

                                                                       For the Nine Months      For the Years Ended
                                                                       Ended December 31,            March 31,
                                                                             2001                  2001       2000
                                                                       -------------------       -------     ------
Net unrealized gains (losses) on available-for-sale securities              $  22                $1,148      $ (332)
Reclassification adjustment for realized (gains) or losses in net income      (64)                   (1)         --
                                                                            -----                ------      ------
   Other comprehensive income (loss) before income tax effect                 (42)                1,147        (332)
Income tax (expense) benefit                                                   16                  (433)        125
                                                                            -----                ------      ------
   Other comprehensive income (loss), net of tax                            $ (26)               $  714      $ (207)
                                                                             ====                ======      ======


Accumulated other comprehensive income (loss) for the nine months ended December 31, 2001 and the years ended March 31, 2001 and 2000 consists of net unrealized holding gains (losses) on available-for-sale securities, net of taxes.

   The accompanying notes are an integral part of these financial statements.

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                  --------------------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                 (In Thousands)
                                  ------------

                                                                      For the Nine Months       For the Years Ended
                                                                       Ended December 31,            March 31,
                                                                      2001         2000          2001        2000
                                                                   ----------   ----------     ---------  ---------
Cash flows from operating activities:                                      (Unaudited)                   (Restated)
   Net income                                                       $     431    $     395     $     491  $     697
   Adjustments to reconcile net income to net cash provided
    by operating activities:
     (Accretion) amortization of securities, net                          (12)           6            15         34
     (Gain) loss on sales and calls of available-for-sale securities, net (64)          --            (1)        --
     Provision for loan losses                                            106          158           194        129
     Change in deferred loan origination fees                             (22)          19            21        (42)
     Depreciation and amortization                                        148          114           161        150
     Write-down of other real estate owned                                 22           --            --         22
     (Gain) loss on sales of other real estate owned, net                  (1)           6             6        (23)
     (Increase) decrease in accrued interest receivable                   104            7           (15)      (177)
     Deferred income tax benefit                                           --           --          (102)       (92)
     Increase in cash surrender value life insurance policies             (87)        (114)         (183)       (94)
     (Increase) decrease in prepaid expenses and other assets            (568)         124           286       (239)
     Increase in accrued expenses and other liabilities                    70           78           173         11
                                                                    ---------   ----------     ---------  ---------

   Net cash provided by operating activities                              127          793         1,046        376
                                                                    ---------   ----------     ---------  ---------

Cash flows from investing activities:

   Purchases of available-for-sale securities                         (39,246)      (6,763)      (13,044)    (3,624)
   Proceeds from sales of available-for-sale securities                10,036           --           398      4,445
   Proceeds from maturities of available-for-sale securities           24,767        5,155        20,666      5,423
   Purchases of held-to-maturity securities                                --           --            --     (7,718)
   Proceeds from maturities of held-to-maturity securities                 --           --            --      1,666
   Net (increase) decrease in loans                                   (12,083)      (1,027)       (2,581)     1,843
   Recoveries of loans previously charged off                              --           14            14         --
   Capital expenditures - premises and equipment                         (300)        (398)         (683)      (159)
   Capitalized expenditures - other real estate owned                     (63)          (5)           (5)        --
   Proceeds from sales of other real estate owned                          90          180           207        295
   Proceeds from claim reimbursement - other real estate owned             --           --            15         --
   Investment in life insurance policies                                  (43)         (16)          (22)    (2,872)
                                                                    ---------   ----------     ---------  ---------

   Net cash provided by (used in) investing activities                (16,842)      (2,860)        4,965       (701)
                                                                    ---------   ----------     ---------  ---------

Cash flows from financing activities:
   Net increase (decrease) in demand deposits, NOW and
    savings accounts                                                    5,842         (824)          (28)     1,246
   Net increase (decrease) in time deposits                            (1,452)         113         1,476     (1,643)
   Net increase in advanced payments by borrowers for taxes
    and insurance                                                         225          137            30         13
   Proceeds from Federal Home Loan Bank long-term advances              4,000           --            --         --
   Principal payments on Federal Home Loan Bank long-term
    advances                                                              (15)          --            --         --
                                                                    ---------   ----------     ---------  ---------

Net cash provided by (used in) financing activities                     8,600         (574)        1,478       (384)
                                                                    ---------   ----------     ---------  ---------

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                  --------------------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                                   (Continued)
                                 (In Thousands)
                                  ------------

                                                                      For the Nine Months       For the Years Ended
                                                                       Ended December 31,            March 31,
                                                                      2001         2000          2001        2000
                                                                    ----------  ----------     ---------  ---------
                                                                           (Unaudited)                    (Restated)
Net increase (decrease) in cash and cash equivalents                   (8,115)      (2,641)        7,489       (709)
Cash and cash equivalents at beginning of period                       17,759       10,270        10,270     10,979
                                                                     --------     --------      --------   --------
Cash and cash equivalents at end of period                           $  9,644     $  7,629       $17,759    $10,270
                                                                     ========     ========       =======    =======


Supplemental disclosures:
   Interest paid                                                     $  3,210     $  3,361       $ 4,514    $ 4,237
   Income taxes paid                                                      323          288           288        446
   Transfer of held-to-maturity securities to available-for-sale
     securities                                                            --           --            --     42,882
   Loans transferred to other real estate owned                           124          160           405         --
   Loans originated from sales of other real estate owned                 266           --            --         --


   The accompanying notes are an integral part of these financial statements.

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                  --------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

        For the Nine Months Ended December 31, 2001 and 2000 (Unaudited)
        ----------------------------------------------------------------


      and the Years Ended March 31, 2001 and 2000 (2000 has been restated)
      --------------------------------------------------------------------
                             (Dollars in Thousands)
                              --------------------

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

Enfield Federal Savings and Loan Association (Association) is a federally chartered savings and loan association which was incorporated in 1916 and is headquartered in Enfield, Connecticut. The Association operates its business from four banking offices located in Connecticut. The Association is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential and commercial real estate loans, and in consumer and small business loans.

NOTE 2 - ACCOUNTING POLICIES
----------------------------

The accounting and reporting policies of the Association conform to accounting principles generally accepted in the United States of America and predominant practices within the banking industry. The financial statements of the Association were prepared using the accrual basis of accounting. The significant accounting policies of the Association are summarized below to assist the reader in better understanding the financial statements and other data contained herein.

         USE OF ESTIMATES:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

         BASIS OF PRESENTATION:

         The data presented for the nine months ended December 31, 2001 and 2000 reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the nine months ended December 31, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 2002.

         CASH AND CASH EQUIVALENTS:


         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, due from banks, interest bearing demand deposits with other banks, Federal Home Loan Bank overnight deposits, federal funds sold and money market mutual funds.

         SECURITIES:

         Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

         The Association classifies debt and equity securities into one of two categories: available-for-sale or held-to-maturity. In general, securities may be classified as held-to-maturity only if the Association has the positive intent and ability to hold them to maturity. All other securities must be classified as available-for-sale.

               -- Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings but are reported as a net amount (less expected tax) in a separate component of capital until realized.

               -- Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the financial statements.


               -- Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

         LOANS:

         Loans receivable that management has the intent and ability to hold until maturity or payoff, are reported at their outstanding principal balances reduced by amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

         Interest on loans is recognized on a simple interest basis.


         Loan origination, commitment fees and certain direct origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield by the interest method. Deferred amounts are recognized for fixed rate loans over the contractual life of the related loans. If the loan's stated interest rate varies with changes in an index or rate, the effective yield used by the Association for amortization is the index or rate that is in effect at the inception of the loan. Home equity line deferred fees are recognized using the straight-line method over the period the home equity line is active, assuming that borrowings are outstanding for the maximum term provided in the contract.


         Cash receipts of interest income on impaired loans is credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan if the total of such credits reduces the carrying amount of the loan to an amount less than the collateral value. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

         ALLOWANCE FOR LOAN LOSSES:

         The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

         The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

         A loan is considered impaired when, based on current information and events, it is probable that the Association will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

         Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Association does not separately identify individual consumer and residential loans for impairment disclosures.

         PREMISES AND EQUIPMENT:

         Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

         OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

         Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any writedown from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for loan losses. Expenses incurred in connection with maintaining these assets, subsequent writedowns and gains or losses recognized upon sale, are included in other expense.

         In accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," the Association classifies loans as in-substance repossessed or foreclosed if the Association receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.

         INCOME TAXES:

         The Association recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Association's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

         EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN:


         In connection with its Executive Supplemental Retirement Plan, the Association established a Rabbi Trust to assist in the administration of the plan. The accounts of the Rabbi Trust are consolidated in the Association's financial statements. Any available-for-sale securities held by the Rabbi Trust are accounted for in accordance with SFAS No.
         115. Until the plan benefits are paid, creditors may make claims against the trust's assets if the Association becomes insolvent.

         FAIR VALUES OF FINANCIAL INSTRUMENTS:

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Association disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Association in estimating its fair value disclosures are as follows:

         Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

         Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

         Accrued interest receivable: The carrying amount of accrued interest receivable approximates its fair value.

         Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         Advanced payments by borrowers for taxes and insurance: The carrying amounts of advance payments by borrowers for taxes and insurance approximate their fair values.

         Federal Home Loan Bank advances: The fair value of Federal Home Loan Bank advances was determined by discounting the anticipated future cash payments by using the rates currently available to the Association for debt with similar terms and remaining maturities.

         Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

         RECENT ACCOUNTING PRONOUNCEMENTS:

         FASB has issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" and rescinds SFAS Statement No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125". SFAS No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001; however, the disclosure provisions are effective for fiscal years ending after December 15, 2000. The adoption of this statement did not have a material impact on the Association's financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 141, "Business Combinations". This statement addresses financial accounting and reporting for business combinations and supercedes APB Opinion No. 16, "Business Combinations", and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises". Under Opinion 16, business combinations were accounted for using one of two methods, the pooling-of-interests method or the purchase method. All business combinations in the scope of SFAS No. 141 are to be accounted for using one method - the purchase method. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later.

         The adoption of SFAS No. 141 will have no immediate effect on the Association's financial statements since it had no pending business combinations as of December 31, 2001 or as of the date of the issuance of these financial statements. If the Association consummates business combinations in the future, any such combinations that would have been accounted for by the pooling-of-interests method under Opinion 16 will be accounted for under the purchase method and the difference in accounting could have a substantial impact on the Association's financial statements.

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for required goodwill and other intangible assets and supercedes APB Opinion No. 17, "Intangible Assets". The initial recognition and measurement provisions of SFAS No. 142 apply to intangible assets which are defined as assets (not including financial assets) that lack physical substance. The term "intangible assets" is used in SFAS No. 142 to refer to intangible assets other than goodwill. The accounting for a recognized intangible asset is based on its useful life. An intangible asset with a finite useful life is amortized; an intangible asset with an indefinite useful life is not amortized. An intangible asset that is subject to amortization shall be reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of".

         SFAS No. 142 provides that goodwill shall not be amortized. Goodwill is defined as the excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed. SFAS No. 142 further provides that goodwill shall be tested for impairment at a level of reporting referred to as a reporting unit. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value.

         SFAS No. 142 is effective as follows:

                All of the provisions of SFAS No. 142 shall be applied in fiscal years beginning after December 15, 2001, to all goodwill and intangible assets recognized in an entity's statement of financial position at the beginning of that fiscal year, regardless of when those previously recognized assets were initially recognized.

         The Association does not expect that SFAS No. 142 will have any material effect on its financial statements.

         ADVERTISING COSTS:

         It is the Association's policy to expense advertising costs as incurred. Advertising and promotion expense is shown as a separate line item in the Statements of Income.

NOTE 3 - INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES
-----------------------------------------------------

Debt securities have been classified in the balance sheets according to management's intent. The carrying amount of securities and their approximate fair values are as follows:

                                                                      Gains In        Losses In
                                                                    Accumulated      Accumulated
                                                   Amortized           Other            Other
                                                     Cost          Comprehensive    Comprehensive             Fair
                                                     Basis             Income          Income                 Value
                                                  ----------       --------------   -------------           ---------
December 31, 2001 (unaudited):                                                 (In Thousands)
   U.S. Government and federal agency               $  2,464             $     39        $     --            $  2,503
   Debt securities issued by states of the
     United States and political subdivisions
     of the states                                     2,127                   --              77               2,050
   Corporate debt securities                             885                   --              19                 866
   Mortgage-backed securities:
     Private Issuers                                   2,783                   17              16               2,784
     Freddie Mac                                      11,838                  164              40              11,962
     Fannie Mae                                        7,172                   96              26               7,242
     Ginnie Mae                                        3,238                   18              25               3,231
   Marketable equity securities (1)                    7,240                   --               8               7,232
                                                    --------             --------        --------            --------
                                                      37,747                  334             211              37,870
   Money market mutual funds included in
     cash and cash equivalents                        (1,389)                  --              --              (1,389)
                                                    --------             --------        --------            --------
                                                    $ 36,358             $    334        $    211            $ 36,481
                                                    ========             ========        ========            ========

March 31, 2001:
   U.S. Government and federal agency               $ 13,516             $     50        $     --            $ 13,566
   Mortgage-backed securities:
     Freddie Mac                                       3,847                   31              16               3,862
     Fannie Mae                                        3,135                   20              --               3,155
     Ginnie Mae                                        8,772                   91               3               8,860
   Marketable equity securities (1)                    9,270                   --               8               9,262
                                                    --------             --------        --------            --------
                                                      38,540                  192              27              38,705
   Money market mutual funds included in
     cash and cash equivalents                        (6,701)                  --              --              (6,701)
                                                    --------             --------        --------            --------
                                                    $ 31,839             $    192        $     27            $ 32,004
                                                    ========             ========        ========            ========

March 31, 2000:
   U.S. Government and federal agency               $ 25,595             $     --        $    866            $ 24,729
   Mortgage-backed securities:
     Freddie Mac                                         983                   --              78                 905
     Ginnie Mae                                       10,897                   38              43              10,892
   Marketable equity securities (1)                    4,266                   --              33               4,233
                                                    --------             --------        --------            --------
                                                      41,741                   38           1,020              40,759

   Money market mutual funds included in
     cash and cash equivalents                        (1,868)                  --              --              (1,868)
                                                    --------             --------        --------            --------
                                                    $ 39,873             $     38        $  1,020            $ 38,891
                                                    ========             ========        ========            ========

(1) Marketable equity securities consists of Asset Management Fund, Inc. money market and adjustable rate mortgage portfolios and overnight investments with Morgan Keegan Company, Inc., First Institutional Securities, L.L.C. and Tucker Anthony. See Page F-13.

Mortgage-backed securities are insured or issued by GNMA, FHLMC, FNMA or private issuers, substantially all of which are backed by fixed-rate mortgages.

The scheduled maturities of available-for-sale securities (other than equity securities) were as follows:

                                                                     Fair
                                                                     Value
                                                                     -----
December 31, 2001 (unaudited):                                   (In Thousands)
   Due within one year                                              $    503
   Due after one year through five years                               1,034
   Due after five years through ten years                                778
   Due after ten years                                                 3,104
   Mortgage-backed securities                                         25,219
                                                                    --------
                                                                    $ 30,638
                                                                    ========

The scheduled maturities of available-for-sale securities (other than equity securities) were as follows:

                                                                 (In Thousands)
March 31, 2001:
   Due within one year                                              $  1,013
   Due after one year through five years                              10,341
   Due after five years through ten years                                500
   Due after ten years                                                 1,712
   Mortgage-backed securities                                         15,877
                                                                    --------
                                                                    $ 29,443
                                                                    ========

During the nine months ended December 31, 2001 proceeds from sales of available-for-sale securities amounted to $10,036 (unaudited). During the nine months ended December 31, 2001 gross realized gains and gross realized losses on those sales amounted to $68 and $8, respectively (unaudited). There were no sales of available-for-sale securities during the nine months ended December 31, 2000. Proceeds from sales of available-for-sale securities for the year ended March 31, 2001 were $398. Gross realized gains on those sales amounted to $1 and there were no realized losses. Proceeds from sales of available-for-sale securities for the year ended March 31, 2000 were $4,445. Gross realized gains on those sales amounted to $5 and gross realized losses on those sales amounted to $5.

Application of Statement of Financial Accounting Standards No. 133 (SFAS No.
133) "Accounting for Derivative Instruments and Hedging Activities" would have been required for the Association as of April 1, 2001. When FASB issued the statement, it encouraged earlier application. The Association adopted SFAS No. 133 in the fiscal year ended March 31, 2000. In connection with its adoption of SFAS No. 133, the Association, on the date of the adoption, transferred held-to-maturity debt securities with a carrying amount of $42,882 and a fair value of $42,242 into the available-for-sale category. The unrealized holding loss of $640 on the held-to-maturity securities that were transferred is reported in accumulated other comprehensive loss, net of tax effect of $241.

In accordance with SFAS No. 133, this transfer does not call into question the Association's intent to hold other debt securities to maturity in the future. The adoption of SFAS No. 133 had no other material effect on the Association's financial statements.

The aggregate amortized cost basis and fair value of securities of issuers which exceeded 10% of capital were as follows:

                                                    Amortized
                                                       Cost             Fair
December 31, 2001 (unaudited)                          Basis            Value
                                                    ----------         -------
              Issuer                                      (In Thousands)
----------------------------------
Asset Management Fund, Inc.                           $6,610            $6,602
                                                      ======            ======

       March 31, 2001
              Issuer
----------------------------------
Asset Management Fund, Inc.                           $9,254            $9,246
                                                      ======            ======

NOTE 4 - LOANS
--------------

Loans consisted of the following:

                                                                     December 31,                 March 31,
                                                                        2001                2001            2000
                                                                      ---------           ---------       ---------
                                                                     (Unaudited)
                                                                                       (In Thousands)
Mortgage loans:
   Residential loans:
     One-to four-family                                                  $ 56,416          $ 52,228        $ 54,053
     Multi-family                                                           5,351             5,347           5,044
   Commercial real estate                                                  11,809             5,947           4,659
                                                                         --------          --------        --------
           Total mortgage loans                                            73,576            63,522          63,756
Consumer loans                                                              1,532             1,565           1,276
Commercial loans                                                            4,337             2,160             116
                                                                         --------          --------        --------
                                                                           79,445            67,247          65,148
Deferred loan origination fees, net                                          (250)             (272)           (251)
Allowance for loan losses                                                    (682)             (603)           (472)
                                                                         --------          --------        --------
           Loans, net                                                    $ 78,513          $ 66,372        $ 64,425
                                                                         ========          ========        ========

Certain directors and executive officers of the Association and companies in which they have significant ownership interest were customers of the Association during the nine months ended December 31, 2001. Total loans to such persons and their companies amounted to $2,024 (unaudited) as of December 31, 2001. During the nine months ended December 31, 2001 principal payments totaled $191 (unaudited) and advances amounted to $151 (unaudited). Certain directors and executive officers of the Association and companies in which they have significant ownership interest were customers of the Association during the year ended March 31, 2001. Total loans to such persons and their companies amounted to $2,064 as of March 31, 2001. During the year ended March 31, 2001 principal payments totaled $204 and advances amounted to $142.

Changes in the allowance for loan losses were as follows:

                                                                      For the Nine Months         For the Years Ended
                                                                       Ended December 31,               March 31,
                                                                      2001           2000           2001        2000
                                                                      ----           ----           ----        ----
                                                                          (Unaudited)
                                                                                          (In Thousands)
                                                                      $  603         $  472         $  472      $  353
Balance at beginning of period                                           106            158            194         129
Provision for loan losses                                                 --             14             14          --
Recoveries of loans previously charged off                               (27)           (46)           (77)        (10)
Loans charged off                                                     ------         ------         ------      ------
                                                                      $  682         $  598         $  603      $  472
Balance at end of period                                              ======         ======         ======      ======


Information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 is as follows:

                                                                                                          March 31,
                                                                                 --------------------------------------------------
                                                           December 31, 2001               2001                     2000
                                                      -----------------------    ------------------------  ------------------------

                                                      Recorded     Related       Recorded      Related     Recorded      Related
                                                      Investment   Allowance     Investment    Allowance   Investment    Allowance
                                                      In Impaired  For Credit    In Impaired   For Credit  In Impaired   For Credit
                                                      Loans        Losses        Loans         Losses      Loans         Losses
                                                      ------------ ----------    -----------   ----------  -----------   ----------
                                                             (Unaudited)
                                                                                     (In Thousands)
Loans for which there is a related allowance
   for credit losses                                   $ --         $ --           $ 100         $   3       $  --     $  --

Loans for which there is no related allowance
   for credit losses                                     --                          --                         --
                                                       -----        -----          -----         -----       -----     -----

           Totals                                      $ --         $ --           $ 100         $   3       $  --        --
                                                       =====        =====          =====         =====       =====     =====

Average recorded investment in impaired
   loans during the period                             $ 25                        $  97                     $ 102
                                                       =====                       =====                     =====

Related amount of interest income recognized during the period that the loans were impaired

           Total recognized                            $ --                        $   8                     $  --
                                                       =====                       =====                     =====
           Amount recognized using a
              cash-basis method of accounting          $ --                        $   7                     $  --
                                                       =====                       =====                     =====


NOTE 5 - PREMISES AND EQUIPMENT, NET OF DEPRECIATION AND AMORTIZATION
---------------------------------------------------------------------

The following is a summary of premises and equipment:

                                                             December 31,              March 31,
                                                                2001               2001        2000
                                                         -------------------     -------     -------
                                                               (Unaudited)
                                                                            (In Thousands)
Land                                                            $     93        $     93     $    93
Buildings and building improvements                                1,437           1,232         943
Furniture, fixtures and equipment                                  1,329           1,199         870
Leasehold improvements                                               374             374         354
Construction in process                                               --              35          --
                                                                --------        --------     -------
                                                                   3,233           2,933       2,260
Accumulated depreciation and amortization                         (1,561)         (1,413)     (1,262)
                                                                --------        --------     -------
                                                                $  1,672          $1,520     $   998
                                                                ========        ========     =======


The estimated useful lives are as follows: buildings, 30-50 years; building improvements, 10-20 years; furniture, fixtures and equipment, 5-10 years; leasehold improvements, 2-15 years.

NOTE 6 - DEPOSITS
-----------------

The aggregate amount of time deposit accounts in denominations of $100 or more was $11,909 (unaudited) as of December 31, 2001, and $11,260 and $10,613 as of March 31, 2001 and 2000, respectively. Deposits greater than $100 are not federally insured.

For time deposits as of December 31, 2001 and March 31, 2001, the scheduled maturities are as follows:

                                                  As of              As of
                                               December 31,        March 31,
                                               ------------        ---------
                                                 (Unaudited)
                                                       (In Thousands)
                        2002                       $43,900           $46,800
                        2003                        13,280             9,597
                        2004                         2,636             4,112
                        2005                         8,797             6,788
                        2006                           423             3,191
                                                   -------           -------
                            Total                  $69,036           $70,488
                                                   =======           =======

Interest expense on interest-bearing deposits are as follows:

                                             For the Nine Months       For the Years Ended
                                             Ended December 31,             March 31,
                                             ------------------        ---------------------
                                              2001        2000          2001           2000
                                             ------      ------        ------         ------
                                               (Unaudited)
                                                           (In Thousands)
Savings accounts                             $  418      $  468        $  619         $  651
NOW and money market accounts                    61          70            90             89
Certificate accounts                          2,721       2,817         3,801          3,494
                                             ------      ------        ------         ------
                                             $3,200      $3,355        $4,510         $4,234
                                             ======      ======        ======         ======

Deposits from related parties held by the Association as of December 31, 2001, March 31, 2001 and 2000 amounted to $525, $496 and $327, respectively.

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES
----------------------------------------

Advances consist of funds borrowed from the Federal Home Loan Bank of Boston
(FHLB).

Maturities of advances from the FHLB for the five years ending after December 31, 2001 and thereafter are summarized as follows:

                                                AMOUNT
                                                ------
                                               Unaudited)
                                             (In Thousands)
                  2002                         $   839
                  2003                             385
                  2004                           1,900
                  2005                             417
                  2006                             430
                  Thereafter                        14
                                               -------
                                               $ 3,985
                                               =======

Amortizing advances are being repaid in equal monthly payments and are being amortized from the date of the advance to the maturity date on a direct reduction basis.

Advances are secured by the Association's stock in that institution, its residential real estate mortgage portfolio and the remaining U.S. government and agencies obligation not otherwise pledged.

At December 31, 2001, the interest rates on FHLB advances ranged from 2.59% to 4.61%. At December 31, 2001, the weighted average interest rate on FHLB advances was 4.07%.

NOTE 8 - INCOME TAXES
---------------------

The components of income tax expense are as follows:

                                                   For the Nine Months          For the Years Ended
                                                   Ended December 31,                March 31,
                                                   2001          2000           2001          2000
                                                   ----          ----           ----          ----
                                                       (Unaudited)                         (Restated)
                                                                    (In Thousands)
Current:
   Federal                                        $ 206         $ 138          $ 245         $ 388
   State                                             38             7             25            63
                                                  -----         -----          -----         -----
                                                    244           145            270           451
                                                  -----         -----          -----         -----
Deferred:
   Federal                                           --            --            (82)          (74)
   State                                             --            --            (20)          (18)
                                                  -----         -----          -----         -----
                                                     --            --           (102)          (92)
                                                  -----         -----          -----         -----
           Total income tax expense               $ 244         $ 145          $ 168         $ 359
                                                  =====         =====          =====         =====

The Association's provision for income taxes differs from the statutory Federal tax rate of 34% as follows:

                                                                  For the Nine Months             For the Years Ended
                                                                   Ended December 31,                   March 31,
                                                                 2001             2000            2001             2000
                                                                 ----             ----            ----             ----
                                                                      (Unaudited)                               (Restated)
Provision at statutory rate                                     34.0%            34.0%            34.0%            34.0%
Increase (decrease) in tax resulting from:
   Unallowable expenses and other adjustments                    (.3)            (3.5)              .4               .3
   Nontaxable life insurance income                             (1.3)            (3.8)            (9.4)            (3.0)
State tax, net of federal tax benefit                            3.7               .1               .5              2.7
                                                              ------           ------           ------           ------
     Effective tax rates                                        36.1%            26.8%            25.5%            34.0%
                                                              ======           ======           ======           ======

The Association had gross deferred tax assets and gross deferred tax liabilities as follows:

                                                                                                           March 31,
                                                                              December 31, 2001       2001           2000
                                                                              -----------------       ----           ----
                                                                                 (Unaudited)
                                                                                            (In Thousands)
Deferred tax assets:
   Excess of allowance for loan losses over tax bad debt reserve                       $ 240          $ 240          $ 171
   Deferred loan origination fees                                                        106            106             97
   Deferred compensation                                                                  79             79             47
   Net unrealized holding losses on available-for-sale securities                         --             --            370
   Accrued pension                                                                        --             --             14
                                                                                       -----          -----          -----
           Gross deferred tax assets                                                     425            425            699
                                                                                       -----          -----          -----

Deferred tax liabilities:
   Premises and equipment, principally due to differences in depreciation                (30)           (30)           (34)
   Net unrealized holding gains on available-for-sale securities                         (48)           (63)            --
   Other                                                                                 (23)           (23)           (25)
                                                                                       -----          -----          -----
           Gross deferred tax liabilities                                               (101)          (116)           (59)
                                                                                       -----          -----          -----
Net deferred tax assets                                                                $ 324          $ 309          $ 640
                                                                                       =====          =====          =====

Based on the Association's historical and current pretax earnings and anticipated results of future operations, management believes the existing net deductible temporary differences will reverse during periods in which the Association will generate sufficient net taxable income, and that it is more likely than not that the Association will realize the net deferred tax assets existing as of December 31, 2001 and March 31, 2001.

Legislation was enacted in 1996 to repeal most of Section 593 of the internal Revenue Code pertaining to how a qualified savings institution calculates its bad debt deduction for federal income tax purposes. This repeal eliminated the percentage-of-taxable-income method to compute the tax bad debt deduction. Under the legislation, the recapture of the pre-1988 tax bad debt reserves has been suspended and would occur only under very limited circumstances. Therefore, a deferred tax liability has not been provided for this temporary difference. The Association's pre-1988 tax bad debt reserves which are not expected to be recaptured amount to $2,537. The potential tax liability on the pre-1988 reserves for which no deferred income taxes have been provided is approximately $988 (unaudited) as of December 31, 2001 and $988 as of March 31, 2001.

NOTE 9 - BENEFIT PLANS
----------------------

The Association has a noncontributory defined benefit trusteed pension plan through the Financial Institutions Retirement Fund covering all eligible employees. The Association did not make any contributions to the plan during the nine months ended December 31, 2001 and 2000 and the years ended March 31, 2001 and 2000. The Association's plan is part of a multi-employer plan for which detail as to the Association's relative position is not readily determinable.


The Association also has a defined benefit pension plan, the Director Fee Continuation Plan, whose benefits are paid to present directors upon normal retirement. No new directors will participate in the plan. The maximum benefit under the plan for a director is $6,000 per year for ten years. The retirement plan has a projected benefit obligation of $117 (unaudited) as of December 31, 2001 and $109 and $87 as of March 31, 2001 and 2000, respectively. The Association has funded the plan through the purchase of life insurance policies under which the Association is the beneficiary. The cost of the retirement plan that was charged to expense during the nine months ended December 31, 2001 and 2000 and the years ended March 31, 2001 and 2000 was $8 and $17 (unaudited), and $23 and $22, respectively.

During the year ended March 31, 2000 the Association established a 401k plan whereby the Association will match 50% of the first 6% of employee contributions. During the nine months ended December 31, 2001 and 2000 and the years ended March 31, 2001 and 2000 the Association contributed $21 and $21 (unaudited), and $29 and $19, respectively under this plan.

The Association provides term life insurance for two former employees and has agreed to provide the insurance until they attain the age of 65. The Association is not a beneficiary under the policies. Annual premiums are approximately $14.


The Association also provides limited medical benefits to three early retirees meeting certain service requirements and only during the period in which they are 62 to 65 years old. No other early retirees will be provided this benefit. The accumulated post retirement benefit obligation is immaterial at December 31, 2001 and March 31, 2001 and 2000. The expense of these benefits to the Association for the nine months ended December 31, 2001 and 2000 and the years ended March 31, 2001 and 2000 was approximately $14 and $9 (unaudited), and $14 and $4, respectively.

On August 19, 1999 the Association entered into an Executive Supplemental Retirement Plan Agreement and a Life Insurance Endorsement Method Split Dollar Plan Agreement for the benefit of the President. The plan provides the President with an annual retirement benefit equal to $172,796 over a period of 180 months. Following the initial 180 month period, certain additional amounts may be payable to the President until his death based on the performance of the life insurance policies that the Association has acquired as an informal funding source for its obligation to the President. The income recorded on the life insurance policy amounted to $87 and $114 (unaudited), and $152 and $94 for the nine months ended December 31, 2001 and 2000 and the years ended March 31, 2001 and 2000, respectively. A periodic amount is being expensed and accrued to a liability reserve account during the participant's active employment so that the full present value of the promised benefit has been expensed at the retirement of the executive. The expense of this plan to the Association for the nine months ended December 31, 2001 and 2000 and the years ended March 31, 2001 and 2000 was $49 and $42 (unaudited), and $56 and $37, respectively and such amounts are reflected in other liabilities on the balance sheets as of December 31, 2001 and March 31, 2001 and 2000.

The Association formed a Rabbi Trust for the Executive Supplemental Retirement Plan effective August 19, 1999. The Trust's assets consist of split dollar life insurance policies. The cash surrender values of the policies are reflected as an asset on the balance sheets. As of December 31, 2001 and March 31, 2001 and 2000, total assets in the Rabbi Trust were $3,228 (unaudited), $3,114 and $2,944, respectively.


The Association adopted the Enfield Federal Savings & Loan Association Supplemental Executive Retirement Plan (SERP) to be effective on January 1, 2002. The SERP provides restorative payments to executives designated by the Board of Directors who are prevented by certain provisions of the Internal Revenue Code from receiving the full benefits contemplated by other benefit plans. The Board of Directors has designated the President to participate in the Plan. As of December 31, 2001 no SFAS No. 132 disclosures are required for this plan.


NOTE 10 - REGULATORY MATTERS
----------------------------

The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), of Tier 1 capital (as defined) to adjusted total assets (as defined) and Tangible capital (as defined) to Tangible assets (as defined). Management believes, as of December 31, 2001 and March 31, 2001 that the Association meets all capital adequacy requirements to which it is subject.

As of December 31, 2001 and March 31, 2001, the most recent notification from the Office of Thrift Supervision categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Association must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 and Tangible capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the association's category.

The Association's actual capital amounts and ratios are also presented in the table.

                                                                                               To Be Well
                                                                                               Capitalized Under
                                                                          For Capital          Prompt Corrective
                                                        Actual           Adequacy Purposes:    Action Provisions:
                                                  ------------------ ----------------------    ------------------
                                                  Amount       Ratio     Amount       Ratio    Amount       Ratio
                                                  ------       -----     ------       -----    ------       -----
                                                                     (Dollar Amounts in Thousands)
As of December 31, 2001 (unaudited):
   Total Capital (to Risk Weighted Assets)        $14,917      21.65%   $ 5,512       *8.0%   $ 6,890       *10.0%
   Core Capital (to Adjusted Tangible Assets)      14,235      10.79      5,278       *4.0      6,597        *5.0
   Tangible Capital (to Tangible Assets)           14,235      10.79      1,979       *1.5        N/A         N/A
   Tier 1 Capital (to Risk Weighted Assets)        14,235      20.66        N/A        N/A      4,134        *6.0

As of March 31, 2001:
   Total Capital (to Risk Weighted Assets)         14,407      24.04      4,794       *8.0      5,992       *10.0
   Core Capital (to Adjusted Tangible Assets)      13,804      11.26      4,903       *4.0      6,129        *5.0
   Tangible Capital (to Tangible Assets)           13,804      11.26      1,839       *1.5        N/A         N/A
   Tier 1 Capital (to Risk Weighted Assets)        13,804      23.04        N/A        N/A      3,595        *6.0

As of March 31, 2000:
   Total Capital (to Risk Weighted Assets)         13,846      26.50      4,180       *8.0      5,225       *10.0
   Core Capital (to Adjusted Tangible Assets)      13,399      11.06      4,845       *4.0      6,056        *5.0
   Tangible Capital (to Tangible Assets)           13,399      11.06      1,817       *1.5        N/A         N/A
   Tier 1 Capital (to Risk Weighted Assets)        13,399      25.65        N/A        N/A      3,135        *6.0

* denotes greater than or equal to

The following provides a reconciliation of the Association's equity to regulatory capital at December 31, 2001 (unaudited) and March 31, 2001 and 2000:



                                                                                        December 31,          March 31,
                                                                                           2001          2001          2000
                                                                                        -----------  ------------    ---------
                                                                                                    (In Thousands)
Stockholders' equity                                                                        $14,310      $13,905       $12,700

Less: Unrealized holding (gain) loss on securities available-for-sale, net of taxes             (75)        (101)          613
                                                                                            -------      --------      -------
Tangible/core capital                                                                        14,235       13,804        13,313
Plus: Allowance for loan losses                                                                 682          603           472
                                                                                            -------      --------      -------
Total risk based capital                                                                    $14,917      $14,407       $13,785
                                                                                            =======      ========      =======

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES
------------------------------------------------

The Association is obligated under non-cancelable operating leases for banking premises and equipment expiring between fiscal year 2003 and 2006. The total minimum rental due in future periods under these existing agreements is as follows:

     Year Ended December 31, (unaudited)                         (In Thousands)
     ----------------------------------
               2002                                                  $  86
               2003                                                     68
               2004                                                     65
               2005                                                     23
                                                                     -----
                 Total minimum lease payments                        $ 242
                                                                     =====

The total minimum rental due in future periods under these existing agreements is as follows:

     Year Ended March 31, 2001                                   (In Thousands)
     -------------------------
               2002                                                  $  86
               2003                                                     82
               2004                                                     66
               2005                                                     56
               2006                                                     16
                                                                     -----
                 Total minimum lease payments                        $ 306
                                                                     =====

Certain leases contain provisions for escalation of minimum lease payments contingent upon increases in real estate taxes and percentage increases in the consumer price index. The total rental expense amounted to $64 and $47 (unaudited), and $68 and $60 for the nine months ended December 31, 2001 and 2000 and the years ended March 31, 2001 and 2000, respectively.

NOTE 12 - FINANCIAL INSTRUMENTS
-------------------------------

The Association is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Association has in particular classes of financial instruments.

The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Association upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

Standby letters of credit are conditional commitments issued by the Association to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Of the total standby letters of credit outstanding as of December 31, 2001 and March 31, 2001, $10 (unaudited) and $39 are secured by deposits at the Association, respectively.

The following are carrying amounts and estimated fair values of the Association's financial assets and liabilities:

                                                                                         December 31, 2001
                                                                                       -----------------------
                                                                                       Carrying     Estimated
                                                                                       Amount       Fair Value
                                                                                       ----------   ----------
                                                                                             (Unaudited)
                                                                                           (In Thousands)
Financial assets:
   Cash and cash equivalents                                                             $  9,644    $  9,644
   Available-for-sale securities                                                           36,481      36,481
   Federal Home Loan Bank stock                                                               820         820
   Loans, net                                                                              78,513      79,529
   Accrued interest receivable                                                                374         374

Financial liabilities:
   Deposits                                                                               112,868     114,582
   Advanced payments by borrowers for taxes
     and insurance                                                                            399         399
   FHLB advances                                                                            3,985       3,986

                                                                                March 31,
                                                            --------------------------------------------------
                                                                     2001                        2000
                                                            ------------------------     ---------------------
                                                              Carrying    Estimated      Carrying   Estimated
                                                               Amount     Fair Value      Amount    Fair Value
                                                            -----------   ----------     --------   ----------
                                                                                 (In Thousands)
Financial assets:
   Cash and cash equivalents                                   $ 17,759     $ 17,759     $ 10,270    $ 10,270
   Available-for-sale securities                                 32,004       32,004       38,891      38,891
   Federal Home Loan Bank stock                                     820          820          820         820
   Loans, net                                                    66,372       67,056       64,425      63,912
   Accrued interest receivable                                      478          478          463         463

Financial liabilities:
   Deposits                                                     108,478      109,753      107,030     107,151
   Advanced payments by borrowers for taxes and insurance           174          174          144         144

The carrying amounts of financial instruments shown in the above tables are included in the consolidated balance sheet under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

The notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows:

                                                                                                              March 31,
                                                                                 December 31, 2001       2001         2000
                                                                                 -----------------      -------      -------
                                                                                      Notional          Notional     Notional
                                                                                      Amount            Amount       Amount
                                                                                      ------            ------       ------
                                                                                    (Unaudited)
                                                                                             (In Thousands)
Commitments to originate loans (1) (2)                                                $2,737            $1,418       $1,127
Standby letters of credit                                                                 10                40           40
Unadvanced portions of loans:
  Construction                                                                           749               698        1,087
  Home equity                                                                            648               346           --
  Commercial lines of credit                                                             447               214           --
                                                                                      ------            ------       ------
                                                                                      $4,591            $2,716       $2,254
                                                                                      ======            ======       ======

(1)Commitments to originate loans, fixed rate and variable rate, by major category:
      Residential real estate:
        Fixed rate                                                                    $   62            $  858       $   --
        Variable rate                                                                     --                --           --
      Commercial real estate:
        Fixed rate                                                                     1,360               560           --
        Variable rate                                                                  1,300                --        1,082
                                                                                      ------            ------       ------
           Total mortgage loan commitments                                             2,722             1,418        1,082
                                                                                      ------            ------       ------
      Consumer loans:
        Fixed rate                                                                        15                --           --
        Variable rate                                                                     --                --           --
      Commercial loans:
        Fixed rate                                                                        --                --           30
        Variable rate                                                                     --                --           15
                                                                                      ------            ------       ------
           Total loan commitments                                                     $2,737            $1,418       $1,127
                                                                                      ======            ======       ======

(2) The range of rates for fixed rate loans included within commitments to originate loans were 6.50% to 8.375% (unaudited), 7.0% to 9.25%, and 9.75% as of December 31, 2001, March 31, 2001 and 2000, respectively. The range of terms for these fixed rate loans were 10 months to 15 years (unaudited), 5 years to 30 years, and 3 years as of December 31, 2001, March 31, 2001 and 2000, respectively.

Commitments to purchase securities on a when issued basis totaled $0 (unaudited), $3,436 and $0 as of December 31, 2001, March 31, 2001 and 2000, respectively.

There is no material difference between the notional amounts and the estimated fair values of the off-balance sheet liabilities.

The Association has no derivative financial instruments subject to the provisions of SFAS No. 119 "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments".

NOTE 13 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
---------------------------------------------------------

Most of the Association's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Association's loan portfolio is comprised of loans collateralized by real estate located in the state of Connecticut.

NOTE 14 - PRIOR PERIOD ADJUSTMENTS
----------------------------------

The Association has restated its previously issued 2000 financial statements to reflect adjustments related to underaccrual of taxes.

The Association has restated its previously issued financial statements for the year ended March 31, 2000 to reflect adjustments related to the underaccrual of income taxes as follows:

                                                                                            (In Thousands)
                                                                                            --------------
                                                                                 As Previously
                                                                                    Reported      As Restated    Difference
                                                                                    --------      -----------    ----------
Balance sheet as of March 31, 2000:
   Other assets                                                                 $    539          $    474       $  (65)
   Total assets                                                                  120,148           120,083          (65)
   Other liabilities                                                                 188               209           21
   Retained earnings                                                              13,399            13,313          (86)
   Total capital accounts                                                         12,786            12,700          (86)
   Total liabilities and capital accounts                                        120,148           120,083          (65)

Statement of income for the year ended March 31, 2000:
   Income taxes                                                                      350               359            9
   Net income                                                                        706               697           (9)

Statement of changes in capital accounts for the year ended March 31, 2000:
   Balance March 31, 1999:
     Retained earnings                                                            12,693            12,616          (77)
     Total                                                                        12,686            12,609          (77)
   Net income, year ended March 31, 2000                                             706               697           (9)
   Balance March 31, 2000:
     Retained earnings                                                            13,399            13,313          (86)
     Total                                                                        12,786            12,700          (86)


NOTE 15 - RECLASSIFICATION
--------------------------

Certain amounts in the prior year have been reclassified to be consistent with the current year's statement presentation.

NOTE 16 - PLAN OF REORGANIZATION
--------------------------------

On November 13, 2001 the Board of Directors of the Association adopted a Plan of Reorganization from Mutual Savings Association to Mutual Holding and Stock Issuance (the "Plan") under which the Association will be reorganized from a federally chartered mutual savings association into a mutual holding company (the "MHC") under the laws of the United States of America and the regulations of the Office of Thrift Supervision (the "O.T.S."). As part of the reorganization and the Plan, the Association will convert to a federal mutual holding company (the "MHC") and will establish a federal corporation (the "Holding Company"). The Holding Company will be a majority-owned subsidiary of the MHC and the Stock Association will be a wholly-owned subsidiary of the Holding Company. Concurrently with the reorganization, the Holding Company intends to offer for sale up to 45% of its common stock to qualifying depositors and the tax-qualifying employee plans of the Association, with any remaining shares offered to the public in a community offering.

The costs associated with Reorganization will be deferred and will be deducted from the proceeds upon the sale and issuance of stock. In the event the Reorganization is not consummated, costs incurred will be charged to expense. As of December 31, 2001 there was $41 (unaudited) in deferred conversion costs.

The Plan is subject to the approval of the O.T.S. and the majority of depositors and borrowers entitled to vote.

After reorganization, the Holding Company will not be able to declare or pay a cash dividend on, or repurchase any of its common stock, if the effect thereof would cause the regulatory capital of the Association to be reduced below the amount required under O.T.S. rules and regulations.

     You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Enfield Federal or New England Bancshares may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.

                                     [Logo]


              (Proposed Stock Holding Company for Enfield Federal)


                      Up to 802,125 Shares of Common Stock

                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------

                               TRIDENT SECURITIES
                               A Division of McDonald Investments, Inc.

                                         , 2002
                                  -------

     Until the later of           , 2002 or 90 days after commencement of the
                        ----------
offering, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         12 C.F.R. (S) 545.121 of OTS regulations sets forth the ability of a federal savings and loan association to indemnify its officers and directors. This section provides that a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person becomes liable under a judgment in such action; and (2) reasonable costs and expenses, including reasonable attorney's fees paid or incurred by that persons in defending or settling such action, or in enforcing his or her rights under such section, if he or she attains a favorable judgment in such enforcement action.

         Indemnification shall be made to such individuals if (1) final judgment on the merits is in the individual's favor; or (2) in case of (i) settlement,
(ii) final judgment against the individual, or (iii) final judgment in the individual's favor other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment of authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably believed under the circumstances was in the best interests of the savings association or its members.

         The section also provides that no indemnification may be made unless the association gives the OTS 60 days notice of its intention to make such indemnification.

         In addition to providing indemnification, under OTS regulations, a savings association may obtain insurance to protect in its officers, directors and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

         Section 545.121 of OTS regulations is subject to and qualified by 12 U.S.C. (S) 1821(k), which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

         Article XII of the bylaws of both New England Bancshares, Inc. and Enfield Federal Savings and Loan Association provide that the company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the company for: (a) any amount for which that person becomes liable under a judgment in such action; and (b) reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under the indemnification section of the bylaws if he or she attains a favorable judgment in such enforcement action. These bylaws sections mirror OTS regulations as set forth above.

         Section 18 of the bylaws of Enfield Mutual Holding Company provides that the mutual holding company shall indemnify its officers, directors and employees to the fullest extent permitted by the rules and regulations of the OTS at 12 C.F.R. (S) 545.121.

         In connection with the Reorganization, Enfield Federal Savings and Loan Association and New England Bancshares, Inc. plan to enter into an Employment Agreement with David J. O'Connor. The Employment Agreement provides for New England Bancshares, Inc. to indemnify Mr. O'Connor to the fullest extent permitted under federal law.

         Enfield Federal Savings and Loan Association maintains standard insurance coverage for its directors and officers. Such insurance coverage limits the payment of claims arising from covered actions to an aggregate limit of $1.0 million.

Item 25. Other Expenses of Issuance and Distribution.

     SEC filing .....................................................................  $  2,000
     OTS filing fee .................................................................    18,400
     NASD filing fee ................................................................     1,300
     Stock listing fee ..............................................................     3,000
     Edgar, printing, postage and mailing ...........................................    50,000
     Legal fees and expenses ........................................................   150,000
     Accounting fees and expenses ...................................................    50,000
     Appraiser fees and expenses (including business plan) ..........................    26,000
     Securities marketing firm fees and expenses (including legal fees) .............   130,000
     Conversion Agent fees and expenses .............................................    15,000
     Transfer Agent fees and expenses ...............................................     2,000
     Blue Sky fees and expenses .....................................................    10,000
     Certificate printing ...........................................................     1,000
     Miscellaneous ..................................................................     3,300
                                                                                       --------
     TOTAL ..........................................................................  $462,000
                                                                                       ========

Item 26. Recent Sales of Unregistered Securities.

None.

Item 27. Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

(a)    List of Exhibits (filed herewith unless otherwise noted)

1.0    Draft Form of Agency Agreement*
2.0 Amended Plan of Reorganization and Stock Issuance (including the proposed Federal Charters and Bylaws of Enfield Federal Savings and Loan Association, New England Bancshares, Inc. and Enfield Mutual Holding Company)*
3.1    Charter of New England Bancshares, Inc. (Included in Exhibit 2)*
3.2    Bylaws of New England Bancshares, Inc. (Included in Exhibit 2)*
4.0    Specimen Stock Certificate of New England Bancshares, Inc.*
5.0    Opinion of Muldoon Murphy & Faucette LLP re: Legality *

8.1    Opinion of Muldoon Murphy & Faucette LLP re: Federal Tax Matters *
8.2    Opinion of Shatswell MacLeod & Company, P.C. re: State Tax Matters *
10.1 Form of Enfield Federal Savings and Loan Association Employee Stock Ownership Plan and Trust *

10.2   Draft ESOP Loan Commitment Letter and ESOP Loan Documents *
10.3 Form of Employment Agreement by and among Enfield Federal Savings and Loan Association, New England Bancshares, Inc. and David J. O'Connor *
10.4 Form of Enfield Federal Savings and Loan Association Employee Severance Compensation Plan *
10.5 Enfield Federal Savings and Loan Association Employee Savings & Profit-Sharing Plan and Adoption Agreement *
10.6 Enfield Federal Savings and Loan Association Executive Supplemental Retirement Plan, as amended *
10.7 Form of Enfield Federal Savings and Loan Association Supplemental Executive Retirement Plan *
10.8 Form of Enfield Federal Savings and Loan Association Director Fee Continuation Plan *
10.9   Split Dollar Arrangement with David J. O'Connor *
23.1   Consent of Muldoon Murphy & Faucette LLP *
23.2   Consent of Shatswell MacLeod & Company, P.C.
23.3   Consent of FinPro, Inc.*
24.0   Powers of Attorney *

99.1   Updated Appraisal Report of FinPro, Inc. (P)
99.2   Draft Marketing Materials *
_______________

(P) The tabular portion of the updated Appraisal Report was filed pursuant to Rule 202 of Regulation S-T.
 *  Previously filed

Item 28. Undertakings.

      The small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Town of Enfield, State of Connecticut, on April 9, 2002.


New England Bancshares, Inc.

By:     /s/ David J. O'Connor
        ---------------------------
        David J. O'Connor
        President, Chief Executive Officer
        and Director
        (duly authorized representative)

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

           Name                            Title                                Date
           ----                            -----                                ----
/s/ David J. O'Connor                      President, Chief Executive           April 9, 2002
---------------------------------          Officer and Director
David J. O'Connor                          (principal executive officer,
                                           and principal financial and
                                           accounting officer)

*
---------------------------------          Chairman of Board and
Edward C. Allen                            Director


*
---------------------------------          Director
Peter T. Dow


*
---------------------------------          Director
Myron J. Marek


*
---------------------------------          Director
Dorothy K. McCarty

*                                           Director
----------------------------
Robert T. Mercik


*                                           Director
----------------------------
Richard K. Stevens


*                                           Director
----------------------------
Richard M. Tatoian




*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for New England Bancshares, Inc. on February 15, 2002.

 /s/ David J. O'Connor                      President, Chief Executive Officer          April 9, 2002
----------------------------                and Director (principal executive
David J. O'Connor                           officer, and principal financial
                                            and accounting officer

          As filed with the Securities and Exchange Commission on April 9, 2002


                                                  Registration No. 333-82856

================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    _________



                                    EXHIBITS
                                     TO THE

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                     TO THE
                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                                    _________


                          New England Bancshares, Inc.

             (Exact name of registrant as specified in its charter)




             ======================================================

                                TABLE OF CONTENTS

List of Exhibits (filed herewith unless otherwise noted)
1.0      Draft Form of Agency Agreement*
2.0 Amended Plan of Reorganization and Stock Issuance (including the proposed Federal Charters and Bylaws of Enfield Federal
         Savings and Loan Association, New England Bancshares, Inc. and Enfield
         Mutual Holding Company)*
3.1      Charter of New England Bancshares, Inc. (Included in Exhibit 2.0)*
3.2      Bylaws of New England Bancshares, Inc. (Included in Exhibit 2.0)*
4.0      Specimen Stock Certificate of New England Bancshares, Inc.*
5.0      Opinion of Muldoon Murphy & Faucette LLP re: Legality *
8.1      Opinion of Muldoon Murphy & Faucette LLP re:  Federal Tax Matters *
8.2      Opinion of Shatswell MacLeod & Company, P.C. re:  State Tax Matters *
10.1     Form of Enfield Federal Savings and Loan Association Employee Stock
         Ownership Plan and Trust *
10.2     Draft ESOP Loan Commitment Letter and ESOP Loan Documents *
10.3     Form of Employment Agreement by and among Enfield Federal Savings and
         Loan Association, New England Bancshares, Inc. and
         David J. O'Connor *
10.4     Form of Enfield Federal Savings and Loan Association Employee Severance
         Compensation Plan *
10.5     Enfield Federal Savings and Loan Association Employee Savings &
         Profit-Sharing Plan and Adoption Agreement *
10.6     Enfield Federal Savings and Loan Association Executive Supplemental
         Retirement Plan, as amended *
10.7     Form of Enfield Federal Savings and Loan Association Supplemental
         Executive Retirement Plan *
10.8     Form of Enfield Federal Savings and Loan Association Director Fee
         Continuation Plan *
10.9     Split Dollar Arrangement with David J. O'Connor *
23.1     Consent of Muldoon Murphy & Faucette LLP *
23.2     Consent of Shatswell MacLeod & Company, P.C.
23.3     Consent of FinPro, Inc.*
24.0     Powers of Attorney *
99.1     Updated Appraisal Report of FinPro, Inc. (P)
99.2     Draft Marketing Materials *


____________________

(P) The tabular portion of the Updated Appraisal Report was filed pursuant to Rule 202 of Regulation S-T.
 *  Previously filed